As filed with the Securities and Exchange Commission on October 6, 1998
                                                      Registration No. 333-25501


                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ______________
                                   FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                        (POST-EFFECTIVE AMENDMENT NO. 1)
                                 ______________
                     ALLIANCE FARMS COOPERATIVE ASSOCIATION
                 (Name of small business issuer in its charter)

                                                           0213                                     84-1270685
             COLORADO                          (Primary Standard Industrial                      (I.R.S. Employer
     (State or jurisdiction of                  Classification Code Number)                     Identification No.)
  incorporation or organization)

                              503 EAST 8TH AVENUE
                             YUMA, COLORADO  80759
                                 (970) 848-3231
         (Address and telephone number of principal executive offices)

                              44425 COUNTY ROAD Q
                            ECKLEY, COLORADO  80727
                    (Address of principal place of business)

              WAYNE N. SNYDER, CHAIRMAN OF THE BOARD AND PRESIDENT
                     10150 NORTH EXECUTIVE HILLS BOULEVARD
                          KANSAS CITY, MISSOURI 64153
                                 (816) 891-3686
           (Name, address and telephone number of agent for service)
                                 ______________
                                   Copies to:
               James W. Allen, Esq., Stinson, Mag & Fizzell, P.C.
                         1201 Walnut Street, Suite 2800
                       Kansas City, Missouri  64106-6251
                                 (816) 842-8600
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
registration statement for the same offering.     [  ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same
offering.     [  ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement in the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.     [  ]

                                             CALCULATION OF REGISTRATION FEE




                                                                             Proposed
                                                                              maximum        Proposed
                                                                             offering        maximum
                                                             Amount            price        aggregate        Amount of
          Title of each class of securities                  to be         per share(1)      offering       registration
                   to be registered                        registered                        price(1)          fee(2)



Common Stock ($.01 par value per share)  . . . . . .       51 shares          $80,000    $4,080,000            $1,236
 .


Class B Common Stock ($.01 par value per share). . .       54 shares          $60,000    $3,240,000             $982

Class C Common Stock ($.01 par value per share). . .       72 shares         $45,000    $3,240,000             $982




(1) Determined by the registrant for use in the offering and for the purpose of calculating the registration fee.

(2) A total registration fee of $3,527 ($1,236, $982 and $982 for the shares of Common Stock, Class B Common Stock and Class C Common Stock, respectively) was paid on April 18, 1997 in connection with the initial filing of this Registration Statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS (Subject to Completion -- Dated October 6, 1998)


                ALLIANCE FARMS COOPERATIVE ASSOCIATION

                          51 Shares of Common Stock
                      54 Shares of Class B Common Stock
                       72 Shares of Class C Common Stock


     Alliance Farms Cooperative Association, a Colorado cooperative association ("Alliance" or the "Company"), is offering up to an aggregate of 51 shares (the "Class A Shares") of its Common Stock, $.01 par value ("Class A Common"), 54 shares (the "Class B Shares") of its Class B Common Stock, $.01 par value ("Class B Common"), and 72 shares (the "Class C Shares" and together with the Class A Shares and the Class B Shares, the "Shares") of its Class C Common Stock, $.01 par value ("Class C Common" and together with the Class A Common and the Class B Common, the "Common Stock"), exclusively to producers of agricultural products, associations of such producers, and federations of such associations, at a price of $80,000 per Class A Share, $60,000 per Class B Share and $45,000 per Class C Share. The Shares are being offered on a "best efforts, all-or-none" basis for (a) 17 Class A Shares (a "Minimum Class A Block"), and thereafter may continue to be offered on such basis with respect to successive Minimum Class A Blocks until 51 Class A Shares have been issued and sold, (b) 18 Class B Shares (a "Minimum Class B Block"), and thereafter may continue to be offered on such basis with respect to successive Minimum Class B Blocks until 54 Class B Shares have been issued and sold, and (c) 24 Class C Shares (a "Minimum Class C Block" and together with a Minimum Class A Block and a Minimum Class B Block, a "Minimum Block"), and thereafter may continue to be offered on such basis with respect to successive Minimum Class C Blocks until 72 Class C Shares have been issued and sold. As of the date of this Prospectus, the Company has consummated the issuance and sale of 17 shares of Class A Common and 36 shares of Class B Common in this offering. The consummation of the issuance and sale of each Minimum Class A Block will be conditioned upon and subject to the Company obtaining a commitment for at least a $2,720,000 loan, and the consummation of the issuance and sale of each Minimum Class B Block and each Minimum Class C Block will be conditioned upon and subject to the Company obtaining a commitment for at least a $2,160,000 loan. As of the date of this Prospectus, the Company has obtained such commitments with respect to at least five Minimum Blocks of the remaining Shares offered hereby until December 31, 2001. The offering price per Share has been arbitrarily determined by the Company based upon the Company's anticipated equity capital requirements for the development of one new feeder pig production facility with respect to each Minimum Class A Block sold and upon the anticipated output of feeder pigs (i.e., 8- to 9-week old pigs weighing between approximately 30 and 50 pounds) from each such facility, and based upon the Company's anticipated equity capital requirements for the development of one new weaned pig production facility with respect to each Minimum Class B Block or Minimum Class C Block sold and upon the anticipated output of weaned pigs (i.e., 20- to 25-day old pigs weighing at least six pounds) from each such facility. Each investor must purchase a minimum of one Class A Share, one Class B Share, or one Class C Share, and in addition must enter into a Pig Purchase Agreement with the Company in the form attached to this Prospectus as Exhibit B. No fractional shares will be issued. There can be no assurance that any or all of the Shares in this offering will be sold. Pending the sale of one or more Minimum Blocks, all funds received in payment of the public offering price for Shares will be deposited in an interest bearing escrow account with The Bank of New York. The offering of the Shares will terminate on January 7, 1999 (550 days from the July 7, 1997 commencement of the offering), unless extended by the Company for a period of up to an additional 180 days. See "Business--Financing" and "Plan of Distribution."

     The Company intends to sell the Shares through agents designated by the Company or, if permitted under applicable law, directly to one or more purchasers through the efforts of its directors, officers and employees. The Company has retained Interstate/Johnson Lane Corporation ("I/JL") to serve as its agent in connection with this offering. See "Plan of Distribution."

     There is no public market for the Class A Common, Class B Common or Class C Common of the Company, and no public market is expected to develop as a result of any offering of the Shares. The Shares offered hereby are subject to the provisions of the Colorado Cooperative Association Law and the Company's Articles of Incorporation and Bylaws which restrict the transferability of the Shares. No assignment or transfer of the Company's Class A Common, Class B Common or Class C Common will be permitted without the consent of the Company's Board of Directors, which consent may not be given unless, the assignee or transferee of the Class A Common, Class B Common or Class C Common executes and delivers to the Company a Pig Purchase Agreement with respect to such class. No dividends will be paid by Alliance on its Common Stock, although stockholders will be entitled to patronage distributions based on the quantity or value of business done by the Company with or for its stockholders. The ability of the Company to pay patronage distributions in cash, however, is restricted under the loan agreement with the Company's existing lender. See "Risk Factors-- Distributions and Dividends" and "-- Lack of Liquidity; Absence of Market for Shares," "Patronage Distribution Policy," "Description of Capital Stock" and "Restrictions on Sale or Other Transfer of the Shares."

     THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS", APPEARING ON PAGES [JWA1]10 THROUGH 18, FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                               UNDERWRITING DISCOUNTS AND          PROCEEDS TO THE
                                          PRICE TO PUBLIC            COMMISSIONS (1)                COMPANY (1)(2)



Per Share of Class A Common                   $80,000                    $784.31                      $79,215.69

Total Class A Minimum (3)                   $1,360,000                   $40,000                      $1,320,000

Total Class A Maximum (3)                   $4,080,000                   $40,000                      $4,040,000


Per Share of Class B Common                   $60,000                    $740.74                      $59,259.26

Total Class B Minimum (3)                   $1,080,000                   $40,000                      $1,040,000

Total Class B Maximum (3)                   $3,240,000                   $40,000                      $3,200,000


Per Share of Class C Common                    $45,000                   $555.56                      $44,444.44

Total Class C Minimum (3)                   $1,080,000                   $40,000                      $1,040,000

Total Class C Maximum (3)                   $3,240,000                   $40,000                      $3,200,000

    (
Footnotes on next page)


Following was a landscape red herring.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                                  _________________________


                      The date of this Prospectus is October 6, 1998

 .
NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH ANY OFFERING MADE HEREBY OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF CLASS A COMMON, CLASS B COMMON AND CLASS C COMMON OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREBY SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.
     The Company is currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith the Company files annual and quarterly reports and other information with the Securities and Exchange Commission (the "Commission"). See "Additional Information." The Company intends to furnish to its stockholders annual reports containing financial statements audited by an independent certified public accounting firm. In addition, the Company intends to make available to its stockholders quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year.

                              TABLE OF CONTENTS



                              PAGE

Prospectus Summary ...........  3
Risk Factors ................. 10
The Company................... 19
Use of Proceeds............... 19
Patronage Distribution Policy. 26
Capitalization ............... 26
Selected Financial Data....... 29
Management's Discussion and
  Analysis of Financial Condition
  and Results of Operations... 30
Business...................... 36
Pig Purchase Agreement........ 49
Management ................... 53
Certain Relationships and Related
  Transactions................ 55
Principal Stockholders ....... 58
Description of Capital Stock . 59
Restrictions on Sale or Other Transfer
  of the Shares .............. 60
Plan of Distribution.......... 62
Legal Matters................. 67
Experts....................... 67
Additional Information ....... 67
Index of Financial Statements    F-1

Exhibit A -- Form of Subscription
  Agreement...................A-1
Exhibit B -- Form of Pig

  Purchase Agreement..........B-1

                   _______________________________________


     The Company will provide without charge to each person who receives a Prospectus, upon written or oral request of such person, a copy of any of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Such a request should be directed to Mr. Wayne N. Snyder, Chairman of the Board and President of the Company, at Farmland Industries, Inc., 10150 North Executive Hills Boulevard, Kansas City, Missouri 64153 (telephone number 816-891-3686), until the termination of the offering.

     Until __________, 1998 (90 days after the date of this Prospectus) all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
_____________________
(Footnotes to table on previous page)

(1) The Company intends to sell the Shares directly to one or more purchasers through the efforts of its directors, officers and employees, if permitted under applicable law, in which event no Underwriting Discounts and Commissions will be paid, or through agents designated by the Company. The Company has entered into agency agreements with I/JL providing for the payment by Alliance of total lump sum fees of $80,000 regardless of whether any or all of the Shares are sold. For purposes of estimating Per Share amounts, it is assumed that all 51 Class A Shares, 54 Class B Shares and 72 Class C Shares will be sold. For purposes of estimating the Proceeds to the Company, it is assumed that all Shares sold will be sold through the Company's agent, I/JL. The Company has agreed to indemnify I/JL against certain liabilities, including liabilities under the Securities Act of 1933.

  See "Plan of Distribution."
(2) Before deduction of expenses payable by the Company estimated at $100,000.
(3) The Company intends to offer and sell the Shares on a "best efforts, all-or-none" basis for (a) a Minimum Class A Block of 17 Class A Shares, and thereafter may continue to offer Class A Shares on such basis with respect to successive Minimum Class A Blocks until 51 Class A Shares have been issued and sold, (b) a Minimum Class B Block of 18 Class B Shares, and thereafter may continue to offer Class B Shares on such basis with respect to successive Minimum Class B Blocks until 54 Class B Shares have been issued and sold, and
  (c) a Minimum Class C Block of 24 Class C Shares, and thereafter may continue to offer Class C Shares on such basis with respect to successive Minimum
  Class C Blocks until 72 Class C Shares have been issued and sold. Pending the sale of a Minimum Block, all funds received in payment of the public offering price for the Shares will be deposited in an interest-bearing escrow account. As of the date of this Prospectus, the Company has consummated the issuance and sale of 17 Class A Shares and 36 Class B Shares. See "Plan of Distribution."

                              PROSPECTUS SUMMARY

     The following information is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. All references to "Alliance" and the "Company" in this Prospectus include Alliance Farms Cooperative Association and its predecessor, Yuma Feeder Pig Limited Liability Company ("Yuma LLC"), unless the context indicates otherwise.

                                 THE COMPANY

     The Company is a cooperative association engaged in the production of feeder pigs for sale to its members who own shares of Class A Common, and in the production of weaned pigs for sale to its members who own shares of Class B Common or Class C Common. The Company was formed as a cooperative association under the laws of the state of Colorado on May 3, 1994, but did not engage in any business activity until July, 1994. The Company's predecessor, Yuma LLC, was formed in October, 1991 and commenced shipment of feeder pigs in March, 1993. On July 13, 1994 (July 9, 1994 for accounting purposes), the Company acquired the entire equity ownership rights and interests in Yuma LLC, and thereupon Yuma LLC was dissolved and liquidated and its assets, liabilities and feeder pig production operations were assigned to and assumed by Alliance. As of the date of this Prospectus, the Company owned and operated five 2,450-sow feeder pig production facilities located in Yuma County, Colorado (approximately 150 miles east of Denver), two 2,450-sow feeder pig production facilities located in Wayne County, Illinois (approximately 100 miles east of St. Louis, Missouri), and was in the process of developing one 2,450-sow weaned pig production facility in Yuma County, Colorado and one weaned pig production facility in Wayne County, Illinois. As of the date of this Prospectus, the Company has commenced preliminary development activities with respect to a 5,000-sow pig production facility in Yuma County, Colorado. Financing for the acquisition of real estate, facilities construction and acquisition of breeding stock with respect to the existing facilities already has been obtained and will not be provided by any proceeds from the sale of the Shares offered hereby, however, the proceeds from the sale of the first two Minimum Blocks of the remaining Shares offered hereby will be applied to the Colorado facility presently under development. See "The Company," "Business" and "Use of Proceeds."

     The principal executive offices of the Company are located at 503 East 8th Avenue, Yuma, Colorado 80759, and its telephone number is (970) 848-3231.

                                 RISK FACTORS

     The Company and its business, and an investment in the Shares, will be subject to a high degree of risk, including, without limitation, the various risks described under "Risk Factors."

                                 THE OFFERING

Securities Offered      51 shares of the Company's Class A Common at an offering
                    price of $80,000 per share, 54 shares of the Company's Class B Common at an offering price of $60,000 per share, and 72 shares of the Company's Class C Common at an offering price of $45,000 per share (of which 17 Class A Shares and 36 Class B Shares already have been issued and sold as of the date of this Prospectus). See "Plan of Distribution" and "Description of Capital Stock."

Investor Suitability          The Shares are being offered exclusively to
                    producers of agricultural products, associations of such producers, and federations of such associations. In addition, Iowa investors must satisfy certain net worth and gross income threshold requirements described herein. Each investor purchasing one or more Class A Shares must enter into a Pig Purchase Agreement, pursuant to which such investor must purchase his or her proportionate share of the Company's feeder pig production, each investor purchasing one or more Class B Shares must enter into a Pig Purchase Agreement, pursuant to which such investor must purchase his or her proportionate share of the Company's weaned pig production made available to Class B shareholders, and each investor purchasing one or more Class C Shares must enter into a Pig Purchase Agreement, pursuant to which such investor must purchase his or her proportionate share of the Company's weaned pig production made available to Class C shareholders. See "Plan of Distribution," "Pig Purchase Agreement."

Subscription and Payment            Payment of the public offering price for the
                    Common Stock being subscribed for, together with two copies of (i) an executed Subscription Agreement, and (ii) an executed Pig Purchase Agreement, must be delivered to the Company or its agent on or before the termination of the offering. See "Plan of Distribution--Subscription Procedure."

Minimum Investment      Each investor must make a minimum investment of one
                    Share of Class A Common, Class B Common or Class C Common. See "Plan of Distribution."

Transfer Restrictions         The Shares are subject to the provisions of the
                    Colorado Cooperative Association Law and the Company's Articles of Incorporation and Bylaws, which restrict the transferability of Common Stock. These restrictions include a requirement that the Company's Board of Directors give its consent prior to any transfer of Common Stock, that the transferee of Common Stock enter into a Pig Purchase Agreement with the Company. In addition, the Company has the right to purchase a member's Common Stock under certain circumstances. See "Restrictions on Sale or Other Transfer of the Shares."

Closing Conditions      The Shares are being offered on a "best efforts, all-or-
                    none" basis for (a) a Minimum Class A Block of 17 Class A Shares, and thereafter may continue to be offered on such basis with respect to successive Minimum Class A Blocks until 51 Class A Shares have been issued and sold, (b) a Minimum Class B Block of 18 Class B Shares, and thereafter may continue to be offered on such basis with respect to successive Minimum Class B Blocks until 54 Class B Shares have been issued and sold, and (c) a Minimum Class C Block of 24 Class C Shares, and thereafter may continue to be offered on such basis with respect to successive Minimum Class C Blocks until 72 Class C Shares have been issued and sold. As of the date of this Prospectus, the Company has consummated the issuance and sale of 17 Class A Shares and 36 Class B Shares in this offering. This offering will not be consummated unless (a) at least one Minimum Class A Block of 17 Class A Shares is issued and sold and the Company receives a commitment for at least a $2,720,000 loan with respect to each such Minimum Class A Block, or (b) at least one Minimum Class B Block of 18 Class B Shares or one Minimum Class C Block of 24 Class C Shares is issued and sold and the Company receives a commitment for at least a $2,160,000 loan with respect to each such Minimum Block. As of the date of this Prospectus, the Company has obtained such a commitment with respect to at least five Minimum

                    Blocks of the remaining Shares offered hereby until December 31, 2001. Pending the Company's acceptance of subscriptions for a Minimum Block, all funds received in payment of the public offering price for Shares will be deposited in an interest-bearing escrow account established at The Bank of New York. If Alliance does not issue Shares for which funds have been deposited in the escrow account prior to the termination of the offering, such funds will be refunded to the prospective investors, together with any interest earned thereon and without deduction for expenses. See "Business-- Financing" and "Plan of Distribution."

Termination of the Offering   The offering will terminate on January 7, 1999
                    (550 days from the July 7, 1997 commencement of the offering), unless extended by the Company for a period of up to an additional 180 days. See "Plan of Distribution-- Termination of the Offering."


                            SUMMARY FINANCIAL DATA

     The summary historical financial information presented below reflects the fiscal 1997, 1996 and 1995 operations of Alliance. Such financial information under the captions "Statement of Operations Information" and "Balance Sheet Information" as of and for the fiscal years ended August 31 is derived from the financial statements of Alliance for the period from September 1, 1994 through August 31, 1997, all of which have been audited by the Company's independent certified public accountants. [JWA2]The summary historical financial information as of May 31, 1998 and for the nine months ended May 31, 1998 and 1997 is derived from the unaudited financial statements of Alliance. In the opinion of the Company, such interim financial information includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for such interim periods. In the opinion of management, the financial condition and results of operations set forth herein cannot be relied upon as being representative of the continuing prospects for the Company. The following summary financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited financial statements and related notes thereto and other information included elsewhere in this Prospectus. See "Selected Financial Data."

STATEMENT OF OPERATIONS
INFORMATION:


                                       FISCAL YEAR ENDED AUGUST 31,            NINE MONTHS ENDED

                                                                                    MAY 31,



                                     1997           1996            1995            1998            1997


Net sales                           $13,669,706     $7,037,927     $ 1,554,113     $13,346,482      $9,871,995

Cost of goods sold                   11,222,169      6,422,838       1,836,388       9,587,739       8,239,573

Gross income(loss)                    2,447,537        615,089       (282,275)       3,758,743       1,632,422

Expenses related to start-up            281,025        426,926         754,756         791,861         174,215
of
new production facilities

Administrative expenses                 424,565        369,787         101,927         751,269         326,170

(Gain) Loss on sale of                 (94,123)        226,738         112,797         159,057          76,710
breeding stock

Operating income (loss)               1,836,070      (408,362)     (1,251,755)       2,056,556       1,055,327

Interest expense                    (1,321,984)    (1,001,329)       (289,082)     (1,129,039)       (919,360)

Other income                            144,209         66,604          27,509         298,355         101,111

                                    (1,177,775)      (934,725)       (261,573)       (830,684)       (818,249)

Net income (loss)                    $  658,295   $(1,343,087)    $(1,513,328)      $1,225,872      $  237,078




OTHER INFORMATION:


Pigs Sold                               231,611        148,926          46,858         228,040         169,459






                                        AS OF AUGUST 31,                 AS OF MAY 31,


BALANCE SHEET INFORMATION:           1997           1996            1995                    1998



Working Capital (Deficit)        $    (114,425)  $   (257,702)    $  1,238,271          $     (
                                                                              7,355)

Total Assets                         24,380,406     20,845,613      14,571,940          28,855,236

Shareholders' Equity                  6,496,168      4,606,289       4,627,693           9,754,168




                               USE OF PROCEEDS

Class A Common                The net proceeds to the Company from the sale of
                    the Class A Shares offered hereby, after deducting expenses payable in connection with this offering, are estimated to be approximately $1,220,000 if one Minimum Class A Block is sold and approximately $3,940,000 if all 51 Class A Shares offered hereby are sold. The Company intends to use the net proceeds from the sale of each Minimum Class A Block, together with approximately $2,720,000 of debt financing, for the development or acquisition of one new 2,450-sow feeder pig production facility (which facility may exist as a stand-alone unit or as part of a 5,000-sow production complex) to be situated in or around Yuma County, Colorado, Wayne County, Illinois or other locations selected by the Company, including the purchase of real estate, the construction of the facility, and the acquisition of breeding stock, and the demands for working capital during the initial start-up period for the facility. In anticipation of the sale of one or more Minimum Class A Blocks, the Company, from time to time, may borrow up to $1,360,000 per Minimum Class A Block from Farmland Industries, Inc. ("Farmland") to commence the development or acquisition of a feeder pig production facility. In such event the net proceeds from the sale of a Minimum Class A Block will be applied to such facility, including the repayment of the debt financing, together with interest thereon, provided by Farmland If all 51 Class A Shares offered hereby are sold, the net proceeds to the Company, together with approximately $8,160,000 of debt financing, will be used for the development or acquisition of feeder pig production facilities having the capacity of three 2,450-sow units. The Company anticipates that the net proceeds of the offering of each Minimum Class A Block, the approximately $2,720,000 of debt financing required with respect to each such Minimum Class A Block, and any interest earned thereon, will be adequate to maintain its current and planned operations during the Company's start-up phase for each new facility, which is anticipated to be up to 13 to 15 months after completion of the offering of such Minimum
                    Class A Block.   As of the date of this Prospectus, the
                    Company has obtained a commitment until December 31, 2001 for the debt financing required with respect to at least five Minimum Blocks of the remaining Shares offered hereby. See "Use of Proceeds," "Business--Financing" and "Risk Factors."

Class B Common                The net proceeds to the Company from the sale of
                    the Class B Shares offered hereby, after deducting expenses payable in connection with this offering, are estimated to be approximately $940,000 if one Minimum Class B Block is sold and approximately $3,100,000 if all 54 Class B Shares offered hereby are sold. The Company intends to use the net proceeds from the sale of each Minimum Class B Block, together with approximately $2,160,000 of debt financing, for the development or acquisition of one new 2,450-sow weaned pig production facility (which facility may exist as a stand-alone unit or as part of a 5,000-sow production complex) to be situated in or around Yuma County, Colorado, Wayne County, Illinois or other locations selected by the Company, including the purchase of real estate, the construction of the facility, and the acquisition of breeding stock, and the demands for working capital during the initial start-up period for the facility. In anticipation of the sale of one or more Minimum Class B Blocks, the Company, from time to time, may borrow up to $1,080,000 per Minimum Class B Block from Farmland to commence the development or acquisition of a weaned pig production facility. In such event the net proceeds from the sale of a Minimum Class B Block will be applied to such facility, including the repayment of the debt financing, together with interest thereon, provided by Farmland. If all 54 Class B Shares offered hereby are sold, the net proceeds to the Company, together with approximately $6,480,000 of debt financing, will be used for the development or acquisition of weaned pig production facilities having the capacity of three 2,450-sow units.
                    The Company anticipates that the net proceeds of the offering of each Minimum Class B Block, the approximately $2,160,000 of debt financing required with respect to each such Minimum Class B Block, and any interest earned thereon, will be adequate to maintain its planned operations during the Company's start-up phase for each new facility, which is anticipated to be up to 11 to 13 months after completion of the offering of such Minimum Class B Block. As of the date of this Prospectus, the Company has obtained a commitment until December 31, 2001 for the debt financing required with respect to at least five Minimum Blocks of the remaining Shares offered hereby. See "Use of Proceeds," "Business-- Financing" and "Risk Factors."

Class C Common                The net proceeds to the Company from the sale of
                    the Class C Shares offered hereby, after deducting expenses payable in connection with this offering, are estimated to be approximately $940,000 if one Minimum Class C Block is sold and approximately $3,100,000 if all 72 Class C Shares offered hereby are sold. The Company intends to use the net proceeds from the sale of each Minimum Class C Block, together with approximately $2,160,000 of debt financing, for the development or acquisition of one new 2,450-sow weaned pig production facility (which facility may exist as a stand-alone unit or as part of a 5,000-sow production complex) to be situated in or around Yuma County, Colorado, Wayne County, Illinois or other locations selected by the Company, including the purchase of real estate, the construction of the facility, and the acquisition of breeding stock, and the demands for working capital during the initial start-up period for the facility. In anticipation of the sale of one or more Minimum Class C Blocks, the Company, from time to time, may borrow up to $1,080,000 per Minimum Class C Block from Farmland to commence the development or acquisition of a weaned pig production facility. In such event the net proceeds from the sale of a Minimum Class C Block will be applied to such facility, including the repayment of the debt financing, together with interest thereon, provided by Farmland. If all 72 Class C Shares offered hereby are sold, the net proceeds to the Company, together with approximately $6,480,000 of debt financing, will be used for the development or acquisition of weaned pig production facilities having the capacity of three 2,450-sow units.
                    The Company anticipates that the net proceeds of the offering of each Minimum Class C Block, the approximately $2,160,000 of debt financing required with respect to each such Minimum Class C Block, and any interest earned thereon, will be adequate to maintain its planned operations during the Company's start-up phase for each new facility, which is anticipated to be up to 11 to 13 months after completion of the offering of such Minimum Class C Block. As of the date of this Prospectus, the Company has obtained a commitment until December 31, 2001 for the debt financing required with respect to at least five Minimum Blocks of the remaining Shares offered hereby. See "Use of Proceeds," "Business-- Financing" and "Risk Factors."

                            PIG PURCHASE AGREEMENT

  Each investor purchasing one or more Shares must enter into a Pig Purchase Agreement, in the form attached hereto as Exhibit B ("Pig Purchase Agreement"), pursuant to which (a) investor members owning Class A Shares will be required to purchase, and the Company will be required to sell, feeder pigs constituting Qualifying Pigs (as defined in the Agreement) in lots of no less than 900, and no more than 1,000, pigs per lot, as determined by the Company, and (b) investor members owning Class B Shares or Class C Shares will be required to purchase, and the Company will be required to sell, weaned pigs constituting Qualifying Pigs (as defined in the Agreement) in lots of no less than 925, and no more than 1,025, pigs per lot, as determined by the Company. The Company intends to allocate its production of weaned pigs from all facilities between those that are to be sent to nurseries and developed by the Company into feeder pigs, on the one hand, and those that are to be sold as weaned pigs, on the other hand, in the same proportion that the number of the Company's operating feeder pig production facilities bears to the number of the Company's operating weaned pig production facilities. Lots of feeder pigs constituting Qualifying Pigs are to be made available to members of the Company owning Class A Shares on a rotating schedule determined and implemented by the Company, with the number of lots made available to a member and the frequency of availability being based upon the member's proportionate ownership interest in the Company's outstanding Class A Common and the actual production of feeder pigs constituting Qualifying Pigs from the Company's facilities. Lots of weaned pigs constituting Qualifying Pigs are to be made available to members of the Company owning Class B Shares or Class C Shares on a rotating schedule determined and implemented by the Company, with the number of lots made available to a member and the frequency of availability being based upon the member's proportionate ownership interest in the Company's outstanding Class B Common or Class C Common, as the case may be, and the Company's actual production of Qualifying Pigs that are to be sold to members of the Company as weaned pigs. If the Company is successful in implementing its business plan and the proposed new production facilities go into operation on schedule, the initial lots of feeder pigs for new investor members owning Class A Common are not expected to be available for up to 13 to 15 months after completion of the offering of a Minimum Class A Block to such members, and the initial lots of weaned pigs for new investor members owning Class B Shares or Class C Shares are not expected to be available for up to 11 to 13 months after completion of the offering of a Minimum Class B Block or
Minimum Class C Block, as the case may be, to such members.   In the event that
the production of feeder pigs exceeds two and seven-tenths (2.7) lots per share of Class A Common on a prospective rolling 12-month basis, the Company may sell such excess production to non-members, or retain such excess production for the Company's own purposes, in lieu of selling such excess production pursuant to the Pig Purchase Agreements. In the event that the production of weaned pigs exceeds two and seven-tenths (2.7) lots per share of Class B Common or two and one-tenth (2.1) lots per share of Class C Common, as the case may be, on a prospective rolling 12-month basis, the Company may sell such excess production to non-members, or retain such excess production for the Company's own purposes, in lieu of selling such excess production pursuant to the Pig Purchase Agreements. The Company intends to cause any such excess production of weaned pigs to be retained by the Company and developed into feeder pigs. The purchase price for Qualifying Pigs will be established pursuant to a formula consisting of the sum of the following factors: the financing cost per pig, the operating cost per pig, and a $0 to $4.50 per pig production margin, as determined by the Company in its discretion (all as defined in the Agreement). Payment of the estimated purchase price is due not less than one day prior to the scheduled shipment date and is subject to adjustment within five days following delivery for certain variations in the average weight of the pigs.

  A member's Pig Purchase Agreement will remain in effect for a period of ten years after the date the first delivery of Qualifying Pigs is made to the member thereunder and thereafter automatically will be renewed for succeeding one year terms unless earlier terminated by the member. The Company may terminate a member's Pig Purchase Agreement if the member fails to purchase, pay for, and take delivery of any two lots of Qualifying Pigs when and as made available to the member; provided, however, that for each ten shares of Common Stock owned by a member, the number of such failures necessary before the Company may terminate such member's Agreement is increased by one. In addition, the member will be responsible for the damages and expenses incurred by the Company as a result of any such failure, including (a) the difference between the price payable by the member for the Qualifying Pigs that the member has failed to purchase, pay for, and take delivery under the Agreement and the then current market price for feeder pigs or weaned pigs, as the case may be, (b) $3,000, which amount is intended to cover the Company's administrative and other costs and expenses associated with such failure, and (c) all costs of collection, enforcement, and prosecution of the Company's rights and remedies. The member may terminate the Pig Purchase Agreement if the Company materially breaches any obligation or covenant in the Agreement and such breach is not cured within 30 days following notice of such breach given by the member to the Company. Furthermore, if the first delivery of Qualifying Pigs thereunder is not made within 24 months of the date of the Pig Purchase Agreement, the member may terminate the Agreement within three months after the expiration of such 24-month period. A member's Pig Purchase Agreement automatically terminates if the member assigns or transfers all shares of Class A Common, Class B Common or Class C Common, as the case may be, from which the member's right to purchase lots of Qualifying Pigs under the Agreement derives. Except as described above, a member does not have the right to terminate the Pig Purchase Agreement prior to the expiration of the initial or any extended term thereof. As alluded to above, a member has the right to terminate the Pig Purchase Agreement at the expiration of the initial or any extended term thereof by giving notice to the Company at least one year prior to the expiration of such initial or extended term that the member desires to exercise such termination right. The foregoing termination rights constitute the member's exclusive rights of termination under the Pig Purchase Agreement.

  As security for the performance of the member's obligations under the Pig Purchase Agreement and for the Company's option to purchase a member's Class A Common, Class B Common or Class C Common, as the case may be, under certain circumstances, a security interest in all of the member's Class A Common, Class B Common or Class C Common, as the case may be, will be granted to the Company and the certificates representing shares of such Common Stock will be retained by Alliance. A member's failure to perform his purchase obligation under the Pig Purchase Agreement, among other occurrences, may result in the Company's foreclosure on this security interest. No member has the right to demand the return of or to receive any of the member's capital from the Company as a result of the termination of the Pig Purchase Agreement or otherwise and regardless of whether demanded prior to the expiration of the initial or any extended term of the Pig Purchase Agreement or at any time after the expiration of any such term. Moreover, the Company is under no obligation to redeem or repurchase its Class A Common, Class B Common or Class C Common, as the case may be, prior to the expiration of the initial or any extended term of the Pig Purchase Agreement or at any time after the expiration of any such term. The Shares will not be readily marketable, and purchasers thereof may not be able to liquidate their investment in the event of any emergency or otherwise. See "Risk Factors-- Obligation to Purchase Pigs," "-- Right of Alliance to Acquire Shares" and "-- Lack of Liquidity; Absence of Market for Shares," "Restrictions on Sale or Other Transfer of the Shares--Cooperative Association Laws and Charter Documents" and "Pig Purchase Agreement."

                                 RISK FACTORS

  An investment in the Shares involves a high degree of risk. In addition to general investment risks and other information contained in this Prospectus, the factors discussed below should be carefully considered in evaluating the Company and its business and a possible investment in the Shares.

EARLY STAGE OF DEVELOPMENT

  The Company was formed in May, 1994 (with its predecessor, Yuma LLC, being formed in October, 1991) and is at an early stage of development. Although the Company has been engaged in the production of feeder pigs since July 1994 (which process includes the production of weaned pigs), the Company did not engage at all in the production of weaned pigs for sale until 1998. The Company is subject to all of the risks inherent in the establishment of a new business and the operation of a business generally, including the need for substantial capital to support its facilities development efforts, the need to attract and retain qualified personnel and experienced management, the risks related to facility location and construction, changes in market conditions and costs, competition, inflation, production efficiency, quality control, herd health, environmental and other governmental laws and regulations, and the other risks described in this Prospectus. There can be no assurance that the Company successfully will implement its business plan to develop or acquire additional feeder pig production facilities and weaned pig production facilities and realize any significant economies of scale or that the feeder pigs and weaned pigs, as the case may be, to be raised at such facilities will be made available to the Company's stockholders under the Pig Purchase Agreements in quantities which are sufficient to meet the requirements of such stockholders and at prices that are less than otherwise could be obtained from other sources. If the Company is successful in implementing its business plan and any new pig production facilities go into operation on schedule, the initial lots of feeder pigs resulting from the expansion of the Company's feeder pig production operations are not expected to be available to new Class A Common investor members for up to 13 to 15 months after completion of the sale of a Minimum Class A Block to such members and the initial lots of weaned pigs resulting from the expansion of the Company's weaned pig production operations are not expected to be available to new Class B Common investor members or new Class C Common investor members, as the case may be, for up to 11 to 13 months after completion of the sale of a Minimum Block to such members. New investor members will not be entitled to purchase pigs pursuant to the Pig Purchase Agreements until such time. See "Business."

BREEDING STOCK

  The availability in sufficient numbers of genetically consistent breeding stock that satisfies the characteristics required by the Company and that can be obtained on acceptable terms and prices is critical to the Company's operations. No assurances can be given that the Company's requirements for breeding stock will be satisfied on acceptable terms and prices, if at all. See "Business."

HERD HEALTH

  The health of the breeding herd and pigs produced by the Company can greatly impact, and has greatly impacted, the profitability of the Company. In the event that the Company's breeding herd or feeder or weaned pig population contracts a disease causing diminished breeding stock productivity, or extreme mortality and morbidity, the Company will face substantial cost or loss and its operating results will be adversely affected. In addition, herd health problems will result in an increase in the price for pigs under the Pig Purchase Agreements as well as a reduction in the pigs available for purchase by stockholders under said Agreements. Alliance and its members have suffered the consequences referred to in this paragraph as a result of herd health problems. Although it is anticipated that each of the new facilities to be developed or acquired, in part, with the proceeds from this offering will be designed in an attempt to allow for disease separation between the facilities, large numbers of animals will be raised together and may be vulnerable to disease. No assurance can be given that the Company will be able to avoid herd health problems. See "Business," "Pig Purchase Agreement."

VOLATILE INPUT COSTS

  Because the cost of feed and other supplies constitute a substantial portion of the cost of producing a feeder or weaned pig, the Company's profitability is extremely sensitive to changes in the cost of such inputs. These costs are subject to substantial fluctuations based upon regional and seasonal availability and demand, including those attributable to crop conditions, weather and other factors. A substantial increase in the cost of these inputs, or a substantial decline in the availability of these inputs, could materially adversely affect the performance of the Company and result in the price for pigs under the Pig Purchase Agreements being higher than otherwise could be obtained from other sources. In this regard, the Company's average net sales price for its pigs exceeded the average industry market price for pigs for the 1995, 1996 and 1997 fiscal years, as well as for the first nine months of fiscal 1998. Moreover, Alliance's operating results are dependent upon the sale price paid to Alliance for feeder or weaned pigs, which in turn is or will be determined in part based on the five month (changed from 12 months effective September 1, 1998 with respect to feeder pigs) historical rolling average of operating costs incurred by Alliance in producing feeder pigs and weaned pigs, as the case may be. Actual changes in the sale price of feeder and weaned pigs therefore will lag changes in the related operating costs and may adversely affect Alliance's operating results, particularly in the event of sudden movements, or continual increases, in such operating costs. See "Business--Purchase of Feed and Other Inputs," "Pig Purchase Agreement."

ADEQUATE WATER SUPPLY

  The Company's operations are dependent upon the availability of an ample supply of pure water at reasonable cost. Although the Company has obtained the necessary commercial water well permits to obtain the water necessary to conduct its current operations in Colorado, the Company has been advised that it will be unable to obtain any new commercial well permits in Colorado. Accordingly, the Company has found it necessary in Colorado to obtain the water necessary for its operations through the purchase of more expensive, irrigated land or other real property already having the necessary commercial well permits. No assurance can be given that the Company will be able to obtain the water permits necessary to enable it to expand its operations in Colorado, Illinois or other locations selected by the Company. The Company's inability to obtain the necessary water well permits for the expansion of its operations could have a material adverse effect on the Company's business. See "Business--Facilities--Location of Facilities."

OBLIGATION TO PURCHASE PIGS

  Each investor purchasing one or more Shares must enter into a Pig Purchase Agreement, pursuant to which each investor owning Class A Shares is obligated to purchase his or her proportionate share of the Company's feeder pig production for an initial term of ten years and, unless earlier terminated by the member, for succeeding one year renewal terms, and each investor owning Class B Shares or Class C Shares, as the case may be, is obligated to purchase his or her proportionate share of the Company's weaned pig production that is to be sold to members as weaned pigs for an initial term of ten years and, unless earlier terminated by the member, for succeeding one year renewal terms. In each such case, pigs will be made available to members of the Company on a rotating schedule determined and implemented by the Company, with the number of lots made available to a member and the frequency of availability being based upon the member's proportionate ownership interest in the Company's outstanding Class A Common, with respect to feeder pigs, the member's proportionate ownership interest in the Company's outstanding Class B Common or Class C Common, as the case may be, with respect to weaned pigs, and the actual production of Qualifying Pigs from the Company's facilities. No assurance can be given that the availability of feeder or weaned pigs to members will coincide with the member's needs or capacity to take delivery.

  The purchase price for feeder and weaned pigs will be established pursuant to a formula consisting of the sum of the following factors: the financing cost per pig, the operating cost per pig, and a production margin of $0 to $4.50 per pig (changed from $4.50 effective September 1, 1998 with respect to feeder pigs), as determined by the Company in its discretion (all as defined in the Pig Purchase Agreement). The Company believes the effect of such pricing is to shift the risks of increasing production costs and lower market prices for pigs from the Company and to the member. No assurance can be given that the price for feeder and weaned pigs under the Pig Purchase Agreement will be less than otherwise could be obtained from other sources. Indeed, for the 1995, 1996 and 1997 fiscal years and for the first nine months of fiscal 1998, the Company's average net sales price for its pigs exceeded the average industry market price. Among other factors, a substantial increase in operating costs, including the costs of feed and other supplies and the costs associated with diminished breeding stock health or productivity, or extreme mortality and morbidity, could result in a higher price to be paid by members for feeder and weaned pigs than otherwise could be obtained from other sources. Moreover, the prevailing market price for feeder and weaned pigs could decline below the price to be paid for pigs under the Pig Purchase Agreement. If a member fails to purchase, pay for, and take delivery of any two lots of pigs when and as made available to the member, the Company may terminate the member's Pig Purchase Agreement and foreclose upon the Company's security interest in the member's Common Stock; provided, however, that for each ten shares of Common Stock owned by a member, the number of such permitted failures is increased by one. In addition, the member will be responsible for the damages and expenses incurred by the Company as a result of any failure to purchase, pay for, and take delivery of any lot of Qualifying Pigs, including (a) damages equal to the difference between the price payable by the member for the Qualifying Pigs that member has failed to purchase, pay for, and take delivery under the Agreement and the then current market price for feeder or weaned pigs, as the case may be, (b) $3,000, which amount is intended to cover the Company's administrative and other costs and expenses associated with such failure, and (c) all costs of collection, enforcement, and prosecution of the Company's rights and remedies.

  With certain limited exceptions relating to the Company's breach of any of its obligations under the Pig Purchase Agreement or the Company's failure to deliver pigs within 24 months of the date of such Agreement, a member does not have the right to terminate such Agreement prior to the expiration of the initial or any extended term of such Agreement. The member's right to terminate the Pig Purchase Agreement at the expiration of the initial or any extended term thereof may be exercised only if the member gives notice to the Company at least one year prior to the expiration of such initial or extended term that the member desires to exercise such termination right. A member has no other right to terminate the Pig Purchase Agreement. Moreover, no member has the right to demand the return of or to receive any of the member's capital from the Company as a result of the termination of such Agreement or otherwise and regardless of whether demanded prior to the expiration of the initial or any extended term of such Agreement or at any time after the expiration of any such term. The Company is under no obligation to redeem or repurchase its Common Stock prior to the expiration of the initial or any extended term of the Pig Purchase Agreement or at any time after the expiration of any such term. See "Risk Factors--Right of Alliance to Acquire Shares" and "-- Lack of Liquidity; Absence of Market for Shares," "Business," "Pig Purchase Agreement" and "Restrictions on Sale or Other Transfer of the Shares--Cooperative Association Laws and Charter Documents."

UNPURCHASED AND EXCESS PIGS

  Each investor purchasing one or more Shares must enter into a Pig Purchase Agreement, pursuant to which each investor owning Class A Shares agrees to purchase his or her proportionate share of the Company's feeder pig production and each investor owning Class B Shares or Class C Shares, as the case may be, agrees to purchase his or her proportionate share (based on the investor's proportionate ownership interest in the Company's outstanding Class B Common or Class C Common, as the case may be) of the Company's weaned pig production that is to be sold to members of the Company as weaned pigs. The failure of the Company's stockholders to purchase their respective share of the Company's pig production could materially adversely affect the performance of the Company. In the event that one or more stockholders fail to purchase their respective share of the Company's pig production, it will be necessary for the Company to find alternate purchasers for its unpurchased pigs. In addition, it also may be necessary to find alternate purchasers to the extent the Company's production of feeder pigs exceeds two and seven-tenths (2.7) lots per share of Class A Common on a prospective rolling 12-month basis, to the extent the Company's production of weaned pigs for sale to investors owing Class B Common exceeds two and seven-tenths (2.7) lots per share of Class B Common on a prospective rolling 12-month basis or to the extent the Company's production of weaned pigs for sale to investors owing Class B Common exceeds two and one-tenth (2.1) lots per share of Class C Common on a prospective rolling 12-month basis. Stockholders will not be obligated under the Pig Purchase Agreements to purchase their proportionate share of such excess production. Although the Company has agreed to provide Farmland the first opportunity to purchase feeder and weaned pigs that stockholders have failed to purchase and any excess feeder and weaned pig production during the five year period ending July 13, 1999, no assurances can be given that Farmland will exercise its option to purchase any such excess pigs. In addition, no assurances can be given that alternate purchasers will be available, or that any such alternate purchasers will agree to purchase feeder or weaned pigs upon terms as favorable to the Company as those contained in the Pig Purchase Agreements. To the extent that unpurchased feeder or weaned pigs are sold to alternate purchasers at prices less than would have been obtained under such Agreements, the price for feeder or weaned pigs to stockholders may increase. See "Pig Purchase Agreement" and "Certain Relationships and Related

Transactions--Farmland."


LOSSES ASSOCIATED WITH START-UP

  The Company was formed recently and has a limited history of operations. The development of feeder and weaned pig production facilities entails substantial up front expenditures for the purchase of real estate, the construction of the facilities, and the acquisition of breeding stock and for working capital during the initial start-up period for each new facility. As a result, the Company anticipates that the development of feeder and weaned pig production facilities likely will result in Alliance's continued incurrence of losses. There can be no assurance that Alliance will become profitable after it ceases facilities
development activities.   See "Selected Financial Data" and "Management's
Discussion and Analysis of Financial Condition and Results of Operations."

NO LOAN COMMITMENT; FUNDING CONDITIONS

  With respect to its offering of each Minimum Class A Block of 17 Class A Shares, the Company anticipates that it will be required to borrow at least $2,720,000 of term and revolving debt in order to further its business strategy in developing or acquiring each additional feeder pig production facility having the capacity of a 2,450-sow unit. With respect to its offering of each Minimum Class B Block of 18 Class B Shares and each Minimum Class C Block of 24 Class C Shares, the Company anticipates that it will be required to borrow at least $2,160,000 of term and revolving debt in order to further its business strategy in developing or acquiring each weaned pig production facility having the capacity of a 2,450-sow unit. Assuming the sale by the Company of all 51 Class A Shares offered hereby, the Company intends to borrow an aggregate of at least $8,160,000, which in combination with the net proceeds of the offering of such Class A Shares, is anticipated to be sufficient to enable it to construct or acquire feeder pig production facilities having the capacity of three 2,450-sow units, acquire breeding stock, and pay start-up and operating expenses in order to further develop and expand its feeder pig production business. Assuming the sale by the Company of all 54 Class B Shares offered hereby, the Company intends to borrow an aggregate of at least $6,480,000, which in combination with the net proceeds of the offering of such Class B Shares, is anticipated to be sufficient to enable it to construct or acquire weaned pig production facilities having the capacity of three 2,450-sow units, acquire breeding stock, and pay start-up and operating expenses in order to develop its weaned pig production business. Assuming the sale by the Company of all 72 Class C Shares offered hereby, the Company intends to borrow an aggregate of at least $6,480,000, which in combination with the net proceeds of the offering of such Class C Shares, is anticipated to be sufficient to enable it to construct or acquire weaned pig production facilities having the capacity of three 2,450-sow units, acquire breeding stock, and pay start-up and operating expenses in order to develop its
weaned pig production business.   As of the date of this Prospectus, the Company
has obtained from its current lender, CoBank, ACB ("CoBank"), a commitment until December 31, 2001 for the loans required for the development or acquisition of at least five additional 2,450-sow feeder or weaned pig units. No assurances can be given that the Company will be able to obtain an extension of such commitment after that date on favorable terms, if at all, or that the Company will be able to obtain additional loan commitments.

  The actual advance of funds under the CoBank commitment or any other loan commitment that reasonably could be made available to the Company is or will be subject to the satisfaction of certain conditions precedent. In addition, any such commitment may be withdrawn or terminated by the prospective lender under certain circumstances. There is no assurance that the funding conditions precedent will be satisfied and that the loan funds will be made available to the Company when needed, that the debt service requirements of such loan will not result in the price for feeder or weaned pigs under the Pig Purchase Agreements being higher than otherwise could be obtained from other sources, that alternative sources of financing will be available on acceptable terms, or that the aggregate borrowing needs of the Company will not exceed the anticipated borrowing needs described above. In the event that the CoBank commitment for a pig production loan or any extension of such commitment is withdrawn or terminated, and the Company is unable to obtain an acceptable loan commitment from another lender prior to or concurrently with the consummation of the offering of any Minimum Block of Shares, all subscriptions for each such Minimum Block of Shares will be rejected and any amount received by the Company in payment of the subscription price will be returned to the prospective investors, together with any interest earned thereon and without deduction for expenses. See "Business--Financing," "Plan of Distribution--Subscription Procedure," "-- Escrow of Proceeds" and "-- Termination of the Offering," "Use of Proceeds" and "Capitalization."



SUBSTANTIAL INDEBTEDNESS

  The Company is highly leveraged and will continue to be so after its anticipated borrowing of term and revolving debt in connection with the issuance and sale by the Company of all or part of the Shares offered hereby. The degree to which the Company is and will be leveraged could have an adverse impact on the Company, including (i) increased vulnerability to adverse general economic and market conditions, (ii) impaired ability to obtain additional financing for future working capital, capital expenditures, general corporate or other purposes, and (iii) dedication of a significant portion of cash provided by operating activities to the payment of debt obligations and thereby reducing funds available for operations or distribution. The Company's ability to make required debt service payments in the future will be dependent upon the Company's operating results, which are subject to financial, economic and other factors affecting the Company, many of which are beyond its control. Moreover, such operating results will be dependent upon the sale price paid to the Company for feeder pigs and weaned pigs, which in turn is determined in part based on the five month (changed from 12 months effective September 1, 1998 with respect to feeder pigs) historical rolling average of operating costs incurred by the Company in producing such pigs. Actual changes in the sale price of feeder and weaned pigs therefore will lag changes in the related operating costs and may affect the Company's ability to timely make required debt service payments. No assurance can be given that the Company will be able to make required debt service payments. No person has agreed to guarantee the obligation of the Company to make timely debt service payments. See "Capitalization," "Business-- Financing," "Pig Purchase Agreement."

ASSETS SECURING DEBT; CREDIT AGREEMENT RESTRICTIONS

  The Company entered into various loan agreements and other documentation with the Company's existing lender, CoBank. Pursuant to such loan documentation , the Company has been, and anticipates that it will be, required to grant liens on substantially all of its properties and assets to CoBank and to comply with various affirmative and negative covenants, including but not limited to (i) maintenance of minimum levels of working capital, (ii) restrictions on the incurrence of additional indebtedness, (iii) restrictions on certain liens, mergers, sales of assets, investments, guaranties, loans, advances and business activities unrelated to existing operations, and (iv) restrictions on the declaration and payment of dividends or patronage distributions. There can be no assurance that Alliance will be able to achieve and maintain compliance with the prescribed covenants of such loan documentation. Alliance has successfully sought and received consents, waivers and amendments to its loan documentation on various occasions. If further consents, waivers or amendments are requested by Alliance, there can be no assurance that Alliance's lender will again grant such requests. The failure to obtain any such consents, waivers or amendments would reduce Alliance's flexibility to respond to adverse industry conditions and could have a material adverse effect on Alliance's results of operations, financial condition and business. If an event of default occurs under the Company's loan documentation, the lender will have the right to foreclose upon collateral pledged by the Company. In addition, the terms of the Company's financing with CoBank might adversely affect the ability of the Company to obtain additional financing for any future expansion efforts, including the development of feeder or weaned pig production facilities. No person has agreed to guarantee the obligation of the Company to make timely debt service payments. See "Business--Financing."

FUTURE CAPITAL NEEDS; UNCERTAINTY OF ADDITIONAL FUNDING; AND WORKING CAPITAL DEFICIT

  The Company anticipates that the net proceeds of the offering of each Minimum Class A Block of 17 Class A Shares, the $2,720,000 of debt financing required with respect to each such Minimum Class A Block, and any interest earned thereon, will be adequate to maintain its current and planned operations during the Company's start-up phase for each new feeder pig production facility, which is anticipated to be up to 13 to 15 months after completion of the offering of such Minimum Class A Block. The Company anticipates that the net proceeds of the offering of each Minimum Class B Block of 18 Class B Shares or each Minimum Class C Block of 24 Class C Shares, the $2,160,000 of debt financing required with respect to each such Minimum Block, and any interest earned thereon, will be adequate to maintain its planned operations during the Company's start-up phase for each new weaned pig production facility, which is anticipated to be up to 11 to 13 months after completion of the offering of such Minimum Block. As of the date of this Prospectus, the Company has obtained a commitment until December 31, 2001 for the debt financing required with respect to at least five Minimum Blocks. No assurance can be given that circumstances and events will not occur that would consume capital resources available for each new feeder or weaned pig production facility before such time and thereby require additional financing to be raised. The Company is and will be subject to the risks normally associated with debt financing, including the risk that the Company's cash flow will be insufficient to meet required payments of principal and interest and the risk that indebtedness will not be able to be refinanced or that the terms of such refinancing will not be as favorable as the terms of the original indebtedness and thereby increasing the cost to stockholders of feeder or weaned pigs made available under the Pig Purchase Agreements. As of May 31, 1998, Alliance had a working capital deficit of $7,355. The Company anticipates that it will be required to raise additional capital in order to further expand its operations beyond the expansion contemplated in connection with the offering of Shares made hereby. Such capital may be raised through additional private or public financings, as well as collaborative relationships, borrowings and other available sources. If the Company needs to raise additional funds, there can be no assurance that additional or sufficient financing will be available, or, if available, that it will be available on acceptable terms. If additional funds are raised by issuing equity securities of the Company, dilution to then existing stockholders may result. If adequate funds are not available, the Company may be required to significantly curtail a portion of its planned operations. See "Business."

COMPETITION

  Many of the Company's existing or potential competitors may have substantially greater financial, technical and personnel resources than the Company. There can be no assurance that the Company's competitors will not be more successful than the Company in developing and improving pork production technologies and raising consistent high quality feeder and weaned pigs that are more economical to raise than any which may be developed or raised by the Company. Moreover, as additional competitors commence operations, the supply of feeder or weaned pigs may exceed demand and result in a downward pressure on the prevailing market prices for such pigs. Under the Pig Purchase Agreements each member will be obligated to purchase his proportionate share (based on the member's proportionate ownership interest in the Company's outstanding Class A Common, Class B Common or Class C Common, as the case may be) of the Company's feeder or weaned pig production based in large part on Alliance's cost of production. Accordingly, if the Company is not successful in developing and improving pork production technologies relative to its competitors or if the prevailing market prices for feeder or weaned pigs decline below those applicable under such Agreements, each member may be obligated to purchase his proportionate share of the Company's feeder or weaned pig production at a price higher than could be available from other sources. IN THIS REGARD, THE COMPANY'S AVERAGE NET SALES PRICE FOR ITS PIGS EXCEEDED THE AVERAGE INDUSTRY MARKET PRICE FOR PIGS FOR THE 1995, 1996 AND 1997 FISCAL YEARS, AS WELL AS FOR THE FIRST NINE MONTHS OF FISCAL 1998. The Company's ability to achieve or maintain cost competitive feeder or weaned pig production operations on an ongoing basis may depend on its ability to raise additional capital, which may not then be available on acceptable terms, if at all. See "Business--Business Environment" and "-- Competition," "Pig Purchase Agreement."

ANTI-CORPORATE FARMING SENTIMENT

  The development of large corporate farming operations and concentration of hog production in larger-scale facilities, such as those of the Company, has increased dramatically over the last decade. This development has engendered opposition from residents of Colorado, Illinois and other states in which the Company conducts, or may conduct, its business operations. Such opposition may reflect various concerns, including concerns about pollution and effluent emissions, excessive water use, offensive odor, humane treatment of animals and the perceived threat to small farmers and the family farm. To the extent that public opposition is expressed with respect to large corporate farming operations such as those of the Company, national, state or local laws restricting their operations may be enacted in response, legal proceedings may be instituted to obtain monetary awards, injunctive orders or other legal or equitable remedies, potential employees may be dissuaded from accepting a position with such corporate farming operators, property owners may be reluctant to sell parcels to such corporate farming operators, or other consequences may result that could have a material adverse effect on the Company and its business. No assurances can be given that public opposition will not result in the occurrence of any one or more of such adverse consequences. See "Business-- Business Environment."

EXPANSION

  Within up to 13 to 15 months after the completion of the offering of each Minimum Class A Block of 17 Class A Shares, the Company anticipates that it will be able to put a new feeder pig production facility into operation as a result of such offering and that the initial lots of feeder pigs produced from such facility would be available to investor members, and within up to 11 to 13 months after the completion of the offering of each Minimum Class B Block of 18 Class B Shares or each Minimum Class C Block of 24 Class C Shares, as the case may be, the Company anticipates that it will be able to put a new weaned pig production facility into operation as a result of such offering and that the initial lots of weaned pigs produced from such facility would be available to investor members. There can be no assurance that the Company or its contractors will be able to achieve this goal. The development and successful operation of each new facility depends on various factors, including the availability of suitable sites, regulatory compliance, the ability to meet construction schedules, the capabilities of the Company's contractors, the ability to maintain facility construction costs within original estimates, the ability of the Company to manage its anticipated expansion generally and to hire and train qualified personnel, and general economic and business conditions. Many of the foregoing factors are not within the control of the Company or its contractors, and therefore no assurance can be given that the Company's expansion objectives and goals will be successfully implemented. See "Business."

CONTROL BY CURRENT STOCKHOLDERS; DISPARATE VOTING RIGHTS; POTENTIAL CONFLICTS OF INTEREST

  As of the date of this Prospectus, Farmland, Yuma Farmers Milling and Mercantile Cooperative Company ("Yuma Cooperative"), Corn Plus II, L.C. and

Welkco, L.L.C. collectively own 74 shares of the Company's Class A Common and 22 shares of the Company's Class B Common Stock, which for such stockholders will constitute approximately 32.6%, 7.0%, 5.8% and 10.5%, respectively, of the combined voting power of the shares of Common Stock outstanding immediately after completion of the offering of one Minimum Class A Block of 17 Class A Shares, approximately 29.6%, 6.3%, 5.3% and 9.5%, respectively, of the combined voting power of the shares of Common Stock outstanding immediately after completion of the offering of all 34 remaining Class A Shares offered hereby, approximately 32.4%, 6.9%, 5.8% and 10.4%, respectively, of the combined voting power of the shares of Common Stock outstanding immediately after completion of the offering of one Minimum Class B Block of 18 Class B Shares (constituting all of the remaining Class B Shares offered hereby), approximately 32.4%, 6.9%, 5.8% and 10.4%, respectively, of the combined voting power of the shares of Common Stock outstanding immediately after completion of the offering of one Minimum Class C Block of 24 Class C Shares, approximately 26.8, 5.7%, 4.8% and 8.6%, respectively, of the combined voting power of the shares of Common Stock outstanding immediately after completion of the offering of all 72 Class C Shares offered hereby, and approximately 21.5%, 4.6%, 3.8% and 6.9%, respectively, of the combined voting power of the shares of Common Stock outstanding immediately after completion of the offering of all 124 remaining Shares offered hereby (in each case, assuming that such stockholders do not purchase any Shares in the offering). Although no one cooperative association stockholder is permitted to vote shares of Common Stock representing 25% or more of the shares outstanding during any period in which the Company has borrowed money from a lender subject to regulations of the Farm Credit Administration regarding loan policies and operations (such as the Company's current lender), the above-named stockholders could continue to exercise a significant degree of influence or control over the Company with respect to the election of directors and other matters if they, or several of them, agree to vote together on such matters. See "Principal Stockholders" and "Description of Capital Stock."

  On all matters submitted to a vote of the Company's stockholders, holders of

Class A Common and holders of Class B Common each are entitled to one vote per share while holders of Class C Common are entitled to three-fourths of one vote per share. See "Description of Capital Stock."

  The Company has contracted with Farmland and Yuma Cooperative for the provision of certain requirements of the Company, including the supply of feed and other inputs, breeding stock, and administrative services. The Company's agreements with Farmland and Yuma Cooperative may be modified in the future and the Company may enter into additional agreements or transactions with Farmland and Yuma Cooperative. Farmland, through its various business divisions, subsidiaries and affiliates, is engaged in the production of livestock elsewhere, in the sale of the above described supplies and services to other parties, and in the slaughter and processing of hogs. Farmland may have conflicting interests in the provision of such services to the Company in light of its other business activities. Similarly, Yuma Cooperative also may have conflicting interests in the provision of goods and services to the Company. See "Certain Relationships and Related Transactions."

ATTRACTION AND RETENTION OF EMPLOYEES

  The Company is dependent on members of its management and facilities operations personnel, the loss of whose services might adversely affect the achievement and success of its planned expansion activities. In addition, attracting and retaining qualified facilities operations personnel will be important to the Company's success. The inability to acquire and retain the services of such management and facilities operations personnel could have a material adverse effect on the Company's operations and significantly impact its prospects for success. Although the Company has contracted with Farmland and others to provide certain managerial, administrative and other services, Alliance can give no assurance that it will be able to attract and retain the personnel it needs on acceptable terms. See "Business--Employees," "Management" and "Certain Relationships and Related Transactions."


DISTRIBUTIONS AND DIVIDENDS

  No dividends will be paid by Alliance on its Common Stock. ALTHOUGH IN THE PAST THE COMPANY HAS AUTHORIZED THE PAYMENT OF CASH REBATES TO ITS MEMBERS WITH RESPECT TO FEEDER PIGS SOLD BY THE COMPANY TO SUCH MEMBERS, THE COMPANY DOES NOT INTEND TO AUTHORIZE ANY FUTURE REBATE PAYMENTS. Investors who anticipate the need for an immediate return on their investment should refrain from purchasing the Shares. The Company, however, intends to make annual patronage distributions of its net margins (as hereinafter defined), if any, to its members on the basis of the quantity or value of business done by the Company with or for the member-patrons. Such patronage distributions may be paid in cash, written notices of allocation, whether qualified or non-qualified, or a combination thereof, as determined by the Company's Board of Directors in its sole discretion. The Company has entered into various loan agreements and other documentation with its existing lender which restrict the Company's ability to pay patronage distributions in cash. See "Patronage Distribution Policy" and "Business--Financing."

TAXABLE INCOME WITHOUT SUFFICIENT CASH DISTRIBUTIONS TO PAY THE TAX

  The Company is required annually to distribute its patronage sourced income to its stockholder-patrons on the basis of the quantity or value of business done with or for its stockholder-patrons. Subject to restrictions imposed by the Company's lender, the Company anticipates that it will distribute its patronage distributions through a combination of cash and qualified written notices of allocation. In such case, the recipient stockholder-patron will have to report in its taxable income the cash and the face amount of the qualified written notices of allocation. The Company's Board of Directors will determine each year the portion of the patronage distribution which is to be paid in cash or qualified written notice of allocation, although the Company anticipates that at least twenty percent of the patronage distribution will be paid in cash.

Accordingly, a stockholder may have to pay income taxes on the patronage distributions in an amount that exceeds (possibly by a substantial amount) the cash distributions which may be made by the Company to the stockholder. See "Patronage Distribution Policy" and "Business--Federal Income Taxation."

ARBITRARY DETERMINATION OF OFFERING PRICE; DILUTION

  The public offering price for the Shares has been determined arbitrarily by the Company and is not based on any recognized criteria of value. Among the factors considered in making such determination are the amount of the anticipated debt borrowings, together with the net proceeds from the sale of the Shares, required to develop or acquire each additional feeder pig production facility or weaned pig production facility, as the case may be, which factor takes into account the anticipated development or acquisition costs for new facilities, the applicable debt-to-equity ratio or minimum equity amount that the Company anticipated would be required by its lender, and the anticipated interest and debt service requirements associated with such borrowings. The public offering price for the Class A Shares, Class B Shares and Class C Shares, respectively, may not necessarily reflect any relationship to the Company's assets, historical losses, book value or other criteria of value. It is anticipated that purchasers of shares of Common Stock in this offering will experience immediate and substantial dilution in net tangible book value. See "Plan of Distribution--Offering Price."

GOVERNMENT REGULATION

  The Company is subject to various federal, state and local government regulations, including those restricting certain types of investor-owned livestock production operations and those concerning the environment, occupational safety and health, and zoning. While the Company attempts to monitor all aspects of its regulatory compliance responsibilities, there can be no assurance that it will satisfy all applicable governmental regulations or obtain all required approvals. Failure to comply with applicable regulations can, among other things, result in fines, suspensions of regulatory approvals, operating restrictions, and criminal prosecution. Changes in or additions to applicable regulations also could adversely affect the Company and its business. See "Business--Government Regulation" and "--Waste Disposal and Environmental Matters."

RIGHT OF ALLIANCE TO ACQUIRE SHARES

  Upon the occurrence of certain events, the Company has the option, but not the obligation, to purchase an investor's Shares (a) by tendering to the investor (i) the lesser of (A) the price paid to the Company for such investor's Shares and (B) the book value of such Shares and capital credits associated therewith, less (ii) any indebtedness due the Company from the investor, or (b) by tendering to the investor a nonvoting certificate of participation representing the investor's interest at the time of such tender in a face amount equal to the amount specified in clause (a) above. The occurrences giving rise to such option and to a termination of the investor's membership in the Company include the following events: (a) the investor's termination of a Pig Purchase Agreement without having executed and delivered a replacement for such Agreement or the investor's failure to be a party to such Agreement, and (b) the Company's Board of Directors by resolution finds that the investor has (i) intentionally or repeatedly violated any provision of the Company's Articles of Incorporation or Bylaws, (ii) breached a Pig Purchase Agreement or materially breached any other contract with Company, (iii) remained indebted to the Company for 90 days after such indebtedness first becomes payable, or (iv) willfully obstructed any lawful purpose or activity of the Company. The provisions giving the Company the right to purchase an investor's Common Stock will make it more difficult to effect a change in control of the Company. See "Risk Factors--Obligation to Purchase Pigs" and "-- Lack of Liquidity; Absence of Market for Shares," "Pig Purchase Agreement" and "Restrictions on Sale and Other Transfer of the Shares-- Cooperative Association Laws and Charter Documents."


LACK OF LIQUIDITY; ABSENCE OF MARKET FOR SHARES

  Potential investors in the Shares should be fully aware of the long-term nature of their investment and of their related obligation to purchase feeder or weaned pigs under the Pig Purchase Agreement. No public market presently exists for the Common Stock of the Company and no public market is expected to develop for the existing Common Stock of the Company or the Shares as a result of the offering contemplated hereby. Transfers of Common Stock are subject to significant restrictions and limitations set forth in the Colorado Cooperative Association Law and the Company's Articles of Incorporation and Bylaws, including a requirement that the Company's Board of Directors give its consent prior to any transfer of Shares, and that the transferee of Common Stock enter into a Pig Purchase Agreement with the Company. In addition, the Company has the right to purchase a member's Common Stock under certain circumstances at a price that may be less than could otherwise be obtained from other potential purchasers. The certificates representing the Shares will bear one or more legends describing or referencing certain applicable restrictions on transfer. In order to subscribe for Shares, (a) each investor in Class A Common must enter into a Pig Purchase Agreement pursuant to which such investor is obligated to purchase his or her proportionate share of the Company's feeder pig production for an initial term of ten years and, unless earlier terminated by the member, for succeeding one year renewal terms, and (b) each investor in Class B Common or Class C Common, as the case may be, must enter into a Pig Agreement pursuant to which such investor is obligated to purchase his or her proportionate share (based on the investor's proportionate ownership interest in the Company's outstanding Class B Common or Class C Common, as the case may be) of the Company's weaned pig production that is to be sold to members of the Company as weaned pigs for an initial term of ten years and, unless earlier terminated by the member, for succeeding one year renewal terms. With certain limited exceptions relating to the Company's breach of any of its obligations under the Pig Purchase Agreement, or the Company's failure to deliver feeder or weaned pigs within 24 months of the date of such Agreement, a member does not have the right to terminate such Agreement prior to the expiration of the initial or any extended term of the Agreement. The member's right to terminate the Pig Purchase Agreement at the expiration of the initial or any extended term thereof may be exercised only if the member gives notice to the Company at least one year prior to the expiration of such initial or extended term that the member desires to exercise such termination right. A member has no other right to terminate the Pig Purchase Agreement. Moreover, no member has the right to demand the return of or to receive any of the member's capital from the Company as a result of the termination of such Agreement or otherwise and regardless of whether demanded prior to the expiration of the initial or any extended term of such Agreement or at any time after the expiration of any such term. The Company is under no obligation to redeem or repurchase its Common Stock prior to the expiration of the initial or any extended term of the Pig Purchase Agreement, or at any time after the expiration of any such term. For these and other reasons, the Shares will not be readily marketable, and purchasers thereof must bear the economic risk of investment for an indefinite period and may not be able to liquidate their investment in the event of any emergency or otherwise. See "Restrictions on Sale or Other Transfer of the Shares" and "Description of Capital Stock."

ADDITIONAL FACTORS

  Additional risk and uncertainties that may affect future results of operations, financial condition or business of Alliance include, but are not limited to: the effect of economic and industry conditions on prices for Alliance's feeder and weaned pigs and its cost structure; the ability to keep pace with technological change timely and cost-effectively and to provide better service and remain competitive; adverse publicity, news coverage by the media, or negative reports by industry analysts regarding Alliance or its feeder or weaned pigs which may have the effect of reducing the reputation and goodwill of Alliance; and the ability to attract and retain capital for growth and operations on competitive terms.

                                 THE COMPANY

  The Company is a cooperative association engaged in the production of feeder pigs for sale to its members who own shares of Class A Common, and in the production of weaned pigs for sale to its members who own shares of Class B Common or Class C Common. As of the date of this Prospectus, the Company owned and operated five 2,450-sow feeder pig production facilities located in Yuma County, Colorado (approximately 150 miles east of Denver), two 2,450-sow feeder pig production facilities located in Wayne County, Illinois (approximately 100 miles east of St. Louis, Missouri), and was in the process of developing one 2,450-sow weaned pig production facility in Yuma County, Colorado and one weaned pig production facility in Wayne County, Illinois. As of the date of this Prospectus, the Company has commenced preliminary development activities with respect to a 5,000-sow pig production facility in Yuma County, Colorado. Financing for the acquisition of real estate, facilities construction and acquisition of breeding stock with respect to the existing facilities already has been obtained and will not be provided by any proceeds from the sale of the Shares offered hereby, however, the proceeds from the sale of the first two Minimum Blocks of the remaining Shares offered hereby will be applied to the Colorado facility presently under development. See "Use of Proceeds" and "Business." The Company's business strategy is to produce feeder and weaned pigs for sale to its members at competitive prices by utilizing modern facilities, management practices designed to maximize productivity and high quality genetically consistent breeding stock.

  The Company was formed as a cooperative association under the laws of the state of Colorado on May 3, 1994, but did not engage in any business activity until July, 1994. The Company's predecessor, Yuma LLC, was formed in October, 1991 and commenced shipment of feeder pigs in March, 1993. On July 13, 1994 (July 9, 1994 for accounting purposes), the Company acquired the entire equity ownership rights and interests in Yuma LLC from Farmland and Yuma Cooperative, and thereupon Yuma LLC was dissolved and liquidated and its assets, liabilities and feeder pig production operations were assigned to and assumed by Alliance.

  The Company's principal executive offices are located at 503 East 8th Avenue, Yuma, Colorado 80759, and its telephone number is (970) 848-3231. Unless the context otherwise requires, the terms "Alliance" and the "Company," as used in this Prospectus, refer to Alliance Farms Cooperative Association and its predecessor, Yuma LLC.

                               USE OF PROCEEDS

CLASS A SHARES

  The net proceeds to the Company from the sale of the Class A Shares offered hereby, after deducting expenses payable in connection with this offering, are estimated to be approximately $1,220,000 if one Minimum Class A Block of 17 Class A Shares is sold and approximately $3,940,000 if all 51 Class A Shares offered hereby are sold. The Company intends to use the net proceeds from the sale of each Minimum Class A Block, together with approximately $2,720,000 of debt financing required with respect to each such Minimum Class A Block, for the development or acquisition of one new 2,450-sow feeder pig production facility (which facility may exist as a stand-alone unit or as part of a 5,000-sow production complex) to be situated in or around Yuma County, Colorado, Wayne County, Illinois or other locations selected by the Company, including the purchase of real estate, the construction of the facility, and the acquisition of breeding stock, and the demands for working capital during the initial start-up period for the facility. In anticipation of the sale of one or more Minimum Class A Blocks, the Company, from time to time, may borrow up to $1,360,000 per Minimum Class A Block from Farmland to commence the development or acquisition of a feeder pig production facility. In such event the net proceeds from the sale of a Minimum Class A Block will be applied to such facility, including the repayment of the debt financing, together with interest thereon, provided by Farmland. If all 51 Class A Shares offered hereby are sold, the net proceeds to the Company, together with approximately $8,160,000 of debt financing, will be used for the development or acquisition of feeder pig production facilities having the capacity of three 2,450-sow units. Each new feeder pig production facility may be developed in tandem with, or as a part of, one or more other facilities. As of the date of this Prospectus, the Company has obtained a commitment until December 31, 2001, for the debt financing required with respect to at least five Minimum Blocks of the remaining Shares offered hereby.

  The allocation of the offering proceeds from the sale of the Class A Shares offered hereby and debt financing among the uses set forth below represents the Company's present intention on the basis of circumstances at the date of this Prospectus. Unforeseen changes in circumstances may result in the reallocation of such proceeds and debt financing among the uses mentioned below or to other presently unexpected uses. Pending use of the net proceeds from the sale of the Class A Shares offered hereby for the purposes set forth herein, such proceeds will be invested in short-term certificates of deposit or other interest bearing instruments. The following summary of use of proceeds does not include any interest income earned on the investment of the net proceeds from this offering, which income would be added to the Company's working capital as it is earned.


                              MINIMUM                                        ENTIRE
                              OFFERING                                       OFFERING
                              (17 SHARES)                                    (51 SHARES)*


SOURCE OF FUNDS:
  Gross Proceeds of Offering                         $   1,360,000                              $   4,080,000
     Less Offering Costs (1)                               140,000                                    140,000

  Net Proceeds of Offering                               1,220,000                                  3,940,000
  Debt Financing (2)                                     2,720,000                                  8,160,000

     Total Funds Available                           $   3,940,000                              $  12,120,000



USE OF FUNDS (3):
  Real Estate and Facilities Construction (4)        $   2,750,000                              $   8,600,000
  Breeding Stock (5)                                       625,000                                  1,875,000
  Project Development Costs and
    Working Capital (6)                                    565,000                                  1,625,000

     Total Facilities Development Costs              $   3,940,000                              $  12,100,000






?1) Offering costs consist of offering agent commissions and expenses, legal and accounting fees, filing fees, printing costs and other miscellaneous expenses.

(2) The Company anticipates that in connection with the development or acquisition of each new 2,450-sow feeder pig production facility (which may be developed in tandem with, or as a part of, one or more other facilities), it will require at least $2,720,000 in addition to the net proceeds from this offering. Accordingly, the consummation of the issuance and sale of each Minimum Class A Block of 17 Class A Shares will be conditioned upon and subject to the Company obtaining a commitment for at least $2,720,000 of debt financing. As of the date of this Prospectus, the Company has obtained a commitment with respect to at least five Minimum Blocks of the remaining Shares offered hereby until December 31, 2001. No assurances can be given that an extension of such commitment after such date will be obtained on favorable terms, if at all. See "Business-- Financing."

(3) The allocation of the offering proceeds from the sale of the Class A Shares offered hereby and debt financing among the uses specified in the table is based upon the assumption that the Company would develop a new feeder pig production facility as opposed to acquiring an existing feeder pig production facility. In the event that the Company becomes aware of an existing pig production facility that is available for purchase, the Company may determine to acquire the existing facility rather than develop a new one if the Board of Directors determines that such action would be in the best interests of the Company and its members. No assurances can be given that any existing facilities will be available for purchase by the Company or that the Company will acquire any such facility. As of the date of this Prospectus, the Company has no plans to proceed with the acquisition of an existing facility.

(4) The Company has budgeted approximately $2,750,000 for completion of the physical facilities for each new 2,450-sow feeder pig production facility (which may be developed in tandem with, or as a part of, one or more other facilities). The Company borrowed $2,160,000 with respect to its 5,000-sow Colorado facility presently under development under a non-revolving term loan obtained from Farmland, and anticipates that the net proceeds from the sale of the first two Minimum Blocks of the remaining Shares offered hereby will be used to repay the outstanding balance of any such loan. See "Use of Proceeds--Farmland Loan." As presently proposed, the construction of each new feeder pig facility, including breeding, gestation, farrowing, nursery and attendant office buildings and related equipment, is estimated to cost approximately $2,250,000, plus the cost of the land and land improvements. This estimate is based on estimates of construction costs furnished to the Company in connection with the construction of its existing facilities and of its facilities under development. The Company has estimated the cost of the land and land improvements required for each 2,450-sow facility to be approximately $500,000 based on its anticipated land requirements and the actual cost of the Company's recent land purchases. Included in the Company's budget respecting the issuance and sale of all 51 Class A Shares offered hereby is approximately $350,000 for the construction of ancillary production buildings or residential facilities for use by facilities operations personnel if sufficient housing is unavailable. Sites for the one or more facilities to be developed with the proceeds of this offering have not been selected by the Company. No assurances can be given that the actual costs for the acquisition of the necessary land and the construction of the facilities will not exceed the Company's estimates.

(5)  The Company has budgeted approximately $625,000 for the acquisition of the breeding stock required for each new 2,450-sow facility (which may be developed in tandem with, or as a part of, one or more other facilities) based on the Company's recent acquisition costs for other breeding stock and the Company's estimated cost of developing its own breeding stock from its breeding stock multiplier herd. The actual cost of acquiring the necessary breeding stock may exceed the Company's estimates.

(6) If the Company is successful in implementing its business plan and each new feeder pig production facility is developed on schedule, the initial lots of feeder pigs produced from such facility are not expected to be available to Class A Common investor members for up to 13 to 15 months following completion of the offering. The amounts shown represent costs and expenses expected to be incurred and expended by the Company during construction of the facility and the 45- to 60-day breeding stock acclimation period and prior to shipment of the initial lots of feeder pigs. These amounts include working capital for the payment of salaries, feed and veterinary costs, utilities, insurance, overhead and administration, interest requirements on any facilities development financing that the Company may incur (although no assurances can be given that it will obtain such financing) with respect to each new facility (including interest requirements on the $2,160,000 Farmland non-revolving term loan referred to in note (4) above), taxes, and accounting and legal fees, among others. Amounts allocated to working capital may be used for any of the purposes set forth above, as needed, or for any other use that management for the Company determines to be in the best interests of the Company.

CLASS B SHARES

     The net proceeds to the Company from the sale of the Class B Shares offered hereby, after deducting expenses payable in connection with this offering, are estimated to be approximately $940,000 if one Minimum Class B Block of 18 Class B Shares is sold and approximately $3,100,000 if all 54 Class B Shares offered hereby are sold. The Company intends to use the net proceeds from the sale of each Minimum Class B Block, together with approximately $2,160,000 of debt financing required with respect to each such Minimum Class B Block, for the development or acquisition of one new 2,450-sow weaned pig production facility (which facility may exist as a stand-alone unit or as part of a 5,000-sow production complex) to be situated in or around Yuma County, Colorado, Wayne County, Illinois or other locations selected by the Company, including the purchase of real estate, the construction of the facility, and the acquisition of breeding stock, and the demands for working capital during the initial start-up period for the facility. In anticipation of the sale of one or more Minimum Class B Blocks, the Company, from time to time, may borrow up to $1,080,000 per Minimum Class B Block from Farmland to commence the development or acquisition of a weaned pig production facility. In such event the net proceeds from the sale of a Minimum Class B Block will be applied to such facility, including the repayment of the debt financing, together with interest thereon, provided by Farmland. If all 54 Class B Shares offered hereby are sold, the net proceeds to the Company, together with approximately $6,480,000 of debt financing, will be used for the development or acquisition of weaned pig production facilities having the capacity of three 2,450-sow units. Each new weaned pig production facility may be developed in tandem with, or as a part of, one or more other facilities. As of the date of this Prospectus, the Company has obtained a commitment until December 31, 2001 for the debt financing required with respect to at least five Minimum Blocks of the remaining Shares offered hereby.

     The allocation of the offering proceeds from the sale of the Class B Shares offered hereby and debt financing among the uses set forth below represents the Company's present intention on the basis of circumstances at the date of this Prospectus. Unforeseen changes in circumstances may result in the reallocation of such proceeds and debt financing among the uses mentioned below or to other presently unexpected uses. Pending use of the net proceeds from the sale of the Class B Shares offered hereby for the purposes set forth herein, such proceeds will be invested in short-term certificates of deposit or other interest bearing instruments. The following summary of use of proceeds does not include any interest income earned on the investment of the net proceeds from this offering, which income would be added to the Company's working capital as it is earned.

                              MINIMUM                                        ENTIRE
                              OFFERING                                       OFFERING
                              (18 SHARES)                                    (54 SHARES)*


SOURCE OF FUNDS:
  Gross Proceeds of Offering                         $   1,080,000                              $   3,240,000
     Less Offering Costs (1)                               140,000                                    140,000

  Net Proceeds of Offering                                 940,000                                  3,100,000
  Debt Financing (2)                                     2,160,000                                  6,480,000

     Total Funds Available                           $   3,100,000                              $   9,580,000



USE OF FUNDS (3):
  Real Estate and Facilities Construction (4)        $   2,115,000                              $   6,625,000
  Breeding Stock (5)                                       625,000                                  1,875,000
  Project Development Costs and
    Working Capital (6)                                    360,000                                  1,080,000

     Total Facilities Development Costs              $   3,100,000                              $   9,580,000






??1) Offering costs consist of offering agent commissions and expenses, legal and accounting fees, filing fees, printing costs and other miscellaneous expenses.

(2) The Company anticipates that in connection with the development or acquisition of each new 2,450-sow weaned pig production facility (which may be developed in tandem with, or as a part of, one or more other facilities), it will require at least $2,160,000 in addition to the net proceeds from this offering. Accordingly, the consummation of the issuance and sale of each Minimum Class B Block of 18 Class B Shares will be conditioned upon and subject to the Company obtaining a commitment for at least $2,160,000 of debt financing. As of the date of this Prospectus, the Company has obtained a commitment with respect to at least five Minimum Blocks of the remaining Shares offered hereby until December 31, 2001. No assurances can be given that an extension of such commitment after such date will be obtained on favorable terms, if at all. See "Business-- Financing."

(3) The allocation of the offering proceeds from the sale of the Class B Shares offered hereby and debt financing among the uses specified in the table is based upon the assumption that the Company would develop a new weaned pig production facility as opposed to acquiring an existing weaned pig production facility. In the event that the Company becomes aware of an existing pig production facility that is available for purchase, the Company may determine to acquire the existing facility rather than develop a new one if the Board of Directors determines that such action would be in the best interests of the Company and its members. No assurances can be given that any existing facilities will be available for purchase by the Company or that the Company will acquire any such facility. As of the date of this Prospectus, the Company has no plans to proceed with the acquisition of an existing facility.

(4) The Company has budgeted approximately $2,115,000 for completion of the physical facilities for each new 2,450-sow weaned pig production facility (which may be developed in tandem with, or as a part of, one or more other facilities). The Company borrowed $2,160,000 with respect to its 5,000-sow Colorado facility presently under development under a non-revolving term loan obtained from Farmland, and anticipates that the net proceeds from the sale of the first two Minimum Blocks of the remaining Shares offered hereby will be used to repay the outstanding balance of any such loan. See "Use of Proceeds--Farmland Loan." As presently proposed, the construction of each new weaned pig facility, including breeding, gestation, farrowing and attendant office buildings and related equipment, is estimated to cost approximately $1,819,000, plus the cost of the land and land improvements. This estimate is based on estimates of construction costs furnished to the Company in connection with the construction of its existing facilities and of its facilities under development. The Company has estimated the cost of the land and land improvements required for each 2,450-sow facility to be approximately $296,000 based on its anticipated land requirements and the actual cost of the Company's recent land purchases. Included in the Company's budget respecting the issuance and sale of all 54 Class B Shares offered hereby is approximately $280,000 for the construction of ancillary production buildings or residential facilities for use by facilities operations personnel if sufficient housing is unavailable. Sites for the one or more facilities to be developed with the proceeds of this offering have not been selected by the Company. No assurances can be given that the actual costs for the acquisition of the necessary land and the construction of the facilities will not exceed the Company's estimates.

(5) The Company has budgeted approximately $625,000 for the acquisition of the breeding stock required for each new 2,450-sow facility (which may be developed in tandem with, or as a part of, one or more other facilities) based on the Company's recent acquisition costs for other breeding stock and the Company's estimated cost of developing its own breeding stock from its breeding stock multiplier herd. The actual cost of acquiring the necessary breeding stock may exceed the Company's estimates.

(6) If the Company is successful in implementing its business plan and each new weaned pig production facility is developed on schedule, the initial lots of weaned pigs produced from such facility are not expected to be available to Class B Common investor members for up to 11 to 13 months following completion of the offering. The amounts shown represent costs and expenses expected to be incurred and expended by the Company during construction of the facility and the 45- to 60-day breeding stock acclimation period and prior to shipment of the initial lots of weaned pigs. These amounts include working capital for the payment of salaries, feed and veterinary costs, utilities, insurance, overhead and administration, interest requirements on any facilities development financing that the Company may incur (although no assurances can be given that it will obtain such financing) with respect to each new facility (including interest requirements on the $2,160,000 Farmland non-revolving term loan referred to in note (4) above), taxes, and accounting and legal fees, among others. Amounts allocated to working capital may be used for any of the purposes set forth above, as needed, or for any other use that management for the Company determines to be in the best interests of the Company.

CLASS C SHARES

     The net proceeds to the Company from the sale of the Class C Shares offered hereby, after deducting expenses payable in connection with this offering, are estimated to be approximately $940,000 if one Minimum Class C Block of 24 Class C Shares is sold and approximately $3,100,000 if all 72 Class C Shares offered hereby are sold. The Company intends to use the net proceeds from the sale of each Minimum Class C Block, together with approximately $2,160,000 of debt financing required with respect to each such Minimum Class C Block, for the development or acquisition of one new 2,450-sow weaned pig production facility (which facility may exist as a stand-alone unit or as part of a 5,000-sow production complex) to be situated in or around Yuma County, Colorado, Wayne County, Illinois or other locations selected by the Company, including the purchase of real estate, the construction of the facility, and the acquisition of breeding stock, and the demands for working capital during the initial start-up period for the facility. If all 72 Class C Shares offered hereby are sold, the net proceeds to the Company, together with approximately $6,480,000 of debt financing, will be used for the development or acquisition of weaned pig production facilities having the capacity of three 2,450-sow units. Each new weaned pig production facility may be developed in tandem with, or as a part of, one or more other facilities. As of the date of this Prospectus, the Company has obtained a commitment until December 31, 2001 for the debt financing required with respect to at least five Minimum Blocks of the remaining Shares offered hereby.

     The allocation of the offering proceeds from the sale of the Class C Shares offered hereby and debt financing among the uses set forth below represents the Company's present intention on the basis of circumstances at the date of this Prospectus. Unforeseen changes in circumstances may result in the reallocation of such proceeds and debt financing among the uses mentioned below or to other presently unexpected uses. Pending use of the net proceeds from the sale of the Class C Shares offered hereby for the purposes set forth herein, such proceeds will be invested in short-term certificates of deposit or other interest bearing instruments. The following summary of use of proceeds does not include any interest income earned on the investment of the net proceeds from this offering, which income would be added to the Company's working capital as it is earned.

                              MINIMUM                                        ENTIRE
                              OFFERING                                       OFFERING
                              (24 SHARES)                                    (72 SHARES)*


SOURCE OF FUNDS:
  Gross Proceeds of Offering                         $   1,080,000                              $   3,240,000
     Less Offering Costs (1)                               140,000                                    140,000

  Net Proceeds of Offering                                 940,000                                  3,100,000
  Debt Financing (2)                                     2,160,000                                  6,480,000

     Total Funds Available                           $   3,100,000                              $   9,580,000



USE OF FUNDS (3):
  Real Estate and Facilities
     Construction (4)                                $   2,115,000                              $   6,625,000
  Breeding Stock (5)                                       625,000                                  1,875,000
  Project Development Costs and
    Working Capital (6)                                    360,000                                  1,080,000

     Total Facilities
         Development Costs                           $   3,100,000                              $   9,580,000






???1)    Offering costs consist of offering agent commissions and expenses, legal and accounting fees, filing fees, printing costs and other miscellaneous expenses.

(2) The Company anticipates that in connection with the development or acquisition of each new 2,450-sow weaned pig production facility (which may be developed in tandem with, or as a part of, one or more other facilities), it will require at least $2,160,000 in addition to the net proceeds from this offering. Accordingly, the consummation of the issuance and sale of each Minimum Class C Block of 24 Class C Shares will be conditioned upon and subject to the Company obtaining a commitment for at least $2,160,000 of debt financing. As of the date of this Prospectus, the Company has obtained a commitment with respect to at least five Minimum Blocks of the remaining Shares offered hereby until December 31, 2001. No assurances can be given that an extension of such commitment after such date will be obtained on favorable terms, if at all. See "Business-- Financing."

(3) The allocation of the offering proceeds from the sale of the Class C Shares offered hereby and debt financing among the uses specified in the table is based upon the assumption that the Company would develop a new weaned pig production facility as opposed to acquiring an existing weaned pig production facility. In the event that the Company becomes aware of an existing pig production facility that is available for purchase, the Company may determine to acquire the existing facility rather than develop a new one if the Board of Directors determines that such action would be in the best interests of the Company and its members. No assurances can be given that any existing facilities will be available for purchase by the Company or that the Company will acquire any such facility. As of the date of this Prospectus, the Company has no plans to proceed with the acquisition of an existing facility.

(4) The Company has budgeted approximately $2,115,000 for completion of the physical facilities for each new 2,450-sow weaned pig production facility (which may be developed in tandem with, or as a part of, one or more other facilities). The Company borrowed $2,160,000 with respect to its 5,000-sow Colorado facility presently under development under a non-revolving term loan obtained from Farmland, and anticipates that the net proceeds from the sale of the first two Minimum Blocks of the remaining Shares offered hereby will be used to repay the outstanding balance of any such loan. See "Use of Proceeds--Farmland Loan." As presently proposed, the construction of each new weaned pig facility, including breeding, gestation, farrowing and attendant office buildings and related equipment, is estimated to cost approximately $1,819,000, plus the cost of the land and land improvements. This estimate is based on estimates of construction costs furnished to the Company in connection with the construction of its existing facilities and of its facilities under development. The Company has estimated the cost of the land and land improvements required for each 2,450-sow facility to be approximately $296,000 based on its anticipated land requirements and the actual cost of the Company's recent land purchases. Included in the Company's budget respecting the issuance and sale of all 72 Class C Shares offered hereby is approximately $280,000 for the construction of ancillary production buildings or residential facilities for use by facilities operations personnel if sufficient housing is unavailable. Sites for the one or more facilities to be developed with the proceeds of this offering have not been selected by the Company. No assurances can be given that the actual costs for the acquisition of the necessary land and the construction of the facilities will not exceed the Company's estimates.

(5) The Company has budgeted approximately $625,000 for the acquisition of the breeding stock required for each new 2,450-sow facility (which may be developed in tandem with, or as a part of, one or more other facilities) based on the Company's recent acquisition costs for other breeding stock and the Company's estimated cost of developing its own breeding stock from its breeding stock multiplier herd. The actual cost of acquiring the necessary breeding stock may exceed the Company's estimates.

(6) If the Company is successful in implementing its business plan and each new weaned pig production facility is developed on schedule, the initial lots of weaned pigs produced from such facility are not expected to be available to Class C Common investor members for up to 11 to 13 months following completion of the offering. The amounts shown represent costs and expenses expected to be incurred and expended by the Company during construction of the facility and the 45- to 60-day breeding stock acclimation period and prior to shipment of the initial lots of weaned pigs. These amounts include working capital for the payment of salaries, feed and veterinary costs, utilities, insurance, overhead and administration, interest requirements on any facilities development financing that the Company may incur (although no assurances can be given that it will obtain such financing) with respect to each new facility (including interest requirements on the $2,160,000 Farmland non-revolving term loan referred to in note (4) above), taxes, and accounting and legal fees, among others. Amounts allocated to working capital may be used for any of the purposes set forth above, as needed, or for any other use that management for the Company determines to be in the best interests of the Company.

FARMLAND LOAN

     The Company borrowed $2,160,000 with respect to its 5,000-sow Colorado facility presently under development under a non-revolving term loan obtained from Farmland, and anticipates that the net proceeds from the sale of the first two Minimum Blocks of the remaining Shares offered hereby will be used to repay the outstanding balance of any such loan. The Farmland loan provides for amortization over a ten-year period, at a variable rate equal to CoBank's then national variable rate plus 1.25%. As of the date of this Prospectus, interest accrued on the outstanding principal balance of the Farmland loan at a rate of 9.75% per annum (calculated by adding 125 basis points to CoBank's national variable rate of 8.5% in effect as of such date). The payment schedule for the Farmland loan requires the Company to make interest-only payments for the life of the loan, with a payment of one-half of the outstanding loan balance to be made upon the Company's issuance and sale of each of its first two Minimum Blocks of the remaining Shares offered hereby. The Farmland loan is to be repaid in full upon the earlier of (i) the Company's issuance and sale of the first two Minimum Blocks of the remaining Shares offered hereby, and (ii) the expiration of ten years. Funds advanced to Alliance pursuant to the Farmland loan, as well as any future advances are being applied to construction costs and other working capital purposes.

                        PATRONAGE DISTRIBUTION POLICY

     No dividends have been, or will be, paid by Alliance on its Common Stock. The Company intends to distribute, however, at least annually, all of its net margins, if any, as patronage distributions to its stockholders on the basis of the quantity or value of business done by the Company with or for each stockholder with respect to pigs sold pursuant to the Pig Purchase Agreements or
the Swine Production Services Agreement.   The Company's "net margins" for this
purpose generally are equal to the Company's net income under generally accepted accounting principles (taxable income prior to September 1, 1997) attributable to patronage sourced business done with or for the Company's members (determined before reduction for patronage distributions paid by the Company). In this regard, the Company will compute its net income separately for each group of members (including successors and permitted assigns) whose shares of the Company's Common Stock originally were issued in connection with the Company's acquisition or development of one or more feeder or weaned pig production units financed in part thereby. A stockholder's share of the Company's net margins will be payable to him or her after the close of each fiscal year, provided that the Company has positive retained earnings. The Company's Board of Directors has the right to pay the patronage distribution in qualified written notices of allocation, non-qualified written notices of allocation, cash or any combination thereof. The written notices of allocation will be issued in the form of Alliance capital credits. The extent of the cash portion of the patronage distributions will be determined annually and will depend upon the Company's financial condition, results of operation, capital commitments and other factors deemed relevant by the Board of Directors. The Company has entered into various loan agreements and other documentation with its existing lender which restrict the Company's ability to pay patronage distributions in cash. See "Business-- Financing" and "-- Federal Income Taxation." The Company's Board of Directors authorized, with the consent and approval of CoBank, the payment of a $670,167 rebate to its members with respect to feeder pigs sold to such members by Alliance during the fiscal year ended August 31, 1996. The Company does not intend to make any future rebate payments to its members.

                                CAPITALIZATION

     The following tables set forth the capitalization of the Company as of May 31, 1998, as adjusted to give effect to the full advancement of the remaining $3,564,000 of funds then available under the Company's existing credit facility, to the full advancement of $4,320,000 of funds to become available under the company's existing credit facility upon CoBank's acceptance of certain documents, and to the full advancement of funds under the $2,160,000 non-revolving term loan obtained from Farmland for Alliance's development of its 5,000-sow pig production facility in Yuma County, Colorado, and as further adjusted to give effect to the sale of the minimum of 17 Class A Shares, 18 Class B Shares and 24 Class C Shares, respectively, the maximum of the remaining 34 Class A Shares, 18 Class B Shares and 72 Class C Shares, respectively, offered hereby, and all 124 remaining Shares offered hereby, the repayment of one-half of the non-revolving term loan obtained from Farmland for Alliance's development of its 5,000-sow pig production facility in Yuma County, Colorado with respect to the sale of the minimum of 17 Class A Shares, 18 Class B Shares or 24 Class C Shares, and the Company's anticipated borrowing of at least $2,720,000 of debt financing with respect to the sale of the minimum of 17 Class A Shares and of at least $5,440,000 of debt financing with respect to the sale of the maximum 34 remaining Class A Shares offered hereby, the Company's anticipated borrowing of at least $2,160,000 of debt financing with respect to the sale of the minimum of 18 Class B Shares and of at least $2,160,000 of debt financing with respect to the sale of the maximum 18 remaining Class B Shares offered hereby, and the Company's anticipated borrowing of at least $2,160,000 of debt financing with respect to the sale of the minimum of 24 Class C Shares and of at least $6,480,000 of debt financing with respect to the sale of the maximum 72 Class C Shares offered hereby. As of the date of this Prospectus, the Company has obtained a commitment until December 31, 2001 for the debt financing required with respect to at least five Minimum Blocks of the remaining
Shares offered hereby.   These tables should be read in conjunction with
"Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes thereto and other information included elsewhere in this Prospectus.


                             AS OF MAY 31, 1998



                                                                   AS FURTHER ADJUSTED FOR THE OFFERING(2)


                                                                   MINIMUM


                                                        AS ADJUSTED
                                          ACTUAL      FOR BANK DEBT            CLASS A           CLASS B               CLASS C



                                     $16,845,361        $26,889,361        $26,369,361       $25,809,361           $25,809,361
Debt(1).......


Stockholders' equity:


Class A Common stock, $.01
 par value; 5,000 shares
 authorized (119 shares
 issued; 119 shares issued,
 as adjusted; and 136 shares
 issued, as further adjusted
 (minimum) ...                                 1                  1                  1                 1                     1


Class B Common stock, $.01
 par value; 2,500 shares
 authorized (36 shares
 issued; 36 shares issued,
 as adjusted; and 54 shares
 issued, as further adjusted
 (minimum) ...                                 0                  0                  0                 1                     0


Class C Common stock, $.01
 par value; 2,500 shares
 authorized (zero shares
 issued; zero shares issued,
 as adjusted; and 24 shares
 issued, as further adjusted
 (minimum) ...                                 0                  0                  0                 0                     0

Additional paid-in
 capital                              10,751,325         10,751,325         12,111,325        11,831,324            11,831,325

Deficit                                (997,197)          (997,197)          (997,197)         (997,197)             (997,197)

Total stockholders'
 equity                                9,754,129          9,754,129         11,114,129        10,834,129            10,834,129

Total capitalization                 $26,599,490        $36,643,490        $37,483,490       $36,643,490           $36,643,490





[FN]

___________________________
   (1) On March 18, 1998, the Company entered into various loan documents with CoBank related to a secured credit facility which provides for up to $26,846,700 of non-revolving term debt, $7,660,000 of revolving term credit and $18,400,00 of construction financing. The unused portion of the credit facility expires September 30, 2011 with respect to the revolving term credit, December 31, 2001 with respect to the non-revolving term debt and September 30, 2001 with respect to the construction financing. The Company borrowed $760,000 from Farmland in August 1996 in order to purchase certain real property in Yuma County, Colorado. As of May 31, 1998, the outstanding balance of loans made by CoBank under the credit facility was $16,345,603, and the outstanding balance of the Farmland loan was $499,758. In May, 1998, the Company obtained a $2,160,000 non-revolving term loan from Farmland for Alliance's development of its 5,000-sow pig production facility in Yuma County, Colorado. Amounts shown in the As Adjusted column assume that all funds available from the CoBank credit facility and the Farmland loans have been advanced, and amounts shown in the As Further Adjusted columns assume that all funds from the anticipated borrowing of non-revolving term debt and revolving term credit in connection with this offering have been advanced and that $1,080,000 of the 5,000-sow pig production facility loan from Farmland has been repaid.
    (2)     Net of offering costs.



                          AS OF MAY 31, 1998



                                                          AS FURTHER ADJUSTED FOR THE OFFERING(2)


                                                          MAXIMUM


                                               AS ADJUSTED                                                     ALL THREE
                                    ACTUAL   FOR BANK DEBT        CLASS A         CLASS B        CLASS C         CLASSES



Debt(1)......                  $16,845,361     $26,889,361    $25,849,361     $25,809,361    $26,889,361     $34,489,361


Stockholders' equity:


Class A Common stock, $.0
 par value; 5,000 shares
 authorized (119 shares
 issued; 119 shares
 issued, as adjusted;
 and 153 shares issued,
 as further adjusted                     1               1              2               1              1               2
 (maximum) ..


Class B Common stock, $.0
 par value; 2,500 shares
 authorized (36 shares
 issued; 36 shares
 issued, as adjusted; and
 54 shares issued, as
 further adjusted                        0               0              0               1              0               1
 (maximum) .


Class C Common stock, $.0
 par value; 2,500 shares
 authorized (zero shares
 issued; zero shares
 issued, as adjusted; and
 72 shares issued, as
 further adjusted                        0               0              0               0              1               1
 (maximum) ..

Additional paid-in
 capital                        10,751,325      10,751,325     13,471,324      11,831,324     13,991,324      17,791,322

Deficit                          (979,197)       (997,197)      (997,197)       (997,197)      (997,197)       (997,197)

Total stockholders'
 equity                          9,754,129       9,754,129     12,474,129      10,834,129     12,994,129      16,794,129

Total capitalization           $26,599,490     $36,643,490    $38,323,490     $36,643,490    $39,883,490     $51,283,490





[FN]

___________________________
   (1) On March 18, 1998, the Company entered into various loan documents with CoBank related to a secured credit facility which provides for up to $26,846,700 of non-revolving term debt, $7,660,000 of revolving term credit and $18,400,00 of construction financing. The unused portion of the credit facility expires September 30, 2011 with respect to the revolving term credit, December 31, 2001 with respect to the non-revolving term debt and September 30, 2001 with respect to the construction financing. The Company borrowed $760,000 from Farmland in August 1996 in order to purchase certain real property in Yuma County, Colorado. As of May 31, 1998, the outstanding balance of loans made by CoBank under the credit facility was $16,345,603, and the outstanding balance of the Farmland loan was $499,758. In May, 1998, the Company obtained a $2,160,000 non-revolving term loan from Farmland for Alliance's development of its 5,000-sow pig production facility in Yuma County, Colorado. Amounts shown in the As Adjusted column assume that all funds available from the CoBank credit facility and the Farmland loans have been advanced, and amounts shown in the As Further Adjusted columns assume that all funds from the anticipated borrowing of non-revolving term debt and revolving term credit in connection with this offering have been advanced and that the 5,000-sow pig production facility loan from Farmland has been repaid in full.
    (2)     Net of offering costs.

                           SELECTED FINANCIAL DATA

     The selected historical financial information presented below reflects the fiscal 1997, 1996 and 1995 operations of Alliance. Such financial information under the captions "Statement of Operations Information" and "Balance Sheet Information" as of and for the fiscal years ended August 31 is derived from the financial statements of Alliance for the period from September 1, 1994 through August 31, 1997, all of which have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The summary historical financial information as of May 31, 1998, and for the nine months ended May 31, 1998 and 1997 is derived from the unaudited financial statements of Alliance. In the opinion of the Company, such interim financial information includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for such interim periods. In the opinion of management, the financial condition and results of operations set forth herein cannot be relied upon as being representative of the continuing prospects for the Company. The following selected financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited financial statements and related notes thereto and other information included elsewhere in this Prospectus.

STATEMENT OF OPERATIONS
INFORMATION:


                                                                            NINE MONTHS ENDED MAY 31,
                                        FISCAL YEAR ENDED AUGUST 31,

                                          1997               1996               1995               1998              1997




 Net sales                                 $13,669,706         $7,037,927        $ 1,554,113       $13,346,482        $9,871,995

 Cost of goods sold                         11,222,169          6,422,838          1,836,388         9,587,739         8,239,573

 Gross income(loss)                          2,447,537            615,089          (282,275)         3,758,743         1,632,422

 Expenses related to start-up of
 new production facilities                     281,025            426,926            754,756           791,861           174,215

 Administrative expenses                       424,565            369,787            101,927           751,269           326,170

 (Gain) Loss on sale of
 breeding stock                               (94,123)            226,738            112,797           159,057            76,710

 Operating income (loss)                     1,836,070          (408,362)        (1,251,755)         2,056,556         1,055,327

 Interest expense                          (1,321,984)        (1,001,329)          (289,082)       (1,129,039)         (919,360)

 Other income                                  144,209             66,604             27,509           298,355           101,111

                                           (1,177,775)          (934,725)          (261,573)         (830,684)         (818,249)

 Net income (loss)                          $  658,295       $(1,343,087)       $(1,513,328)        $1,225,872       $   237,078





 OTHER INFORMATION:


 Pigs Sold                                     231,611            148,926             46,858           228,040           169,459


                                              AS OF AUGUST 31,                    AS OF MAY 31,

 BALANCE SHEET INFORMATION:               1997               1996               1995                    1998



 Working Capital (Deficit)              $    (114,425)      $   (257,702)        $ 1,238,271          $        (7,355)

 Total Assets                               24,380,406         20,845,613         14,571,940          28,855,236

 Shareholders' Equity                        6,496,168          4,606,289          4,627,693           9,754,129



         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                          AND RESULTS OF OPERATIONS

GENERAL

     The Company commenced operations in July, 1994, following its acquisition of the entire equity ownership rights and interest in Yuma LLC, a Colorado limited liability company in which Farmland and Yuma Cooperative owned 71.5% and 28.5%, respectively, of the outstanding equity interests. Subsequent to the Company's acquisition of Yuma LLC, Yuma LLC was dissolved and liquidated and Alliance received all assets and liabilities of Yuma LLC and continued the feeder pig production operations of Yuma LLC as described herein.

THREE MONTHS ENDED MAY 31, 1998 AND 1997

     Shipments of feeder pigs were higher for the three months ended May 31, 1998 than in the prior year's period. Alliance shipped 78,065 feeder pigs for the quarter ended May 31, 1998 compared to 56,659 feeder pigs shipped for the quarter ended May 31, 1997 for an increase of 38%. Net sales for the quarter ended May 31, 1998 increased to $4,375,672 from $3,351,997 for the prior year period, an increase of $1,023,675 or 31%. The selling price per pig is determined pursuant to the formula established under Alliance's Pig Purchase Agreements with its members. The selling price is based on Alliance's operating costs (which were based on a twelve month rolling average), debt service and an additional $4.50 per pig. The above increase in volume and sales dollars is partially a result of having seven units in production for the quarter ended May 31, 1998 as compared to six units in production for the quarter ended May 31, 1997, in addition to improved productivity during the quarter ended May 31, 1998. The per pig sales price was lower during the three months ended May 31, 1998 compared to the three months ended May 31, 1997 due to higher pig production partially offset by higher expenses. Average net sales price was $56.05 and $59.16 during the quarters ended May 31, 1998 and 1997, respectively.


     Alliance earned gross margins of $1,019,963 and $661,473 for the three month periods ended May 31, 1998 and 1997, respectively. This improvement in gross margin is primarily due to the nature of the contractual pricing arrangements applicable to Alliance's sale of feeder pigs to its members. As previously described, the selling price is based on, among other things, Alliance's operating costs on a twelve month historical rolling average. For the third quarter of fiscal 1998, Alliance's net sales price exceeded then current production costs by $13.07 per pig sold. For the third quarter of fiscal 1997, the net sales price exceeded then current production costs by $11.67 per pig sold.

     Sales to Farmland for the three month periods ended May 31, 1998 and 1997 were $2,293,777 and $2,111,550 respectively. The average net sales price per head was $56.05 and $59.16 and the average industry market price per head was $35.14 and $64.99 during 1998 and 1997, respectively.

     Alliance recorded $342,814 of start-up costs relating to the operation of its two newest production facilities under construction during the three months ended May 31, 1998. Start-up costs for the three month period ended May 31 1998 were comprised of utilities, feed, labor and other general expenses prior to the operation of the new feeder pig production facilities.

     Administrative expenses were $424,610 for the three months ended May 31, 1998 compared to $111,174 for the prior year period. This increase reflects the increased operations and includes higher administrative, payroll and professional fees, related primarily to additional facilities being in operation.

     Loss on sale of breeding stock was $103,518 for the three months ended May 31, 1998 as compared to a gain of $4,310 for the prior year period. This change is attributable to an accelerated cull rate during the third quarter of fiscal

1998 compared to the third quarter of fiscal 1997.

     Interest expense of $412,924 for the three months ended May 31, 1998 as compared to $238,776 for the prior year period, was incurred in financing the development of seven existing and two new pig production facilities. This increase is primarily due to the increase in the outstanding loan balance. As of May 31, 1998, Alliance had borrowed $16,345,603 from CoBank for construction and start up costs and $499,758 from Farmland for the purchase of land which is intended to be used for future expansion.

     Alliance incurred a net loss of $17,709 for the three months ended May 31, 1998 compared to a net gain of $232,611 for the prior year period. The net loss for the third quarter of fiscal 1998 was due to losses incurred related to the two pig production facilities under construction. These losses were significantly offset by the rolling average cost that the per pig sales prices are based on exceeding then current costs per pig by $4.16 per pig shipped, caused primarily by an improvement in productivity. The net gain for the third quarter of fiscal 1997 was attributable to improved gross margins resulting from the per pig sales price exceeding current operating costs. In addition to operating risks and uncertainties associated with any business, Alliance's ability to generate net income is limited by any start-up expenses that are incurred with respect to facilities development and by the selling price formula for feeder pigs that contains a $4.50 production margin.

NINE MONTHS ENDED MAY 31, 1998 AND 1997

     Shipments of feeder pigs were higher for the nine months ended May 31, 1998 than in the prior year's period. Alliance shipped 228,040 feeder pigs for the nine months ended May 31, 1998 compared to 169,459 feeder pigs shipped for the nine months ended May 31, 1997 for an increase of 35%. Net sales for the nine months ended May 31, 1998 increased to $13,346,482 from $9,871,995 for the prior year period, an increase of $3,474,487, or 35%. The selling price per pig is determined pursuant to the formula established under Alliance's Pig Purchase Agreement with its members. The selling price is based on Alliance's operating costs (which were based on a twelve month rolling average), debt service and an additional $4.50 per pig. The above increase in volume and sales dollars is partially a result of having six units in production for nineteen weeks and seven units in production for twenty weeks of the first nine months of fiscal 1998 as compared to five units in production for nine weeks and six units in production for thirty weeks of the first nine months of fiscal 1997, in addition to improved productivity for the first nine months of fiscal 1998 as compared to the first nine months of fiscal 1997. The per pig sales price was slightly higher during the first nine months of fiscal 1998 compared to the first nine months of fiscal 1997 partially because the pigs shipped weighed more and partially because the twelve months of costs used to compute the per pig prices was slightly higher and the twelve months of productivity used to compute the per pig prices was lower for the first nine months of fiscal 1998 than the first nine months of fiscal 1997. Average net sales price was $58.53 and $58.26 during the nine months ended May 31, 1998 and 1997, respectively.

     Alliance earned a gross margin of $3,758,743 and $1,632,422 for the first nine months of fiscal 1998 and fiscal 1997, respectively. This improvement in gross margin is primarily due to the nature of the contractual pricing arrangements applicable to Alliance's sale of feeder pigs to its members. As previously described, the selling price is based on, among other things, Alliance's operating costs on a twelve month historical rolling average. For the first nine months of fiscal 1998, Alliance's net sales price exceeded then current production costs by $16.48 per pig sold. For the first nine months of fiscal 1997, the net sales price exceeded then current production costs by $9.64 per pig sold.

     Sales to Farmland for the first nine months of fiscal 1998 and 1997 were
$8,009,564 and $6,072,633, respectively.   The average net sales price per head
was $58.53 and $58.26 and the average industry market price per head was $39.48 and $57.65 during 1998 and 1997, respectively.

     Alliance recorded $791,861 of start-up costs relating to the operation of it's two newest production facilities under construction during the first nine months of fiscal 1998 and $174,215 of start-up costs relating to the two facilities under construction during the first nine months of fiscal 1997. Start-up costs for the first nine months of fiscal 1998 and 1997 were comprised of utilities, feed, labor and other general expenses prior to the operation of the new feeder pig production facilities.

     Administrative expenses were $751,269 for the nine months ended May 31, 1998 compared to $326,170 for the prior year period. This increase reflects the increased operations and includes higher administrative, payroll and professional fees, related primarily to additional facilities being in operation.

     Loss on sale of breeding stock was $159,057 for the nine months ended May 31, 1998 as compared to $76,710 for the prior year period. This is attributable to an accelerated cull rate during the third quarter of fiscal 1998, partially offset with the existence of more mature facilities culling animals during the first nine months of fiscal 1998 as compared to more newly developed facilities culling animals during the first nine months of fiscal 1997.

     Interest expense of $1,129,039 for the nine months ended May 31, 1998 as compared to $919,360 for the prior year period, was incurred in financing the development of four existing and two new pig production facilities. This increase is primarily due to the increase in the outstanding loan balance, partially offset by the capitalization of $38,606 of interest in the first nine months of fiscal 1998 compared to $8,241 in the first nine months of fiscal 1997. As of May 31, 1998, Alliance had borrowed $16,345,603 from CoBank for construction and start up costs and $499,758 from Farmland for the purchase of land which is intended to be used for future expansion.

     Alliance earned net income of $1,225,872 for the nine months ended May 31, 1998 compared to $237,078 for the prior year period. The net income for the first nine months of fiscal 1998 was attributable to the rolling average cost that the per pig sales prices are based on exceeding then current costs per pig by $8.84 per pig shipped, caused primarily by an improvement in productivity. This net income was partially offset due to losses incurred in the third quarter of fiscal 1998 related to the construction of the two new pig production facilities. The net income for the first nine months of fiscal 1997 was partially attributable to an improvement in productivity at the beginning of the fiscal year which decreased throughout the first half of fiscal 1997 due to herd health issues, and increased again during the third quarter of fiscal 1997.

FISCAL YEARS ENDED AUGUST 31, 1997 AND 1996.

     Shipments of feeder pigs were higher for the fiscal year ended August 31, 1997 than in the prior year. Alliance shipped 231,598 feeder pigs during fiscal 1997 compared to 148,926 feeder pigs shipped during fiscal 1996, an increase of approximately 56%. Net sales for the fiscal year ended August 31, 1997 increased to $13,669,706 from $7,037,927 for the prior year, an increase of $6,631,779 or approximately 94%. This increase in volume and sales dollars is primarily due to six units operating for the fiscal year ended August 31, 1997 versus four units for the fiscal year ended August 31, 1996.

     Alliance's sales for the fiscal year ended August 31, 1996 have been reduced by the accrual of a rebate of $670,167 that was paid to its members with respect to feeder pigs sold to such members by Alliance during such fiscal year. See "Patronage Distribution Policy." Alliance incurred positive gross margins of $2,447,537 and $615,089 for fiscal 1997 and 1996, respectively. This improvement in gross margin is primarily due to the nature of the contractual pricing arrangements applicable to the Company's sale of feeder pigs to its members. The selling price for Alliance's feeder pigs is based on, among other things, the 12-month rolling average of operating costs per pig. For the fiscal year ended August 31, 1997, the Company's operating costs at the time pigs were sold (the then current operating costs) were lower than the historical rolling average of operating costs by $1.39 per head sold. For the fiscal year ended August 31, 1996, the Company's then current operating costs exceeded the historical rolling average of operating costs by $0.09 per head sold.

     Sales to Farmland (including sales to Farmland of Yuma Cooperative's share of feeder pigs produced by the Company) for fiscal 1997 and 1996 were $7,924,763
and $5,035,160, respectively.   The average net sales price per head was $59.02

and $48.12 ($52.62 prior to giving effect to a $4.50 per pig rebate) and the average industry market price per head was $56.84 and $41.15 during 1997 and 1996, respectively.

     Alliance recorded start-up costs of $281,025 and $426,926 relating to the operation of new production facilities during the fiscal years ended August 31, 1997 and 1996, respectively. All of the costs for the fiscal year ended August 31, 1997 and all of the costs for the fiscal year ended August 31, 1996 were comprised of utilities, feed, labor and other general expenses prior to the operation of the new feeder pig production facilities.

     Gain on sale of breeding stock was $94,123 for the fiscal year ended August 31, 1997 as compared to a loss of $226,738 for the prior year period. This increase is attributable to an unusually strong market for hogs and the culling by Alliance of a larger percentage of its herd, which consists of a higher quality of animal. In connection with the ongoing repopulation of the Company's Colorado facilities, Alliance is culling all of its DeKalb breeding stock and replacing it with P.I.C. genetics.

     Administrative expenses were $424,565 for the fiscal year ended 1997 compared to $369,787 for the prior year period. This increase reflects the increased operations and includes higher administrative, payroll and professional fees.

     Interest expense of $1,321,984 for fiscal 1997 compared to $1,001,329 for fiscal 1996 was incurred in financing the development of the six existing and one new feeder pig facilities. The increase reflects an increase in outstanding borrowings in 1997.

     Alliance earned net income of $658,295 for the fiscal year ended August 31, 1997 compared to a net loss of $1,343,087 for the prior year period. The fiscal 1997 net income was attributable to improved gross margins resulting from the per pig sales price exceeding operating costs, caused in part by improved productivity as well as lower corn prices from fiscal 1996. The fiscal 1996 loss was attributable to $426,926 of start-up expenses related to the development of two feeder pig production facilities and a loss of $226,738 on the sale of breeding stock. The remaining amount of the 1996 net loss was primarily attributable to then current costs exceeding the rolling average cost that per pig prices were based on, caused in part by high death loss due to herd health issues, as well as rising corn prices. In addition, the Company's operating costs at the time pigs were sold during part of fiscal 1997 and all of fiscal 1996 exceeded the historical rolling average of operating costs from which the selling price for pigs was based. The selling price for Alliance's feeder pigs is based on the 12-month rolling average of operating costs per pig, the debt service financing cost per pig, and a $4.50 per pig production margin. During all of fiscal 1996, however, the Company accrued a $670,167 rebate that was intended to provide each member with a $4.50 payment per pig sold to such member during fiscal 1996; thereby effectively eliminating the production
margin.   There was no accrual of a rebate during fiscal 1997.  In addition operating risks and uncertainties associated with any business, the Company's ability to generate net income is limited by: any start-up expenses that are incurred with respect to facilities development and the Company's selling price formula for feeder pigs that contains a $4.50 production margin.

FISCAL YEARS ENDED AUGUST 31, 1996 AND 1995.

     Shipments of feeder pigs were higher for the fiscal year ended August 31, 1996 than in the prior year's period. Alliance shipped 148,926 feeder pigs during fiscal 1996 compared to 46,858 feeder pigs shipped during fiscal 1995, an increase of approximately 218%. Net sales for the fiscal year ended August 31, 1996 increased to $7,037,927 from $1,554,113 for the prior year, an increase of

$5,438,814 or approximately 350%. This increase in volume and sales dollars is primarily due to four units operating for the fiscal year ended August 31, 1996 versus one unit for the fiscal year ended August 31, 1995 and the change in Alliance's contract price, effective July 13, 1995, to include $4.50 per pig in addition to the financing cost and operating cost on which the price was previously based.

     Alliance's sales for the fiscal year ended August 31, 1996 have been reduced by the accrual of a rebate of $670,167 that is intended to be paid to its members with respect to feeder pigs sold to such members by Alliance during such fiscal year. See "Patronage Distribution Policy." Alliance incurred a positive gross margin of $615,089 and a negative gross margin of $282,275 for fiscal 1996 and 1995, respectively. This improvement in gross margin is primarily due to the nature of the contractual pricing arrangements applicable to the Company's sale of feeder pigs to its members. The selling price for Alliance's feeder pigs is based on, among other things, the 12-month rolling average of operating costs per pig. For the fiscal year ended August 31, 1996, the Company's operating costs at the time pigs were sold (the then current operating costs) exceeded the historical rolling average of operating costs by $0.09 per head sold. For the fiscal year ended August 31, 1995, the Company's then current operating costs exceeded the historical rolling average of operating costs by $6.37 per head sold. The substantial difference between fiscal 1995's then current operating costs and historical rolling average operating costs is principally due to Alliance's culling of a greater portion of its herd than is customary in order to accommodate their replacement with multiplier unit animals, in addition to the resulting decline in production.

     Sales to Farmland (including sales to Farmland of Yuma Cooperative's share of feeder pigs produced by the Company) for fiscal 1996 and 1995 were $5,035,160
and $1,467,069, respectively.   The average net sales price per head was $48.12
and $33.16 and the average industry market price per head was $41.15 and $32.17 during 1996 and 1995, respectively.


     Alliance recorded start-up costs of $426,926 and $754,756 relating to the operation of new production facilities during the fiscal years ended August 31, 1996 and 1995, respectively, and conversion of the existing unit to a multiplier unit during the fiscal year ended August 31, 1995. All costs for the fiscal year ended August 31, 1996 and $647,751 of the costs for the fiscal year ended August 31, 1995 were comprised of utilities, feed, labor and other general expenses prior to the operation of the new feeder pig production facilities, and $107,005 of the costs for the fiscal year period ended August 31, 1995 were attributable to the conversion of the existing 2,450-sow feeder pig unit from a commercial sow unit to a multiplier sow unit.

     Loss on sale of breeding stock was $226,738 for the fiscal year ended August 31, 1996 as compared to $112,797 for the prior year period. This increase is attributable to the existence of newly developed facilities in fiscal 1995, from which culling of animals was not necessary until near the end of that fiscal year, as compared to more mature facilities in fiscal 1996, from which culling of animals occurred throughout that fiscal year.

     Administrative expenses were $369,787 for the fiscal year ended 1996 compared to $101,927 for the prior year period. This increase reflects the increased operations and includes higher administrative, payroll and professional fees.

     Interest expense of $1,001,329 for fiscal 1996 compared to $289,082 for fiscal 1995 was incurred in financing the development of the four existing and two new feeder pig production facilities.

     Alliance incurred a net loss of $1,343,087 for the fiscal year ended August 31, 1996 compared to a net loss of $1,513,328 for the prior year period. The fiscal 1996 loss was attributable to $426,926 of start-up expenses related to the development of two feeder pig production facilities and a loss of $226,738 on the sale of breeding stock. The remaining amount of the net loss is primarily attributable to current costs exceeding the rolling average cost that per pig prices are based on, caused in part by high death loss due to herd health issues, as well as rising corn prices. The fiscal 1995 loss was attributable to $754,756 of start-up expenses related to facilities development and a loss of $112,797 on the sale of breeding stock. In addition, the Company's operating costs at the time pigs were sold during both fiscal 1996 and 1995 exceeded the historical rolling average of operating costs from which the selling price for pigs was based. During all of fiscal 1996, the selling price for Alliance's feeder pigs was based on the 12-month rolling average of operating costs per pig, the debt service financing cost per pig, and a $4.50 per pig production margin. The Company accrued a $670,167 rebate, however, that is intended to provide each member with a $4.50 payment per pig sold to such member during fiscal 1996; thereby effectively eliminating the production margin. The $4.50 per pig production margin was not added to the price of feeder pigs sold during fiscal 1995 until after July 13, 1995. In addition operating risks and uncertainties associated with any business, the Company's ability to generate net income is limited by any start-up expenses that are incurred with respect to facilities development, by the Company's selling price formula for feeder pigs that contains a $4.50 production margin, and by the possible return of all or a portion of such rebate to the Company's members.

LIQUIDITY AND CAPITAL RESOURCES

     At May 31, 1998, the Company reported a working capital deficit of $7,355 and total assets of $28,855,236. The Company issued 17 shares of Class A Common in August 1997 for net proceeds of $1,231,584. Alliance used these funds, in combination with $2,110,000 of borrowings through May 31, 1998 for the repayment of a $1,360,000 loan made by Farmland, and for the development, population, and start-up of its second feeder pig facility in Wayne County, Illinois. Alliance issued 36 shares of Class B Common in November 1997 for net proceeds of $2,032,087. Alliance used these funds to repay the balance owed Farmland pursuant to another $1,360,000 loan agreement, and for the development, population, and start-up of one weaned pig facility in Yuma County, Colorado and one in Wayne County, Illinois.

     As of the date of this Prospectus, the Company has 119 shares of Class A Common issued and outstanding, 36 shares of Class B Common issued and outstanding, no issued and outstanding shares of Class C Common, and is offering an additional 34 Class A Shares, 18 Class B Shares and 72 Class C Shares to qualified prospective investors. At May 31, 1998, Alliance had $3,564,000 immediately available under its credit facility with CoBank, consisting of $2,316,000 of term loans and $1,248,000 of revolving term credit. An additional $4,320,000 is to become available following CoBank's acceptance of certain documents, as specified in the loan agreement. The availability of non-revolving term debt and revolving term credit under the CoBank credit facility is subject to specified equity investment levels in the Company being satisfied. As of May 31, 1998, Alliance has borrowed $499,758 from Farmland to purchase land for future expansion. See "BusinessBFinancing." In the opinion of management, these arrangements for debt capital are adequate for Alliance's present operating and capital plans.

     As of May 31, 1998, Alliance has borrowed $499,758 from Farmland to purchase land for future expansion. During the nine month period ended May 31, 1998, Alliance had capital expenditures of $2,349,630 for construction of its first weaned pig production facility in Yuma County, Colorado and $1,735,736 for its first weaned pig production facility in Wayne County, Illinois. The remaining capital expenditures were for replacement breeding stock and building construction for the first seven production facilities.

     Major uses of cash during the nine months ended May 31, 1998 include $7,305,367 for capital expenditures on new and existing facilities, $309,782 decrease in revolving term credit, $970,400 of principal payments on long term debt, and $116,666 paid to Farmland pursuant to a $760,000 loan agreement.

Major sources of cash include $2,032,087 of proceeds, net of offering costs, from the issuance of capital stock, $2,658,785 of proceeds from the issuance of long term debt and $3,319,809 in cash provided by operating activities.

     On March 18, 1998, Alliance entered into a new $34,506,700 secured credit facility with CoBank to provide financing for the debt portion of the construction of up to six 2,450-sow weaned and/or feeder pig production facilities, related support facilities and initial breeding stock associated with each unit and to restate and modify the terms and conditions of the existing loan agreements, including the commitments for financing the debt portion of the two 2,450-sow weaned pig production facilities already under construction, along with these units related support facilities, initial breeding stock and capitalized start-up costs. This agreement provides for $26,846,700 of term loans and $7,660,000 of revolving term credit. The availability of non-revolving term debt and revolving term credit under the CoBank credit facility is subject to specified equity investment levels in the Company being satisfied. There is no assurance that additional shares of common stock will be sold and the specified equity investment levels satisfied. Under this new credit facility, proceeds from the construction loan are used for construction of facilities and are advanced by CoBank as construction costs are incurred by Alliance. Proceeds from the term loans and revolving term credit are used to repay the construction loan upon completion of a facility, and for working capital.

     The new credit facility provides for the monthly payment of principal and interest. The existing non-revolving term loans will change from ten year to eight year terms effective August 31, 1998. Each new tranche of non-revolving term credit will be repaid with monthly interest payments and with 97 monthly principal payments of $21,800 for feeder pig facilities and $17,300 for weaned pig facilities to begin 18 months after the initial advance on each new construction loan commitment. The revolving credit facility will mature on August 31, 2010 and will decrease in 40 equal amounts at the end of each of the Company's fiscal quarters based on the amount of available commitment at August 31, 2001.

     Alliance is required to comply with various covenants, including, but not limited to (i) maintaining a total equity to total assets ratio of not less than 0.25, (ii) maintaining a debt service coverage ratio of not less than 1.00 (calculated as average annual cash flow divided by current debt), (iii) restrictions on the occurrence of additional indebtedness. As of May 31, 1998, Alliance was in compliance with all covenants. Alliance may be required to make equity investments in CoBank in an amount not to exceed 1% of the average five-year principal loan balance until Alliance meets CoBank's target level of equity investment, which is currently 11.5% of the average five-year principal loan balance. As of May 31, 1998, substantially all assets of Alliance were pledged to CoBank.

INCOME TAXES

     The Company operates as a cooperative that is not exempt from federal income taxes and, therefore, is subject to taxes on all income not paid or allocated to members. Deferred income taxes have not been provided because all sales since inception have been to members and all future sales are anticipated to be to members.

     Alliance incurred patronage-sourced losses through August 31, 1996 which were not allocated to members. These patronage-sourced losses are therefore available to offset future patronage-sourced income. During the year ended August 31, 1997, a portion of patronage-sourced losses were used to offset 1997 patronage-sourced income. At August 31, 1997, approximately $3,594,000 of patronage-sourced losses were available to offset future patronage-sourced income. These losses expire in 2009 through 2011.

INFLATION

     Inflation is believed to have a relatively minor impact on the operations of the Company. While certain costs, such as salaries, are affected by inflation, the Company believes that the factors which most affect its results of operations are the cost of feed and other inputs and the productivity of the breeding stock herd which are each influenced by a variety of factors. Further, the Company will sell its feeder and weaned pig production under terms which cause the sales price of feeder pigs to be adjusted for changes in the cost of production per unit, including increases in costs caused by inflation. The precise impact of inflation on the Company's costs is not readily ascertainable.

RECENT ACCOUNTING PRONOUNCEMENT

     In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, Reporting Comprehensive Income. This statement establishes standards for reporting and display of items that may affect shareholder equity but are not components of reported net income. The Company is required to adopt SFAS No. 130 in the first quarter of fiscal 1999. It is not expected that this pronouncement will have a significant effect on the Company's financial reporting.

     In June 1997, the FASB also issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". This statement supersedes and expands on the segment disclosure requirements of SFAS No. 14. The statement requires certain financial disclosures about business segments. The definition of business segments has been changed from an industry definition to that of a management definition. The Company will adopt the provisions of SFAS No. 131 effective August 31, 1999. It is not expected that the statement will have a significant effect on the Company's financial reporting.

     In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits". This statement amends SFAS Nos. 87, 88, and 106. The statement standardizes and expands the disclosure requirements of the prior pronouncements in order to facilitate enhanced financial analysis. The Company will adopt the provisions of SFAS No. 132 effective August 31, 1999. It is not expected that the statement will have a significant effect on the Company's financial reporting.

     In 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement, which is effective for all fiscal quarters beginning after June 15, 1999, will have no impact on Alliance's reported financial position, results of operations or cash flows.

YEAR 2000

     The Company has completed an assessment of the changes needed to make its financial system, operational system and equipment year 2000 compliant. A plan has been developed to implement such changes. Researching, selecting and purchasing a software application that will meet the financial and reporting needs of the Company and that is year 2000 compliant are expected to be completed by late 1998. Installation, testing and training are anticipated to occur in early 1999. The cost of replacement software is anticipated to be approximately $20,000. Currently, the Company is reviewing the non-information technology related systems. At this time, no equipment that is date sensitive has been identified. The time frame and cost associated with becoming year 2000 compliant is based on management's best estimates, although no assurances can be given in this regard. The Company intends to evaluate its reliance on third parties to determine and minimize the extent to which its operations may be dependent on such third parties to remediate year 2000 issues in their systems. In addition, as systems are tested the Company intends to develop a contingency backup plan for systems which exhibit possible year 2000 problems.

                                   BUSINESS

GENERAL

     The Company is a cooperative association engaged in the production of feeder pigs for sale to its members who own shares of Class A Common, and in the production of weaned pigs for sale of its members who own shares of Class B Common or Class C Common. The Company was formed as a cooperative association under the laws of the state of Colorado on May 3, 1994, but did not engage in any business activity until July, 1994. The Company's predecessor, Yuma LLC, was formed in October, 1991 and commenced shipment of feeder pigs in March, 1993. On July 13, 1994 (July 9, 1994 for accounting purposes), the Company acquired the entire equity ownership rights and interests in Yuma LLC from Farmland and Yuma Cooperative, and thereupon Yuma LLC was dissolved and liquidated and its assets, liabilities and feeder pig production operations were assigned to and assumed by Alliance. As of the date of this Prospectus, the Company owned and operated five 2,450-sow feeder pig production facilities located in Yuma County, Colorado (approximately 150 miles east of Denver), two 2,450-sow feeder pig production facilities located in Wayne County, Illinois (approximately 100 miles east of St. Louis, Missouri), and was in the process of developing one 2,450-sow weaned pig production facility in Yuma County, Colorado and one weaned pig production facility in Wayne County, Illinois. As of the date of this Prospectus, the Company has commenced preliminary development activities with respect to a 5,000-sow pig production facility in Yuma County, Colorado. See "Business--Expansion" and "Business--Facilities."

     The Company's business strategy is to produce feeder and weaned pigs for sale to its members at competitive prices by utilizing modern facilities, management practices designed to maximize productivity and high quality genetically consistent breeding stock. The Company intends to expand its existing feeder pig production operations by using the net proceeds from the sale of additional shares of its Class A Common, together with debt financing, to develop or acquire and thereafter operate additional feeder pig production facilities, and to expand its weaned pig production operations by using the net proceeds from the sale of shares of its Class B Common or Class C Common, together with debt financing, to develop or acquire and thereafter operate weaned pig production facilities. In this regard, the Company intends to use the net proceeds from the sale of each block of 17 shares of Class A Common, together with debt financing, to develop or acquire one feeder pig production facility having the capacity of a 2,450-sow unit, to use the net proceeds from the sale of each block of 18 shares of Class B Common, together with debt financing, to develop or acquire one weaned pig production facility having the capacity of a 2,450-sow unit, and to use the net proceeds from the sale of each block of 24 shares of Class C Common, together with debt financing, to develop or acquire one weaned pig production facility having the capacity of a 2,450-sow unit. Accordingly, the net proceeds from the sale of the 51 Class A Shares offered hereby, together with debt financing, are intended to be used to develop and operate up to three such feeder pig production facilities, the net proceeds from the sale of the 54 Class B Shares offered hereby, together with debt financing, are intended to be used to develop and operate up to three such weaned pig production facilities, and the net proceeds from the sale of the 72 Class C Shares offered hereby, together with debt financing, are intended to be used to develop and operate up to three such weaned pig production facilities. As of the date of this Prospectus, the Company has commenced preliminary development activities with respect to a 5,000-sow pig production facility in Yuma County, Colorado. Financing for the acquisition of real estate, facilities construction and acquisition of breeding stock with respect to the existing facilities already has been obtained and will not be provided by any proceeds from the sale of the Shares offered hereby, however, the proceeds from the sale of the first two Minimum Blocks of the remaining Shares offered hereby will be applied to the Colorado facility presently under development. See "Description of Business--Financing."

     Operation of the Company's facilities is the responsibility of the management staff of the Company. The Company has contracted with Farmland to provide certain administrative services to the Company, including accounting, production record keeping, feed and other input purchasing, employee training, and breeding stock replacement logistics. See "Business--Employees," "Management" and "Certain Relationships and Related Transactions."

     The Company has entered into contractual arrangements with certain of its members, including Farmland and Yuma Cooperative. Pursuant to the Swine Production Services Agreement between the Company and Farmland, Farmland has agreed to provide certain administrative, advisory and consulting services to the Company. Pursuant to the Feed Purchase Agreement between the Company and Yuma Cooperative, Yuma Cooperative has agreed to provide Alliance with feed-grains and feed additives for the production of feed at Yuma Cooperative's contract rates. Farmland and Yuma Cooperative, as members, have contracted to purchase a share of the pigs to be produced by the Company under the same terms required of the Company's other members. Commencing on August 11, 1995, the date the Company first produced and shipped feeder pigs pursuant to the Pig Purchase Agreements with the Company's existing members (other than Farmland and Yuma Cooperative), the price paid by Farmland and Yuma Cooperative for pigs has been under terms comparable to those applicable to the Company's other members. Finally, the Company has agreed to provide Farmland the first opportunity to purchase any feeder and weaned pigs produced by the Company in excess of the Company's supply commitments to other members or that other members have failed to purchase during the term of the Swine Production Services Agreement (and in no event less than the five-year period ending July 13, 1999). The Company intends to cause any such excess production of weaned pigs, however, to be retained by the Company for development into feeder pigs. See "Certain Relationships and Related Transactions" and "Pig Purchase Agreement."

     Hog production is subject to substantial risks. Success is dependent upon obtaining high levels of breeding stock productivity, controlling the cost and efficiency of purchased feed and other inputs while minimizing herd exposure to disease or other factors which can adversely impact the operation. See "Risk Factors."

BUSINESS ENVIRONMENT

     The pork industry has undergone substantial change in recent years, with respect to the production and processing of hogs. The Company believes that current economics of the industry favor large, well-capitalized hog producers, which use consistent, high-quality breeding stock and employ management practices designed to maximize productivity. As a result, hog production has become increasingly differentiated between large-scale farrowing operations producing feeder pigs and less capital intensive smaller-scale hog finishing operations.

     Concentration of Production. The last decade saw a dramatic increase in the concentration of hog production in larger scale facilities and a corresponding decline in the number of farms producing hogs. Based on data available from the U.S. Department of Agriculture, the number of farms producing hogs in the United States has declined, while the percentage of the nation's total hog inventory held on farms having more than a 500 head inventory, as well as the average number of hogs per farm, has increased.

     The Company believes there are several causes for the increasing concentration of hog production into the hands of larger producers. Large, specialized hog producers may be able to produce hogs for lower cost than smaller scale independent farmers through economies of scale and the use of improved genetics, nutrition, and management practices, many of which are more easily implemented in modern, large-scale facilities. Since this cost advantage would seem to be more readily available to those making a substantial investment in facilities, efficient hog production has become a capital-intensive industry. The Company believes that in the wake of the "agricultural crisis" of the mid-1980's, capital for hog production has become more difficult to obtain and has presented an increasingly large barrier to entry. Additionally, packers generally pay premiums to producers both for the supply of a large volume of hogs and for providing hogs of superior carcass merit with respect to the yield, leanness and consistency. Larger operations populated with genetically consistent stock bred for high productivity and carcass quality therefore may be able to obtain a premium on the sale of their hogs that may not be available to smaller producers.

     Production Differentiation. In addition to the increasing concentration of hog production in larger scale facilities, hog production increasingly has become differentiated between feeder pig production operations (which includes operations relating to the production of weaned pigs) and pig finishing operations. The Company believes that this is partly the result of three-site management practices which dictate the separation of production into three stages: breeding through farrowing; nursery; and finishing; with each phase of production being conducted in separate locations to minimize the risk of
transmission of disease.   In producing feeder pigs, the Company engages in the
first two of these stages of production, while the Company's production of weaned pigs will involve only the first of these stages of production.

     Production of feeder and weaned pigs -- which is less dependent upon variable feed cost and more dependent upon herd health, facilities and breeding stock investment -- is increasingly being conducted in specialized facilities. Finishing of hogs to market weight, the economics of which are principally driven by feed cost, is increasingly handled by producers engaged exclusively in the finishing of hogs, with many of those producers finishing hogs under contract to the producer of the feeder pig. The Company believes that this increasing specialization is attributable to the capital intensive nature of farrowing operations and the complexity of management.

BREEDING STOCK

     Fully populated, each of the Company's feeder and weaned pig production facilities that is either in existence, under development or proposed (which facilities may be developed in tandem with, or as a part of, one or more other facilities) is anticipated to be stocked with approximately 2,450 sows. The Company intends to maintain an adequate population of female-line grandparent stock in its multiplier units to produce commercial gilts for use by the Company in any future facilities development or to replace the commercial herd as it is culled or lost to death. Barrows and any excess gilts from the multiplier units will be sold by the Company as feeder or weaned pigs.

     The Company's feeder and weaned pigs have been and will continue to be produced from genetically consistent breeding stock. The Company currently utilizes breeding stock principally from Pig Improvement Company ("P.I.C."), after discontinuing the use of breeding stock obtained from DeKalb Swine Breeders and repopulating its Colorado facilities. As further improvements in genetics are recognized, the characteristics of the Company's breeding stock may change. The Company intends to continually evaluate the cost and characteristics of breeding stock developed by other producers, and, in the Company's discretion, to populate all or a portion of its facilities with such breeding stock.

     The Company continually culls a portion of its breeding herd and replaces these animals with new breeding stock in order to maintain the productivity of its breeding herd. The selection of animals to be culled is based on subjective determinations as to the animal's productivity, which generally declines as the animals mature. The Company believes that it is positioned to generate all or substantially all of its breeding stock replacements through its breeding stock multiplier herd. The Company believes that its multiplier units are and will be able to produce virtually all of the replacement gilts and initial breeding stock populations required by the Company for the foreseeable future. The Company believes that its internal production of replacement gilts will result in the cost of its breeding stock replacements being lower than could be obtained from outside sources and will preserve the Company's control over its entire operation. No assurance can be given that the Company will be successful in producing any portion of its required breeding stock replacements or that the cost for such replacements will be lower than could be obtained from outside sources.

     With respect to each facility under development or proposed, the Company intends to place breeding stock in the facility over a five month period beginning with the completion of the facility's breeding building. It is anticipated that approximately 800 head of breeding stock will be delivered to the facility in the first month followed by deliveries of 400 to 450 head over the remaining four months until the facility is fully stocked. Following an initial resting period of 45 to 60 days in order to acclimate and monitor each group of breeding stock, breeding will be commenced.

     Alliance implemented an artificial insemination ("AI") program in its Colorado operations and plans to use AI in its other facilities. Although no assurances can be given, Alliance believes that the use of AI will allow more rapid improvements in carcass quality and assist in maintaining higher health status of the herds.

     Alliance is engaged in the depopulation of its operational feeder pig production facilities located in Yuma County, Colorado in order to repopulate these units with P.I.C. females. It is anticipated that sourcing for this repopulation will continue to be from Alliance's Illinois facility. The P.I.C. females are to be finished into breeding sows on the facilities of independent Colorado producers. In this regard, Alliance has contracted with Farmland for the use of facilities as to which Farmland has acquired rights from the owners of such facilities. See "Certain Relationships and Related Transactions-- Farmland." Although no assurances can be given, management believes that the repopulation eventually will improve both productivity and health of the sow units and may result in improved production results in both nursery and finishing pig performance. Repopulation began in August 1997 with P.I.C. feeder pigs first being made available in October 1997. Completion of the repopulation project is anticipated to occur by September 1998.

PURCHASE OF FEED AND OTHER INPUTS

     Farmland has agreed to assist the Company in arranging for the provision of the Company's requirements for feed and other inputs, including animal health products, pursuant to the Swine Production Services Agreement between the Company and Farmland. The Company intends to continue to purchase a portion of these products from Yuma Cooperative upon the prices and terms set forth in the Feed Purchase Agreement between the Company and Yuma Cooperative. Farmland establishes the specifications of all supplies purchased, as well as the specifications for the purchase and delivery of all feed requirements, in coordination with the Company. See "Certain Relationships and Related Transactions."

     The Company's Feed Purchase Agreement with Yuma Cooperative provides for the Company's purchase of feed manufactured by Yuma Cooperative on a delivered cost basis to be determined based upon a fixed charge for the grinding, mixing, and delivery of feed ($13.00 per ton as of the date of this Prospectus), in
addition to the actual delivered cost of the feed ingredients.   Feed rations
which are pelleted are subject to a surcharge ($6.00 per ton as of the date of this Prospectus). The fixed charge will drop to $12.00 per ton on September 1, 1998, and thereafter the fixed charge and the surcharge will remained fixed through the expiration of the Feed Purchase Agreement on August 31, 1999. Corn provided by Yuma Cooperative for use in feed generally is sold to the Company at delivered cost plus, in the absence of available Company grain storage facilities, a $.10 per bushel handling fee. The Company has the right under the Feed Purchase Agreement, in its sole discretion, to purchase and provide its own corn for feed manufacturing. Corn and soybean meal may be substituted from time to time with other ingredients meeting equivalent nutritional requirements based upon temporal price differentials. See "Risk Factors," "Business--Sale of Animals" and "Certain Relationships and Related Transactions."

     The Company believes that feed costs presently account for approximately 35% to 40% of the cost of producing a feeder pig and approximately 20% and 25% of the cost of producing a weaned pig. The principal components of swine feed are corn and soybean meal, which are commodities subject to substantial fluctuations in cost due to changing market conditions, seasonality, and regional variations. While the Company intends to recover changes in feed costs by making corresponding adjustments in the selling prices for its feeder and weaned pigs, the actual changes in the sales price of feeder and weaned pigs will lag changes in feed cost because the Company determines the cost of feeder pigs on a twelve month (five month, after August 31, 1998) historical rolling average basis and intends to determine the cost of weaned pigs on a five month historical rolling average basis. This pricing method may adversely impact the Company's operations in the event of sudden movements, or continual increases, in the cost of feed or other inputs. See "Certain Relationships and Related Transactions," "Business--Sale of Animals," "Pig Purchase Agreement."

SALE OF ANIMALS

     The Company intends to sell its feeder and weaned pigs to its members. Accordingly, the Company has contracted with its members (and intends to contract with any new members) for the sale of the feeder and weaned pigs produced at the Company's facilities. Pig Purchase Agreements (a form of which is attached hereto as Exhibit B) are to be executed by investors as a condition
to a subscription for Shares.   Members in the Company are and will be required
to purchase, and the Company is and will be required to sell, lots of feeder pigs produced by the Company in amounts proportionate to the respective member's pro rata share of the Company's Class A Common, but in no event greater than two and seven-tenths (2.7) lots per share of Class A Common on a prospective rolling 12-month basis. Presently, each share of Class A Common held in the Company will entitle the respective member to contract to purchase one delivery allotment per 119-allotment block made available under the Pig Purchase Agreements to the members owning Class A Common. Similarly, members in the Company will be required to purchase, and the Company will be required to sell, lots of weaned pigs produced by the Company that are to be sold to members in amounts proportionate to the respective member's pro rata share of the Company's Class B Common or Class C Common, as the case may be, but in no event greater than two and seven-tenths (2.7) lots per share of Class B Common on a prospective rolling 12-month basis and in no event greater than two and one-tenth (2.1) lots per share of Class C Common on a prospective rolling 12-month basis. Presently, each share of Class B Common held in the Company will entitle the respective member to contract to purchase one delivery allotment per 36-allotment block made available under the Pig Purchase Agreements to the members owning Class B Common. The Company intends to allocate its production of weaned pigs from all facilities between those that are to be sent to nurseries and developed by the Company into feeder pigs, on the one hand, and those that are to be sold as weaned pigs, on the other hand, in the same proportion that the number of the Company's operating feeder pig production facilities bears to the number of the Company's operating weaned pig production facilities. The lots of feeder and weaned pigs purchased by the respective member from time to time will not necessarily be produced from the same feeder or weaned pig production facility. In the event that the Company issues additional shares of Common Stock for the construction of additional feeder or weaned pig production facilities, the number of participants in the allotment of feeder or weaned pigs, as the case may be, will be increased, although such increase is not anticipated to materially change an investor's right to receive his anticipated allotment of pigs. Casualty to the Company's facilities, diminished breeding stock productivity or extreme mortality or morbidity, among other adverse circumstances, could reduce the number of feeder or weaned pigs available for purchase by members and increase the price of pigs under the Pig Purchase Agreements. See "Risk Factors."

     If the Company is successful in implementing its business plan and any new feeder and weaned pig production facilities are developed on schedule, the initial lots of feeder pigs resulting from the development and expansion of the Company's feeder pig production operations are not expected to be available to new investor members for up to 13 to 15 months after completion of the sale of a Minimum Class A Block of Class A Shares to such members and the initial lots of weaned pigs resulting from the development of the Company's weaned pig production operations are not expected to be available to new investor members for up to 11 to 13 months after completion of the sale to such members of a Minimum Class B Block of Class B Shares or a Minimum Class C Block of Class C Shares, as the case may be. New investor members will not be entitled to purchase pigs from the Company until such time. Members in the Company are required to contract for the purchase of Qualifying Pigs (as that term is defined in the Pig Purchase Agreement) from the facilities. Each such contract, or Pig Purchase Agreement, constitutes an irrevocable ten-year commitment. Each lot of pigs purchased by a member pursuant to any such Agreement will be priced based upon the following factors: the financing cost per pig, the operating cost per pig, and a production margin of $4.50 ($0 to $4.50 after August 31, 1998, as determined by the Company in its discretion) per pig, in the case of feeder pigs, and of $0 to $4.50 per pig (as determined by the Company in its discretion), in the case of weaned pigs (all as defined in such Agreement). In the event that a member fails at least twice to perform his purchase obligation under such Agreement, such member will be in default, which default may result in the relinquishment of his purchase rights under such Agreement. For each ten shares of Common Stock owned by a member, the number of such failures that will result in a default is increased by one. A member's failure to perform his purchase obligation, among other circumstances, also may result in the Company's foreclosure on its security interest granted in the member's Common Stock. In addition, the member will be responsible for the damages and expenses incurred by the Company as a result of any failure to purchase, pay for, and take delivery of any lot of Qualifying Pigs under the Pig Purchase Agreement, including (a) damages equal to the difference between the price payable by the member for the Qualifying Pigs that member has failed to purchase, pay for, and take delivery under the Agreement and the then current market price for feeder or weaned pigs, as the case may be, (b) $3,000, which amount is intended to cover the Company's administrative and other costs and expenses associated with such failure, and (c) all costs of collection, enforcement, and prosecution of the Company's rights and remedies. If the Company produces feeder pigs in excess of two and seven-tenths (2.7) lots per share of Class A Common on a prospective rolling 12-month basis or produces weaned pigs in excess of two and seven-tenths (2.7) lots per share of Class B Common or two and one-tenth (2.1) lots per share of Class C Common on a prospective rolling 12-month basis, the Company may sell such excess production to non-members, or retain such excess production for the Company's own purposes, in lieu of selling such excess production pursuant to the Pig Purchase Agreements. The Company has agreed in its Swine Production Services Agreement with Farmland to provide Farmland the first opportunity to purchase any such excess production and any feeder or weaned pigs that members have failed to purchase during the term of said Agreement (and in no event less than the five-year period ending July 13, 1999). The Company intends to cause any such excess production of weaned pigs, however, to be retained by the Company for development into feeder pigs. See "Pig Purchase Agreement," "Certain Relationships and Related Transactions," "Restrictions on Sale or Other Transfer of the Shares--Cooperative Association Laws and Charter Documents" and "Plan of Distribution."

     As of the date of this Prospectus, the Company has reached an agreement with the Company's existing lender and Farmland concerning the provision by such lender and Farmland of 100% debt financing for the development of a 5,000-sow pig production facility in Yuma County, Colorado. See "Business--Financing."
In connection with obtaining this financing, Farmland has contracted to purchase, until the first to occur of the expiration of one year and the date on which Farmland is repaid on its loan, the marginal increase in Alliance's production of weaned pigs (approximately 97 lots of weaned pigs on a prospective rolling 12-month basis) resulting from the development of the facility constructed using the proceeds of such financing. Farmland's purchase of such weaned pigs would be under substantially the same terms required of the Company's members pursuant to the Pig Purchase Agreements, except that the purchase price for pigs does not include the production margin. See "Pig Purchase Agreements."

COMPETITION

     The feeder and weaned pig production business is competitive and fragmented among family-owned and investor-owned farms and large-scale agribusiness pig production operations. Feeder and weaned pigs are available at sale barn auction, markets such as Farmland's Pig Finder7 electronic pig auction market, and under contract from producers. Competition is based upon price, product consistency and quality, ability to deliver the required quantities and ability to meet delivery schedules. Although there are a great number of operations that compete with the Company, as discussed elsewhere in this Prospectus the Company has contracted with its members (and intends to contract with any new members) for the sale of feeder and weaned pigs produced at the Company's facilities. If the Company produces pigs in excess of its supply commitments to members, however, the Company may sell such excess production to non-members. The Company believes that its most important competitive strengths are its ability to provide competitive pricing and the quality and consistency of the pigs produced by it. See "Business Environment" and "Pig Purchase Agreement."

EXPANSION

     Expansion is an important element of the Company's business plan. The Company's present intent is to construct or acquire additional 2,450-sow feeder pig production facilities (which facilities may exist as stand-alone units or as part of 5,000-sow production complexes) and additional 2,450-sow weaned pig production facilities (which facilities may exist as stand-alone units or as part of 5,000-sow production complexes). The ability of the Company to construct or acquire each such feeder pig production facility is subject to it obtaining at least $3,940,000 of net financing proceeds, and the ability of the Company to construct or acquire each such weaned pig production facility is subject to it obtaining at least $3,100,000 of net financing proceeds.

     The Company believes that substantial economies of scale will be realized in the event that the Company is able to expand beyond its existing feeder pig production facilities and weaned pig production facilities. These additional economies are expected to include savings and enhancements in the production of breeding stock, economies in the production of feed, and enhancement of management and labor productivity. The Company intends to pursue expansion of its operations as financial, managerial and other resources become available. No assurance can be given as to when or if such resources will become available to Alliance so as to allow it to proceed with such expansion.

     Hog production operations require the availability of ample pure water at reasonable cost. Although the Company has obtained access to water necessary for it to conduct its current operations in Colorado and Illinois, the Company has been advised that it will be unable to obtain any new commercial well permits in Colorado. Accordingly, the Company has found it necessary in Colorado to obtain the water necessary for its operations through the purchase of more expensive, irrigated land or other real property already having the necessary commercial well permits. No assurance can be given that the Company will be able to obtain the water permits necessary to enable it to expand its operations in Colorado, Illinois or other locations selected by the Company. See "Risk Factors--Adequate Water Supply."

FINANCING

     The ability of the Company to implement its business strategy and (a) construct or acquire additional feeder pig production facilities having the capacity of 2,450-sow units is subject to it obtaining at least $3,940,000 of net financing proceeds with respect to each such facility, and (b) construct or acquire new weaned pig production facilities having the capacity of 2,450-sow units is subject to it obtaining at least $3,100,000 of net financing proceeds with respect to each such facility. In this regard, the Company is engaged in the offering of the Shares. In addition to the proceeds to be received from the possible issuance and sale of one or more Minimum Blocks, the Company would be required to obtain additional funds through secured debt financing. The Company anticipates that (a) with respect to each Minimum Class A Block of 17 Class A Shares issued by the Company at the offering price set forth on the cover page of this Prospectus, the Company would be required to borrow approximately $2,720,000 of debt financing in order to construct one new feeder pig production facility having the capacity of a 2,450-sow unit, to purchase breeding stock, and to provide working capital for operations, (b) with respect to each Minimum Class B Block of 18 Class B Shares issued by the Company at the offering price set forth on the cover page of this Prospectus, the Company would be required to borrow approximately $2,160,000 of debt financing in order to construct or acquire one new weaned pig production facility having the capacity of a 2,450-sow unit, to purchase breeding stock, and to provide working capital for operations, and (c) with respect to each Minimum Class C Block of 24 Class C Shares issued by the Company at the offering price set forth on the cover page of this Prospectus, the Company would be required to borrow approximately $2,160,000 of debt financing in order to construct or acquire one new weaned pig production facility having the capacity of a 2,450-sow unit, to purchase breeding stock, and to provide working capital for operations. The amount of this proposed financing has been determined based upon the anticipated capital expansion and business operations needs of the Company and the anticipated net proceeds from the issuance of the Shares. See "Risk Factors," "Use of Proceeds"

and "Plan of Distribution."

     On March 18, 1998, the Company entered into various loan documents with CoBank related to a secured credit facility which provides for up to $26,846,700 of non-revolving term debt, $7,660,000 of revolving term credit and $18,400,00 of construction financing. Proceeds from the term debt will be used for refinancing the existing non-revolving term debt, as well as to finance the construction or acquisition of additional pig production facilities. Proceeds from the revolving term credit will be used for refinancing the existing revolving term credit, as well as to provide working capital. Proceeds from the construction loan may be used for the construction or acquisition of pig production facilities and are advanced by CoBank as construction costs are incurred by Alliance. The actual advance of funds under this credit facility is subject to the satisfaction of certain conditions precedent and may be withdrawn or terminated by CoBank under certain circumstances. No assurances can be given that the funding conditions precedent will be satisfied and that the Company will be able to obtain sufficient financing when needed, or that alternative sources of financing will be available on acceptable terms. In addition, the unused portion of the credit facility expires September 30, 2011 with respect to the revolving term credit, December 31, 2001 with respect to the non-revolving term debt and September 30, 2001 with respect to the construction financing.

     The availability of non-revolving term debt, revolving term credit and construction debt under the CoBank credit facility is subject to specified equity investment levels in the Company being satisfied. As of May 31, 1998, $3,564,000 was immediately available to Alliance under its credit facility.
The availability of $14,270,000 of unused term loans, $4,130,000 of revolving term credit and $14,080,000 of construction loans under the CoBank credit facility is restricted and may be made available to the Company to the extent that: (a) with regard to a feeder pig production facility having the capacity of a 2,450-sow unit (i) an additional equity investment of $1,360,000 (e.g., 17 shares of Class A Common Stock sold for at least $80,000 each) is made in the

Company; or (ii) the Company secures a $1,360,000 subordinated non-revolving term loan from Farmland (representing an amount equal to an equity investment) (a AFeeder Equity Loan@), or (b) with regard to a weaned pig production facility having the capacity of a 2,450 sow unit (i) an additional equity investment of $1,080,000 (e.g., 18 shares of Class B Common Stock sold for at least $45,000 each or 24 shares Class C Common Stock sold for at least $60,000 each) is made in the Company; or (ii) the Company secures a $1,080,000 subordinated non-revolving term loan from Farmland (representing an amount equal to an equity investment) (a AWeaned Equity Loan@). With respect to each additional equity investment or Feeder Equity Loan of $1,360,000 obtained by the Company for the construction of a feeder pig unit, the Company is entitled to obtain advances under the credit facility of $2,720,000 ($2,110,000 of term loans and $610,000 of revolving term credit), up to an aggregate of $5,440,000. With respect to each additional equity investment or Weaned Equity Loan of $1,080,000 obtained by the Company for the construction of a weaned pig unit, the Company is entitled to obtain advances under the credit facility of $2,160,000 ($1,675,000 of term loans and $485,000 of revolving term credit) up to an aggregate of $8,640,000.

     Prior to any advance being made by CoBank under the credit facility, certain conditions precedent must be addressed to CoBank's satisfaction, including but not limited to (i) provision of a survey of the Company's realty upon which the construction will take place, including any effluent and water easements servicing the realty, (ii) provision of environmental audits respecting the Company's realty, (iii) obtaining performance bonds and lien payment bonds and builder's risk casualty insurance respecting such construction, (iv) obtaining a chain of title and title insurance respecting the Company's realty, (v) provision of evidence that CoBank has a perfected first priority lien on all security for the Company's obligations, (vi) submission of a construction budget and schedule, along with the plans and specifications for the proposed facility, and (vi) an appraisal of the proposed facility to be constructed based upon the plans and specifications. As of May 31, 1998, the outstanding balance of loans made by CoBank under this credit facility was $16,345,603.

      It is anticipated that the Feeder Equity Loans and Weaned Equity Loans would be provided on terms substantially identical to those applicable to the facilities expansion loans previously made by Farmland to Alliance. See "Certain Relationships and Related Transactions--Farmland--Real Estate Loans." In this regard, such loans would provide for amortization over a ten-year period, at a variable rate equal to CoBank's then national variable rate plus 1.25%. The payment schedule for a Feeder Equity Loan would require the Company to make interest-only payments for the life of the loan, with a final balloon payment of the outstanding loan balance to be made upon the earlier of (i) the Company's issuance and sale of a Minimum Block of 17 Shares of Class A Common Stock , or (ii) the expiration of ten years. The payment schedule for a Weaned Equity Loan would require the Company to make interest-only payments for the life of the loan, with a final balloon payment of the outstanding loan balance to be made upon the earlier of (i) the Company's issuance and sale of a Minimum Block of 18 Shares of Class B Common Stock or 24 Shares of Class C Common Stock,
or (ii) the expiration of ten years.   Alliance's obligation to Farmland would
be secured by a mortgage on the facilities constructed with the proceeds of the loan, which mortgage would be second in priority to that of CoBank. In addition, it is anticipated that Farmland would contract to purchase all feeder and weaned pigs, as the case may be, produced at the facility that was constructed using the proceeds of the Farmland loan until the first to occur of the expiration of ten years and the date on which Farmland is repaid. See "Business--Sale of Animals." As a result of the larger portion of indebtedness associated with this financing alternative (and the higher debt service related thereto) as compared with the debt and equity alternative discussed above, the net proceeds from the issuance of Shares that would be required must be correspondingly greater in order to provide for the balloon payment of principal and required installments of interest under each Feeder Equity Loan and Weaned Equity Loan. The CoBank credit facility limits the number of outstanding equity loans, including Feeder Equity Loans and Weaned Equity Loans, at any one time, to eight. No assurances can be given that Farmland will now, or in the future, make an Equity Loan, either Feeder or Weaned, on acceptable terms or terms that are comparable to those described herein.

     In connection with the Company's acquisition of certain real property in Yuma County, Colorado, the Company borrowed $760,000 from Farmland. This loan is evidenced by a promissory note providing for amortization over a ten-year period, at a variable rate of interest equal to CoBank's prime rate. The payment schedule for this loan requires the Company to make interest-only payments for the life of the loan, with a final balloon payment of all principal to be made upon the expiration of the ten-year term in September 30, 2005. See "Business--Facilities" and "Certain Relationships and Related Transactions-- Farmland--Real Estate Loans."

     The CoBank credit facility provides for the monthly payment of principal and interest. Principal payments pursuant to the loan terms with respect to the existing non-revolving term debt are to be made in equal monthly installments of $128,600, commencing April 20, 1998 and continuing thereafter until and including August 20, 1998, and thereafter in equal monthly installments of $151,000, with the remaining unpaid balance being due and payable on that date which is ninety-nine months after the final advance under the non-revolving term loan. Principal payments pursuant to the loan terms with respect to each $2,110,000 of new non-revolving term loans are to be made in monthly installments of $21,800 each, beginning on the 20th day of the eighteenth month following the date of the initial advance of such $2,110,000 loan. Pursuant to the loan terms, with respect to each $2,720,000 of new construction loans, payment of the entire outstanding principal balance is to be made on that date that is sixteen (16) months after the date of the initial advance for construction of the proposed facility. According to the loan terms, the revolving loan commitment will be reduced in 40 equal payments commencing on August 31, 2001, such that after the fortieth reduction, the revolving loan commitment will be zero. To the extent that the outstanding principal balance under the revolving loan exceeds the revolving loan commitment, the Company will be required to immediately make a principal payment in a amount sufficient to reduce the outstanding principal balance under the revolving loan to an amount not exceeding the revolving loan commitment. Interest accrues on the outstanding principal balance of the loan at a rate equal to either (i) a variable rate equal to CoBank's then national variable rate plus a base rate margin of 1.25% for non-revolving term loans, 1.25% for revolving loans or 2.25% for construction loans, or (ii) CoBank's then quoted rates for fixed rate loans, as may be elected from time to time by the Company, and is payable monthly in arrears by the 20th day of the following month. Of the existing non-revolving term debt, Bank has agreed that $3,020,250 will accrue interest at the rate of 9.39% through July 16, 2001 and $8,652,550 will accrue interest at the rate of 9.25% through October 13, 1998. Each future advance under the non-revolving term loan will automatically bear interest at CoBank's then quoted rates unless the Company has, prior to the ninety-first day following such an advance, entered into a swap, hedge or other similar agreement designed to artificially fix the interest rate. During the period in which principal under the loan is outstanding, portions of such principal may bare interest at such variable rate while other portions may bear interest at such fixed rate. As of May 31, 1998, interest accrued on the outstanding principal balance on the respective loans at a rate of 9.75% per annum for non-revolving term loans, 9.75% per annum for revolving term loans and 10.75% per annum for construction loans. The interest rates applicable to the loan are subject to reduction at specified times upon the Company's satisfaction of certain conditions relating to the Company's equity level and debt service coverage ratio. As of May 31, 1998, no reductions in the Company's interest rate had been made. The Company is permitted to prepay the loan at any time without penalty, except that in the event that fixed rate balances are prepaid, the Company is required to pay CoBank a surcharge in an amount equal to CoBank's funding losses with respect thereto.

     In obtaining the secured credit facility, and for each year in which the credit facility is effective, the Company is required to pay a commitment fee equal to 0.5% on the outstanding revolving loan commitment and 0.25% on the unadvanced amount of the construction loan commitment. In addition, the Company will be required to pay a activation fee equal to 1% on the amount withdrawn under the construction loan, along with a $6,000 fee with respect to the origination of each $2,110,000 of new non-revolving term loans. During the course of the loan, the Company may be required to make additional equity investments at a rate not to exceed 1% of the average five-year principal loan balance (which additional equity investments may be satisfied out of CoBank's non-cash patronage distributions) until the Company meets CoBank's target level of equity investment, which currently is 11.5% of the Company's average five-year principal loan balance. In addition, the Company was required to grant a first perfected lien and security interest on all of its properties and assets to CoBank and to assign to CoBank all of the Company's rights in and to existing and future Pig Purchase Agreements. The Company is required to comply with various affirmative and negative covenants, including but not limited to
(i) maintenance of at least a 0.25 ratio of total equity to total assets for the period ending August 31, 1998, and thereafter 0.35 ratio of total equity to total assets, (ii) maintenance of a debt service coverage ratio (calculated by dividing average annual cash flow by the current debt) of not less than one,
(iii) provision of monthly financial statements and audited annual financial statements to CoBank, (iv) restrictions on the incurrence of additional indebtedness, (v) restrictions on certain liens, mergers, sales of assets, investments, guaranties, loans, advances and business activities unrelated to existing operations, and (vi) restrictions on the declaration and payment of the cash portion of patronage distributions and other distributions or allocations of the Company's earnings, surplus or assets. The Company was in compliance with each of these covenants as of May 31, 1998.

FACILITIES

     Facilities in Existence or Under Development.  As of the date of this

Prospectus, the Company conducted operations from its five existing 2,450-sow feeder pig production facilities located in Yuma County, Colorado (approximately 150 miles east of Denver), and from its two 2,450-sow feeder pig production facilities in Wayne County, Illinois. As of the date of this Prospectus, the Company does not have any weaned pig production facilities, although it is in the process of developing one 2,450-sow weaned pig production facility in Yuma County, Colorado and one weaned pig facility in Wayne County, Illinois. The original Yuma County, Colorado feeder pig production facility was constructed in a configuration different than that employed with respect to the Company's other facilities and is anticipated to be different than that employed for future feeder pig production facilities. The original facility consists of six separate buildings, including two breeding buildings, two gestation buildings, and two farrowing buildings, all of which are situated together on an approximately 160 acre site with a separately accessed nursery building, while each of the Company's other facilities consist of a three-building sow breeding, gestation and farrowing complex situated together, with a separately accessed
nursery building.   Management believes that the condition of its facilities
presently is adequate for the Company's business, and that its facilities are adequately covered by insurance. Each of the existing facilities, including land and buildings, was constructed for between $2,243,000 and $2,495,000, and has been or will be pledged as security for the Company's loan from CoBank under the terms of a deed of trust/mortgage.

     Between September and December 1995, the Company purchased approximately 1,000 acres of real property in Yuma County, Colorado, upon which the Company has developed one feeder pig production facility and holds the remaining acreage for the development of additional production facilities (the "Additional Colorado Property"). The acquisition cost of this Additional Colorado Property was approximately $760,000. The Company obtained funding for the purchase of the Additional Colorado Property from the proceeds of a loan obtained from Farmland. In conjunction with this loan, the Company delivered to Farmland a promissory note evidencing the debt providing for the amortization of the loan over a ten-year period, at a variable rate equal to CoBank's prime rate. As of May 31, 1998, CoBank's prime rate was 8.5%. The payment schedule of the promissory note requires that the Company make interest-only payments for the life of the loan, with a final balloon payment of the principal at the expiration of the ten-year term. To secure the obligations of the promissory note, the Company has executed a deed of trust in favor of Farmland covering all of the Additional Colorado Property, which deed of trust is second in priority to that of CoBank with respect to the production facility constructed thereon. See "Certain Relationships and Related Transactions--Farmland--Real Estate Loans."

     As of the date of this Prospectus, the Company has acquired approximately 475 acres of real property in Wayne County, Illinois, including a 90 acre tract acquired pursuant to the exercise of the option referred to below. The Company has developed two feeder pig production facilities on this property. In addition, as of the date of this Prospectus the Company is developing a weaned pig production facility located on this property. See "Business--Expansion."

     In November 1996, the Company entered into a contract pursuant to which the Company has been granted the option to purchase approximately 500 acres of real property in Wayne County, Illinois (the "Option Property"). Under the terms of this option contract, if the Company fails to fully exercise the option as to the entire Option Property prior to November 1998, the Company shall be responsible for a $150,000 liquidated damages payment to the owner of the Option Property. The Company's responsibility for this liquidated damages payment is secured by a stand-by letter of credit issued by CoBank. Until the expiration of this letter of credit, the revolving term credit available to the Company will be reduced by $150,000.

     The Company maintains offices at 503 East 8th Avenue in Yuma, Colorado. Farmland and the Company share equally the cost for this office space.

     Proposed Facilities. In connection with the offering of the 51 Class A Shares hereby, the Company intends to construct or acquire feeder pig production facilities having the capacity of three 2,450-sow units in or around Yuma County, Colorado, Wayne County, Illinois, or other locations selected by the Company (one 2,450-sow facility with respect to each 17 Class A Shares sold in this offering). The Company intends to construct or acquire weaned pig production facilities having the capacity of six 2,450-sow units in or around Yuma County, Colorado, Wayne County, Illinois, or other locations selected by the Company (one 2,450-sow facility with respect to each 18 Class B Shares or each 24 Class C Shares sold in this offering) in connection with the offering of the 54 Class B Shares and 72 Class C Shares hereby. As of the date of this Prospectus, the Company has consummated the issuance and sale of 17 Class A Shares and 34 Class B Shares in this offering. The Company has commenced preliminary development activities with respect to a 5,000-sow pig production facility located in Yuma County, Colorado in anticipation of obtaining the necessary financing. As of the date of this Prospectus CoBank and Farmland have agreed to the provision of full debt financing consisting of $4,320,000 under the Company's credit facility with CoBank and $2,160,000 of subordinated non-revolving term debt from Farmland. Upon the Company's issuance and sale of two Minimum Blocks of Shares, the net proceeds of such issuance and sale will be applied to the repayment of the Farmland $2,160,000 subordinated non-revolving term debt. The Company intends to develop feeder pig production facilities and weaned pig production facilities in the future as financial, managerial and other resources become available. No assurance can be given that such resources will become available to Alliance so as to allow it to proceed with the development of additional facilities. See "Business--Expansion" and "-- Financing" and "Certain Relationships and Related Transactions--Farmland--Real Estate Loans."

     It is anticipated that each of the feeder pig production facilities to be developed, in part, with the proceeds from this offering, will consist of a three-building sow breeding, gestation, and farrowing complex situated together on a site, with nursery buildings being separate from the rest of the complex to allow for disease separation between the facilities. The weaned pig production facilities to be developed, in part, with the proceeds from this offering will consist of a three-building sow breeding, gestation, and farrowing complex situated together on a site. As presently proposed, the construction of each new feeder pig production facility having the capacity of a 2,450-sow unit is anticipated to cost approximately $2,750,000, including the cost of land and land improvements, and the construction of each new weaned pig production facility having the capacity of a 2,450-sow unit is anticipated to cost approximately $2,115,000, including the cost of land and land improvements. The Company has estimated the cost of land and land improvements to be approximately $500,000 per feeder pig production facility and approximately $296,000 per weaned pig production facility. No assurance can be given that the actual development costs for the new facilities will not exceed the Company's estimates. See "Use of Proceeds." It is anticipated that construction of the proposed facilities will be handled by contractors on a "turn-key" basis and will be phased-in over time, beginning with construction of the breeding buildings, followed by construction of the gestation, farrowing, and nursery buildings as production of the breeding herd progresses. The Company anticipates that it will stagger the construction of the proposed new facilities, with the construction of no more than one facility being initiated in each month following completion of an offering. The development of each feeder pig production facility is anticipated to require up to 13 to 15 months after completion of the offering of a Minimum Class A Block of Shares and each weaned pig production facility is anticipated to require up to 11 to 13 months after completion of the offering of a Minimum Class B Block of Shares or a Minimum Class C Block of Shares, as the case may be.

     As capital funds are available and the economic benefit is determinable, the Company intends to consider the construction of certain additional facilities, including a truck wash facility in close proximity to the production units, an off-site boar stud facility for semen collection, handling, and laboratory equipment used in artificial insemination, a dead animal disposal center, bulk storage for the holding of feed grain inventories, and feed manufacturing equipment. Additionally, depending upon the characteristics of each site purchased, the Company may be required to construct single-family housing for its management employees. No determination has been made at this time as to the necessity of any such construction, and the Company presently has no firm plan to develop any of such additional facilities.

     Location of Proposed Facilities. The Company intends to locate the proposed new feeder pig production facilities and weaned pig production facilities in or around Yuma County, Colorado, Wayne County, Illinois or other locations selected by the Company. The Company has not, as of the date of this Prospectus, identified specific sites for the location of the facilities. In selecting a site for the Company's facilities, the Company considers a variety of factors, including those referred to below.

     As a threshold matter, the Company's facilities must be located in a state such as Colorado and Illinois, among others, in which the applicable laws do not prohibit ownership of a hog production facility by a corporation, including cooperative associations such as the Company. Although state laws may contain restrictions relating to zoning, water management, and environmental regulations, particularly with respect to feeder and weaned pig production operations, the Company must not be prohibited from constructing or operating its facilities. With respect to climatic conditions, temperatures may be cold in the winter so long as they are believed by the Company to be adequately temperate and low in humidity to accommodate the existing and planned operations. Hog production operations require the availability of ample pure water at reasonable cost. Although the Company has obtained access to water necessary for it to conduct its current operations in Colorado, the Company has been advised that it will be unable to obtain any new commercial well permits in Colorado. Accordingly, the Company has found it necessary in Colorado to obtain the water necessary for its operations through the purchase of more expensive, irrigated land or other real property already having the necessary commercial well permits. No assurance can be given that the Company will be able to obtain the water permits necessary to enable it to expand its operations in Colorado, Illinois or other locations selected by the Company. Hog production operations also must have access to feed at reasonable cost. The cost of feed is a function of the local availability of high-quality feed grain and soybeans and the capacity to process these ingredients, all relative to the local demand for these inputs. Alliance believes that ample production of corn and ingredient processing facilities exist within the Yuma County, Colorado and Wayne County, Illinois regions and adequate transportation is available to haul in feed-grains to the facilities. However, soybean meal must be hauled into Yuma County. Productivity of the Company's operations largely will be dependent upon its ability to keep the operations free from diseases. The Company believes that the location of feeder and weaned pig production facilities in a region that does not contain a relatively large population of other hogs is desirable in helping to minimize the risk of disease-related problems.

WASTE DISPOSAL AND ENVIRONMENTAL MATTERS

     Several environmental requirements potentially are applicable to feeder and weaned pig production operations such as those conducted or proposed to be conducted by the Company. Generally, these requirements take the form of federal statutory and regulatory requirements that are, in some cases, reflected in similar state requirements. In other instances, state or local requirements may exist separately and without federal precedent.

     The principal environmental regulations with which the Company must comply are related to the handling and disposal of waste water generated at the Company's facilities. The federal Clean Water Act generally prohibits the discharge of pollutants into the waters of the United States. The Environmental Protection Agency ("EPA") has further issued regulations that prohibit the discharge of waste water from animal feedlot operations into the waters of the

United States, except under certain circumstances when excessive rainfall runoff added to existing process waste water exceeds the design capacity of the waste water handling and treatment facilities. These regulations therefore generally require that waste water handling and treatment facilities for "animal feedlots" (which term is defined broadly enough to cover the Company's operations) be of a non-discharge nature.

     To comply with these federal requirements, animal feedlot operators, such as the Company, must either obtain a permit from the EPA for its operations, or, in the case of a state which has been granted authority by EPA to carry out a Clean Water Act program, application must be made to the state. The State of Colorado and the State of Illinois each has been granted such authority by the EPA. The Colorado and Illinois regulations generally adopt the format of the EPA provisions for animal feedlots, and generally require concentrated animal feeding operations to be operated as no-discharge facilities. These regulations require that the Company design, construct, and operate waste water control structures capable of retaining and processing all waste water and storm runoff which enter the facility, with the exception of water generated from rainfall in excess of certain prescribed parameters. Moreover, these regulations authorize the state agency to require the removal of accumulated manure and process waste water as necessary to prevent the overflow of the containment and processing structure. The Company uses lagoon containment and processing systems at its production facilities to comply with these regulations.

     Land application of manure and process waste water also is regulated by Colorado and Illinois regulations. Generally, these regulations authorize the state agency to require that manure and process waste water not be distributed on lands in a manner that affects the quality of waters, impairs existing beneficial uses, or exceeds estimated soil infiltration rates, and shall not be applied when the land is frozen, saturated or during rainfall. Sprinkler irrigation equipment must include a back flow prevention device. Land application rates are established on a case-by-case basis after taking into account the nature and type of manure or process waste water and the characteristics of the area to which it is to be applied.

     Each feeder or weaned pig production facility is or will be designed to enable the removal of animal waste by means of emptying shallow pits located under the slatted floors of each facility. Animal waste falls through the slatted floor into the pit which is filled with water. Periodically, each pit is drained and refilled. Waste water drained from a pit is moved into a lagoon system for treatment. All lagoons must be of a size adequate to accommodate the anticipated volume of waste water to be generated together with storm water runoff. Further, each lagoon must be lined with a material that prevents or inhibits the seepage of waste water into the ground water below.

     Cost of design and construction of waste water treatment systems vary by facility based upon the characteristics of each individual site. The Company has estimated that the cost of construction of lagoons and the attendant pumps and piping required to handle the waste water generated at each feeder or weaned pig production facility will range from approximately $100,000 to $135,000. Ongoing expenditures to handle waste water consist principally of expenditures for utilities and maintenance. Such ongoing expenditures do not constitute a significant operating cost to the Company.

EMPLOYEES

     Operating management of each of the Company's existing and future facilities will be the responsibility of each respective production facility's General Manager. The General Manager will have overall responsibility for the operation of the facility. Additional department managers likely will oversee the breeding/gestation, farrowing, and nursery departments. It is anticipated that each facility under development or proposed will employ eleven persons in breeding through farrowing operations, including management and laborers.

     Pursuant to the Swine Production Services Agreement between the Company and Farmland, Farmland has agreed to assist in providing certain administrative services to the Company, including the coordination of the Company's training of personnel to be employed by the Company and the selection of employees.

     As of May 31, 1998, the Company employed 136 persons, of whom 135 were full-time employees and one was a part-time employee. Of the Company's full-time employees, 13 employees are assigned to perform various facilities operation services for Pig Producers I, L.P. ("Pig Producers"), a limited partnership in which Farmland holds a 12.5% interest. Pig Producers is engaged in the production of feeder pigs from a 2,450-sow feeder pig production facility located in Yuma County, Colorado. The Company is reimbursed by Pig Producers for all wages, benefits and other costs attributable to the Alliance employees performing services for Pig Producers. See "Certain Relationships and Related Transactions--Farmland." The Company is not a party to any collective bargaining agreement and considers its relationship with employees to be satisfactory.


FEDERAL INCOME TAXATION

     The following is a general discussion of certain Federal income tax provisions applicable to Alliance and the Federal income tax consequences of the
ownership of Shares of Alliance by an investor.   It is impractical to comment
on all aspects of Federal, state and local laws which may affect the tax consequences of an investment in the Shares. The following discussion is merely a summary of some of the federal income tax principles applicable to Alliance and the investors, and does not purport to be a complete analysis or listing of all potential tax consequences or risks inherent in purchasing or owning Common Stock in Alliance. Each prospective investor should consult his or her own tax advisor.

     The following discussion of federal income tax matters is based upon the Internal Revenue Code of 1986, as amended to date (the "Code"), the regulations promulgated or proposed thereunder, the position of the Service set forth in its published revenue rulings, revenue procedures and other announcements and court decisions as in effect on the date of this Prospectus. No assurance can be given that future legislative or administrative actions or court decisions will not result in changes in the law which would result in significant modification to the following discussion. Any such legislative or administrative action or decision may or may not be retroactively applied with respect to transactions completed prior to the effective date of such action.

     Taxation of a Taxable Cooperative. Alliance has been formed as a cooperative association under Colorado law and intends to operate as a cooperative for Federal income tax purposes. A taxable cooperative is subject to Federal income tax on its Federal taxable income and generally computes its taxable income the same as any other C corporation. However, a taxable cooperative is allowed to deduct in computing its taxable income amounts distributed to its members or patrons as patronage dividends. Due to the ability of a cooperative to deduct patronage dividends with respect to its patronage sourced earnings, the income earned by a cooperative with respect to business done with or for the cooperative's member-patrons is subject to a single-level of Federal income taxation, at the level of the member-patrons. However, a taxable cooperative may not distribute non-patronage sourced earnings to its member-patrons as patronage dividends. Accordingly, the cooperative must report such non-patronage sourced income in its taxable income and is subject to Federal income taxation on such income.

     As mentioned above, a cooperative may deduct amounts paid to its member-patrons as patronage dividends. In order to qualify as a patronage dividend, the amount paid to each member-patron by the cooperative must be (1) on the basis of the quantity or value of business done with or for the member; (2) pursuant to a pre-existing legal obligation; and (3) determined with reference to the net earnings from the business done with or for its member-patrons. A cooperative may pay patronage dividends in cash, a written notice of allocation or a combination thereof. The written notice of allocation either may be a qualified written notice or a nonqualified written notice. A qualified written notice of allocation is a written notice of allocation which (1) the distributee has consented to take into income at the stated dollar amount and has received at least twenty percent of the dividend in cash or (2) the distributee may redeem for cash at its stated value for a period of at least ninety days following the notice. The Company's Bylaws provide that Alliance stockholders have consented to take qualified written notices of allocation into income at the stated amount as a result of acquiring Alliance Common Stock. A nonqualified written notice of allocation is a written notice of allocation that fails to satisfy the above described requirements for a qualified written notice of allocation

     A patronage dividend paid with a qualified written notice of allocation or cash is deductible by the cooperative for the year with respect to which the patronage dividend is paid and is taxable to the member-patron in the year the patronage dividend is received. Since a cooperative may pay up to eighty percent of a patronage dividend in a qualified written notice of allocation, a member-patron may have insufficient cash distributed to the member-patron to pay the income tax incurred by the patron as a result of the receipt of the patronage dividend. A nonqualified written notice of allocation is deductible by the cooperative and taxable to the member-patron when such notice is redeemed by the cooperative for cash.

     As described above, a cooperative may only distribute as patronage dividends the portion of its income which qualifies as patronage sourced income. Alliance will operate as a supply cooperative, which produces and sells pigs to its member-patrons. The income Alliance realizes on its sale of the pigs to its member-patrons should be treated as patronage sourced income. Alliance is obligated under the Bylaws to distribute such income to its member-patrons as patronage dividends based the quantity or value of business done with or for its member-patrons.

     If Alliance realizes income from business which is not done with or for member-patrons, such as income from the sale of pigs to a person who is not an Alliance stockholder, such income will not be patronage sourced income and Alliance will not be able to distribute and deduct such amount to its member-patrons as a patronage dividend. In such case, Alliance will have to include such income in the computation of its Federal taxable income. If Alliance distributes such non-patronage sourced earnings to its stockholders, such distribution likely will be treated as a taxable dividend to its stockholders.

     Taxation of Alliance Stockholder. Alliance is obligated to distribute its patronage sourced earnings to its member-patrons as patronage dividends. The member-patrons will be required to include such patronage dividends in their taxable income although the time at which such amount is includible is dependent on how the patronage dividend is distributed. Alliance may pay the patronage dividend in cash, a qualified written notice of allocation or a non-qualified written notice of allocation, or any combination thereof. A member must include in its income a patronage dividend paid in cash or a qualified written notice of allocation in the year such dividend is received. A member must include in its income a patronage dividend paid by a non-qualified written notice of allocation in the year in which such notice, or portion thereof, is redeemed by the cooperative for cash. If Alliance realizes income from non-patronage sources and distributes such income to its stockholders, the stockholders likely will have to report such income as dividend income. In connection with the debt financing for which the Company anticipates it will obtain commitments prior to or concurrently with the consummation of the offering of each Minimum Block of Shares, the Company may be required to enter into a credit agreement which restricts the Company's ability to pay patronage distributions in cash. The loan agreement with the Company's existing lender contains such a restriction. See "Patronage Distribution Policy" and "Business--Financing."


     The portion of any patronage distributions paid in qualified written notices of allocations will be made through the issuance of capital credits. If Alliance redeems the capital credits which were issued, the redeeming member will recognize capital gain or loss in an amount equal to the difference between the redemption proceeds received and the member's basis in the redeemed capital credits. Since a member's basis in a capital credit received as a patronage dividend is equal to the face amount of the capital credit, a member generally will not recognize any gain or loss on the redemption of a capital credit.

     In the event of a sale of Alliance Common Stock by a member, the gain or loss realized by the selling member for federal income tax purposes will generally be characterized as capital gain or loss provided that the Common Stock was held as a capital asset. The amount of the gain or loss will be equal to the difference between the adjusted tax basis of his equity sold and the amount realized on such sale.

     THE FOREGOING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING, PARTICULARLY BECAUSE THE TAX CONSEQUENCES OF AN INVESTMENT IN ALLIANCE ARE COMPLEX AND NOT THE SAME FOR ALL TAX PURPOSES. PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS.

GOVERNMENT REGULATION

     The Company is subject to various federal, state and local government regulations, including those restricting certain types of investor-owned livestock production and those concerning the environment, occupational safety and health and zoning. In addition, its employment practices are governed by minimum wage, overtime and other working condition regulations. The Company has not experienced significant difficulty in complying with applicable regulations and compliance generally has not had an adverse effect on the Company's business. See "Business--Waste Disposal and Environmental Matters."


LEGAL PROCEEDINGS

     There are no material pending legal proceedings to which the Company is a party or to which any of its property is subject.

            PIG PURCHASE AGREEMENT{TC \L1 "PIG PURCHASE AGREEMENT}

GENERAL

     The rights and obligations of the parties with respect to the sale of feeder pigs and weaned pigs by the Company to its members will be governed by the Pig Purchase Agreements, in the form attached hereto as Exhibit B. Prospective investors should carefully examine the Pig Purchase Agreement. Although the following summary describes the material provisions of the Pig Purchase Agreement, it does not purport to be a complete statement of all provisions of the Pig Purchase Agreement and in no way modifies or amends the Pig Purchase Agreement.

PURCHASE

     The Company intends to sell feeder pigs and weaned pigs that meet particular minimum weight, health, nutrition and genetic quality standards to members of the Company who have entered into a Pig Purchase Agreement with the Company. Feeder pigs and weaned pigs that meet such standards, as set forth in the Pig Purchase Agreement, are referred to as "Qualifying Pigs." Pursuant to the terms of the Pig Purchase Agreement, (a) a member of the Company owning Class A Shares is required to purchase, and the Company is required to sell, feeder pigs constituting Qualifying Pigs in lots of no less than 900, and no more than 1,000, pigs per lot, as determined by the Company, and (b) a member of the Company owning Class B Shares or Class C Shares is required to purchase, and the Company is required to sell, weaned pigs constituting Qualifying Pigs in lots of no less than 925, and no more than 1,025, pigs per lot, as determined by the Company. Lots of feeder pigs constituting Qualifying Pigs are to be made available to members of the Company owning Class A Shares on a rotating schedule determined and implemented by the Company, with the number of lots made available to a member and the frequency of availability being based upon the member's proportionate ownership interest in the Company's outstanding Class A Common and the actual production of feeder pigs constituting Qualifying Pigs from the Company's facilities. Lots of weaned pigs constituting Qualifying Pigs are to be made available to members of the Company owning Class B Shares or Class C Shares on a rotating schedule determined and implemented by the Company, with the number of lots made available to a member and the frequency of availability being based upon the member's proportionate ownership interest in the Company's outstanding Class B Common or Class C Common, as the case may be, and the Company's actual production of Qualifying Pigs that are to be sold to members of the Company as weaned pigs. The Company intends to allocate its production of weaned pigs from all facilities between those that are to be sent to nurseries and developed by the Company into feeder pigs, on the one hand, and those that are to be sold as weaned pigs, on the other hand, in the same proportion that the number of the Company's operating feeder pig production facilities bears to the number of the Company's operating weaned pig production facilities. If the Company is successful in implementing its business plan and the proposed new production facilities go into operation on schedule, the initial lots of feeder pigs for new investor members owning Class A Common are not expected to be available for up to 13 to 15 months after completion of the offering of a Minimum Class A Block to such members, and the initial lots of weaned pigs for new investor members owning Class B Shares or Class C Shares are not expected to be available for up to 11 to 13 months after completion of the offering of a Minimum Class B Block or Minimum Class C Block, as the case may
be, to such members.   New investor members will not be entitled to purchase
feeder pigs from the Company until such time. In the event that the production of feeder pigs exceeds two and seven-tenths (2.7) lots per share of Class A Common on a prospective rolling 12-month basis, the Company may sell such excess production to non-members, or retain such excess production for the Company's own purposes, in lieu of selling such excess production pursuant to the Pig Purchase Agreements. In the event that the production of weaned pigs exceeds two and seven-tenths (2.7) lots per share of Class B Common or two and one-tenth (2.1) lots per share of Class C Common, as the case may be, on a prospective rolling 12-month basis, the Company may sell such excess production to non-members, or retain such excess production for the Company's own purposes, in lieu of selling such excess production pursuant to the Pig Purchase Agreements. The Company intends to cause any such excess production of weaned pigs to be retained by the Company and developed into feeder pigs. Investor members will not be entitled to purchase any excess production of pigs. The Company has agreed in its Swine Production Services Agreement with Farmland to provide Farmland the first opportunity to purchase excess pigs produced by the Company during the term of said Agreement (and in no event less than the five year period ending July 13, 1999). See "Certain Relationships and Related Transactions--Farmland."

PRICE

     The Company intends to sell Qualifying Pigs, subject to adjustment for weight as described below, pursuant to a pricing formula consisting of the sum of the following factors: the financing cost per pig, the operating cost per pig, and a $0 to $4.50 per pig production margin (changed from $4.50 effective September 1, 1998 with respect to feeder pigs), as determined by the Company in its discretion. The financing cost per pig applicable to a member is to be determined on a rolling 12-month prospective basis and will be equal to the quotient obtained by dividing (i) the sum of the anticipated required payments of principal and interest (including any scheduled sinking fund payments) for the ensuing 12-month period with respect to the debt financing incurred by the Company in connection with the consummation of the sale of Common Stock to such member (or his predecessor in interest), which debt financing (except with respect to certain existing Pig Purchase Agreements) shall be deemed to be at least $1,970,000 per feeder pig production facility and $1,600,000 per weaned pig production facility, by (ii) the total number of feeder pigs or weaned pigs, as the case may be, constituting Qualifying Pigs anticipated to be produced and shipped by the Company during such 12-month period from the one or more pig production facilities developed through the use of such debt financing and the net proceeds from the sale of Common Stock to such member (or his predecessor in interest) (such estimate being based on the total estimated number of feeder pigs or weaned pigs, as the case may be, constituting Qualifying Pigs to be produced and shipped by the Company during such 12-month period from all pig production facilities of the Company). The operating cost per pig is to be determined on a rolling five-month (changed from 12-month effective September 1, 1998 with respect to feeder pigs) historical basis and will be equal to the quotient obtained by dividing (i) the sum of (A) all expenses (excluding interest expense, depreciation and amortization) of the Company, plus (B) the net cash flow cost of all capital expenditures of the Company (including any capital sinking fund payments) for production facility and breeding stock improvements and replacements, in each case, for the five months (changed from 12-month effective September 1, 1998 with respect to feeder pigs) preceding the then present month of shipment, by (ii) the number of Qualifying Pigs produced and shipped by the Company during such five-month (12-month) period. At the time the Company notifies a member that a lot is available for purchase by the member pursuant to the member's Pig Purchase Agreement, the Company will furnish to the member an estimate of the total purchase price of all Qualifying Pigs included in the lot, and the member is required to pay such estimated total purchase price to the Company not less than one day prior to the scheduled shipment date. The actual total purchase price of all Qualifying Pigs included in a lot sold to a member will be based upon weight at the time of loading and settlement of any adjustments shall be made within five days following delivery.

WEIGHT ADJUSTMENT

     The purchase price for Qualifying Pigs is subject to adjustment based upon
(a) the extent of any variation in the average weight of feeder pigs constituting Qualifying Pigs from 45 pounds, and (b) the extent of any variation in the average weight of weaned pigs constituting Qualifying Pigs from 8 to 12 pounds. To the extent that the average weight of a shipment of feeder pigs constituting Qualifying Pigs exceeds 45 pounds per pig, the purchaser will pay an additional $.25 per pound per pig on the first five pounds by which the average weight exceeds 45 pounds per pig and an additional $.15 (or $.20 under some existing Agreements) per pound per pig for the average weight between 50 pounds and 60 pounds. To the extent that the average weight of feeder pigs constituting Qualifying Pigs is less than 45 pounds per pig, the purchase price will be decreased by $.25 per pound per pig. To the extent that the average weight of a shipment of weaned pigs constituting Qualifying Pigs exceeds 12 pounds per pig, the purchaser will pay an additional $1.00 per pound per pig. To the extent that the average weight of a shipment of weaned pigs constituting Qualifying Pigs is less than 8 pounds per pig, the purchase price will be decreased by $1.00 per pound per pig.

DELIVERY OF PIGS

     The Company will be responsible for obtaining, at the Company's expense, all health permits necessary to qualify the pigs for interstate shipment. It is anticipated that all lots of Qualifying Pigs will be weighed at the Company's expense at a state-inspected scale near the Company's production facility. Delivery is to be FOB shipping point, with the members bearing the risk of loss during transit, and the trucks used to haul Qualifying Pigs from the Company's production facility must be thoroughly cleaned and disinfected prior to loading. A member may inspect the lot of Qualifying Pigs to be purchased by such member prior to loading. After the delivery of pigs at their destination, a member will have the right to seek an appropriate price adjustment for any pig which is found not to be a Qualifying Pig. Such adjustment will be made following the Company's inspection of the subject pigs, and will be determined through mutual agreement of the Company and the member.

TERM AND TERMINATION


     A member's Pig Purchase Agreement will be for an initial term commencing on the date entered into and continuing for a period of 120 months after the date the first delivery of Qualifying Pigs is made to the member thereunder, subject to earlier termination upon the occurrence of certain events. Pig Purchase Agreements will be extended automatically for succeeding one year terms unless the member gives to the Company, not less than one year prior to the expiration of the initial or any extended term, notice that the member desires to terminate the Pig Purchase Agreement as of the expiration of such initial or extended term. The Company may terminate a member's Pig Purchase Agreement if the member fails to purchase, pay for, and take delivery of any two lots of Qualifying Pigs when and as made available to the member; provided, however, that for each ten shares of Common Stock owned by a member, the number of such failures necessary before the Company may terminate such member's Agreement is increased by one. The member may terminate the Pig Purchase Agreement if the Company materially breaches any obligation or covenant in the Agreement and such breach is not cured within 30 days following notice of such breach given by the member to the Company. Furthermore, if the first delivery of Qualifying Pigs thereunder is not made within 24 months of the date of the Pig Purchase Agreement, the member may terminate the Agreement within three months after the expiration of such 24-month period. If either party is prevented from performing under the Pig Purchase Agreement because of reasons beyond its control which make it commercially impossible to perform, however, then that party is relieved from such performance so long as it remains commercially impossible to perform. A member's Pig Purchase Agreement automatically terminates if the member assigns or transfers all shares of Common Stock from which the member's right to purchase lots of Qualifying Pigs under the Agreement derives. Except as described above, a member does not have the right to terminate the Pig Purchase Agreement prior to the expiration of the initial or any extended term thereof. As noted above, the member's right to terminate the Pig Purchase Agreement at the expiration of the initial or any extended term thereof may be exercised only if the member gives notice to the Company at least one year prior to the expiration of such initial or extended term that the member desires to exercise such termination right. The foregoing termination rights constitute the member's exclusive rights of termination under the Pig Purchase Agreement. No member has the right to demand the return of or to receive any of the member's capital from the Company as a result of the termination of the Pig Purchase Agreement or otherwise and regardless of whether demanded prior to the expiration of the initial or any extended term of the Pig Purchase Agreement or at any time after the expiration of any such term. The Company is under no obligation to redeem or repurchase its Common Stock prior to the expiration of the initial or any extended term of the Pig Purchase Agreement or at any time after the expiration of any such term. See "Risk Factors--Lack of Liquidity; Absence of Market for Shares," "Restrictions on Sale or Other Transfer of the Shares--Cooperative Association Laws and Charter Documents."

EFFECT OF PURCHASER DEFAULT

     If a member fails to purchase, pay for, and take delivery of any lot of Qualifying Pigs when and as made available to the member pursuant to the Pig Purchase Agreement, the member is responsible for the damages and expenses incurred by the Company as a result of such failure. In particular, the member is liable for (a) the difference between the price payable by the member for the Qualifying Pigs that member has failed to purchase, pay for, and take delivery under the Agreement and the then current market price for feeder pigs, (b) $3,000, which amount is intended to cover the Company's administrative and other costs and expenses associated with such failure to purchase, pay for, and take delivery of the Qualifying Pigs, and (c) all costs of collection, enforcement, and prosecution of the Company's rights and remedies under the Agreement or otherwise arising. If a member fails to pay promptly the damages and expenses incurred by the Company as a result of the member's failure to purchase, pay for and take delivery of a lot of Qualifying Pigs, such member will not be permitted to purchase any other lots unless and until such damages and expenses are paid, and such member also will be responsible for all damages and expenses accruing to the Company with respect to lots that such member is not permitted to purchase as a result thereof. In addition to the member's responsibility for such damages and expenses, the Company may pursue other remedies, including the termination of the member's Pig Purchase Agreement. If the member is prevented from performing under the Pig Purchase Agreement because of reasons beyond the member's control which make it commercially impossible to perform, however, then the member is relieved from such performance so long as it remains commercially impossible to perform. See "Pig Purchase Agreement--Term and Termination" and "-- Grant of Security Interest."

GRANT OF SECURITY INTEREST

     Pursuant to the Pig Purchase Agreement, a member grants to the Company, as security for the performance of all of the member's obligations under the Pig Purchase Agreement, a security interest in all of the member's equity interest in the Company. In this regard, the certificates representing shares of Common Stock will be retained by Alliance and members will be required to endorse appropriate stock powers with respect to such certificates. The Company's security interest in the member's shares of Common Stock is to be senior to all others, except for any permissible pledge or other security interest granted in such shares by the member to any financial institution for purposes of securing a loan used in financing the member's acquisition of such shares and as otherwise agreed by the Company in its discretion. A member's failure to perform his purchase obligation under the Pig Purchase Agreement, among other occurrences, may result in the Company's foreclosure on the security interest in the member's Common Stock. See "Risk Factors--Obligation to Purchase Pigs" and "-- Right of Alliance to Acquire Shares" and "Restrictions on Sale or Other Transfer of the Shares--Cooperative Association Laws and Charter Documents."

WARRANTIES

     The Company makes no warranties, express or implied, with respect to feeder pigs and weaned pigs produced by it, except as expressly provided in the Pig Purchase Agreement. The Company specifically disclaims any warranties of merchantability or fitness for a particular purpose and makes no warranty as to any specific level of performance with respect to any pigs sold thereunder.

ARBITRATION

     Any controversy arising out or relating to a Pig Purchase Agreement or any breach thereof (other than certain controversies that include, but are not limited to, controversies arising out of a member's failure to purchase, pay for, and take delivery of any lot of Qualifying Pigs and the Company's exercise of any rights or remedies related thereto) is required to be submitted to binding arbitration under the Pig Purchase Agreement. Arbitration hearings are to take place in Denver, Colorado, or at such other location as the Company and such member may agree, with judgment upon the award rendered by the arbitrator being entered in any court having jurisdiction.

                                  MANAGEMENT


DIRECTORS AND EXECUTIVE OFFICERS

     The names of the current directors and executive officers of the Company, their ages and present positions and offices with the Company are as follows:


     Name               Age         Position and Offices Held


     Wayne N. Snyder    54          Chairman of the Board, President and
                         Director

     Doug Brown         39          Treasurer, Secretary and Director


     Merl Daniel        52          Director

     Loren Keppy        36          Director

     Larry Welsh        45          Director


     Set forth below is a description of the business experience of each director and executive officer of the Company.

     Wayne N. Snyder has served as Chairman of the Board, President and Director of the Company since its formation in May 1994, and has served as General Manager of Yuma LLC, the Company's predecessor, from October 1991 to July 1994. Mr. Snyder has served as Vice President of Livestock Production for Farmland since July 1997 and as a Director of Livestock Production for Farmland from 1989 to June 1997. In his present capacity, he is responsible for all activities of Farmland's livestock production department. His professional career includes over 20 years of experience with Farmland in a variety of positions, including Regional Manager and Vice President--Sales.

     Doug Brown has served as Treasurer and as a Director of the Company since its formation in May 1994, and as Secretary of the Company since October 1994. He served as a manager of Yuma LLC from October 1991 to July 1994. Mr. Brown has served as the Vice President and General Manager of Yuma Cooperative since 1990. Prior to that time, Mr. Brown served as the general manager of the Douglas Farmers Cooperative in Douglas, Oklahoma for four years.

     Merl Daniel has served as a Director of the Company since March 1995. Mr. Daniel has been employed by Farmland since 1968, and has served in his present capacity of Vice President and Controller for Farmland since July 1992. From October 1990 to July 1992, he served as Farmland's Director MIS, Operations and

Technical Support, in which capacity he managed Farmland's computer operations. Prior to October 1990, Mr. Daniel served Farmland in a variety of other capacities.

     Loren Keppy has served as a Director of the Company since June 1996. Mr. Keppy has been self-employed as a farmer since 1984. In this regard, he currently operates a 5,000 head per year hog finishing operation near Durant, Iowa, in addition to farming 470 acres of crops. Mr. Keppy received a Bachelor of Science degree in Industrial Technology from the University of Northern Iowa, and is a member of the River Valley Coop.

     Larry Welsh has served as a Director of the Company since November 1997. Mr. Welsh has engaged in farming since 1976 through family partnerships with 1,100 acres of crops. Mr. Welsh serves as President of Welkco, L.L.C., a family-owned hog enterprise capable of finishing 50,000 market hogs per year as a member of Effingham Equity Cooperative. He has a Bachelor of Science degree in Mechanical Technology and Business Administration from Indiana State University.

     Officers are elected annually by the Board of Directors and serve until their respective successors are duly elected and qualified. The Company's Board of Directors currently consists of six directors: Messrs. Snyder, Brown, Daniel, Keppy and Welsh, and the sixth directorship presently is vacant. The members of the Board of Directors are elected for one year terms expiring at the annual meeting of stockholders or until their respective successors are duly elected and qualified, unless sooner removed or disqualified. The Company's Articles of Incorporation and Bylaws provide that at least a majority of the directors constituting the Board of Directors shall be, and less than a majority of the directors need not be, members or duly authorized representatives of members of the Company.

LIMITATION ON LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS


     The Company's Articles of Incorporation provides, in effect, that a director of the Company, in his capacity as such, will not be personally liable to the Company or its members or stockholders for monetary damages for violations of a director's fiduciary duty. In accordance with the Colorado Cooperative Association Law, however, the Articles of Incorporation do not eliminate or limit the liability of a director for breaching his duty of loyalty, acting or failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, or obtaining an improper personal benefit. Although the Articles of Incorporation preclude monetary damage awards occasioned by a breach of a director's fiduciary duty, it does not relieve a director of his fiduciary duties and does not prevent a stockholder from seeking equitable remedies, including an injunction prohibiting a proposed action or transaction, or from seeking recision of a transaction.

     The Company's Articles of Incorporation permit the Company to indemnify its directors, officers, employees and agents, or any person who serves at the request of the Company as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or other person or of an employee benefit plan, to the fullest extent permitted by Colorado law. The Company's Bylaws require the Company to indemnify any person against all liabilities and expenses actually and reasonably incurred by such person in connection with any proceeding by reason of the fact that such person is or was serving as a director or officer of the Company or, while a director or officer of the Company, is or was serving at the Company's request as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or other person or of an employee benefit plan; provided that such person acted in good faith and in a manner such person reasonably believed, in the case of conduct in an official capacity, to be in the Company's best interests and, in all other cases, to be not opposed to the Company's best interests, and, with respect to any criminal action or proceeding, that such person had no reasonable cause to believe such person's conduct was unlawful; and provided, further, that the

Company shall not indemnify any person for any liabilities or expenses incurred by such person in connection with a proceeding by or in the right of the Company in which such person shall have been adjudged to be liable to the Company or in connection with any other proceeding in which such person shall have been adjudged to have derived an improper personal benefit. The indemnification provided by the Company's Articles of Incorporation and Bylaws is not exclusive of any other rights to which those seeking indemnification may be otherwise entitled. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

DIRECTOR COMPENSATION

     Although the Company's Bylaws provide that directors may be compensated for their services, no compensation has been awarded to, earned by or paid to members of the Company's Board of Directors for service to the Company as such. Each director may be reimbursed for such director's reasonable out-of-pocket expenses incurred in the performance of service to the Company as a director if authorized by the Board of Directors.

EXECUTIVE COMPENSATION

     No compensation has been awarded, earned by or paid to Wayne N. Snyder, the chief executive officer of the Company, by the Company for services rendered to the Company as such during the period from the Company's organization on May 3, 1994 through August 31, 1997. Mr. Snyder is employed by Farmland, which has agreed to provide certain administrative, advisory and consulting services to the Company under the terms of a Swine Production Services Agreement. No executive officer of the Company at August 31, 1997 was awarded, earned or was paid compensation in excess of $100,000 for services rendered to the Company as such during the fiscal year ended August 31, 1997. See "Management--Directors and Executive Officers" and "Certain Relationships and Related Transactions."

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

GENERAL

     As of the date of this Prospectus, Farmland and Yuma Cooperative own approximately 36.1% and 7.1%, respectively, of the outstanding Common Stock of the Company. In connection with the formation of the Company as a Colorado cooperative association on May 3, 1994, one share of the Company's Class A Common was issued to Farmland for the purchase price of $100. On July 13, 1994, the Company acquired the entire equity ownership rights and interests in Yuma LLC, a Colorado limited liability corporation in which Farmland and Yuma Cooperative owned approximately 71.5% and 28.5%, respectively, of the outstanding equity interests. In exchange for their respective equity interests in Yuma LLC, Farmland and Yuma Cooperative were issued 30 shares and 12 shares, respectively, of the Company's Class A Common. Yuma LLC thereupon was dissolved and liquidated and its assets and liabilities were assigned to and assumed by Alliance. As of the date of this Prospectus, the Company has consummated its issuance and sale to Farmland of additional shares of Alliance capital stock. The Company has entered into various contractual arrangements with both Farmland and Yuma Cooperative for the provision of specific goods and services. All future transactions between the Company and its officers, directors, employees and affiliates, including Farmland and Yuma Cooperative, will be on terms no less favorable to the Company than can be obtained from unaffiliated parties. All such transactions will be subject to the approval of a majority of the independent outside members of the Board of Directors who do not have an interest in the transactions. See "Principal Stockholders."

FARMLAND


     Farmland is a Kansas cooperative association engaged in regional farm supply and marketing operations, including the processing and marketing of pork and beef. Farmland's livestock production department is directly engaged in the production of feeder pigs and finished hogs through contractual arrangements with independent producers, the ownership of pig production operations in joint venture with both agricultural cooperatives and independent producers, as well as other activities including the operation of feeder pig brokerage services. Wayne N. Snyder and Merl Daniel each are employed by Farmland and presently serve as directors or executive officers of the Company.

     Farmland, through its various business divisions and interests, is engaged in providing to competitors of the Company certain goods and services, including the supply of feed and other inputs, breeding stock and administrative services, among others, which are comparable to those being provided by Farmland to the Company. Moreover, Farmland also is directly engaged in the production of hogs through the direct ownership of animals and facilities, through contractual arrangements with other producers, and through joint venture arrangements established with other parties. Because of Farmland's various activities, there may arise conflicts of interest between Farmland and the Company. The Company anticipates that Farmland may continue to engage and invest in activities and businesses other than those of Alliance. Thus, Farmland may have conflicts of interest in allocating its resources and management time, services and functions among the Company and such other activities. Similarly, with respect to the employees of Farmland serving as officers or directors of the Company, Farmland's other business interests may result in competition for their time, services and functions.

     Swine Production Consulting and Services Agreement. The Company has entered into various contractual arrangements with Farmland for the provision of specific goods and services. Under the terms of a Swine Production Services Agreement with the Company, Farmland, acting as independent contractor, has agreed to provide certain administrative, advisory and consulting services to the Company, including the following: performing various ministerial services, including data entry of transactions for accounting purposes and computer generation of financial and operational reports and checks; compilation of the production records with respect to each feeder and weaned pig production facility; logistical backup and coordination, including facilitating the acquisition, servicing, transportation and sale of genetic stock, breeding stock, feeder pigs and weaned pigs; facilitating the purchase of inputs for the Company; assistance in sourcing feed ingredients, animal health products and veterinarian services; assistance in arranging financing; assistance in selection of suitable sites for the Company's facilities; assistance in obtaining appropriate permits for the construction and operation of facilities for the Company; assistance in the recruitment, selection and training of general managers for the Company; and advice and consultation with respect to management practices, feed formulations and other aspects of the Company.

     Farmland has agreed to assist the Company in acquiring the necessary management and labor to adequately staff and operate the Company's pig production facilities. The Company will cause the new pig production facilities to be constructed, provide initial and replacement breeding stock purchased from Farmland or other sources which, under normal circumstances, will be sufficient to keep the facilities in full production and provide adequate record keeping to allow Farmland to provide the accounting and reporting functions required of it under the Swine Production Services Agreement. Finally, the Company will grant Farmland reasonable access to the facilities, in accordance with good bio-security practices, to allow Farmland to provide its required services. Farmland will be paid one dollar ($1.00) for each feeder or weaned pig sold by the Company as partial compensation for Farmland's duties under the agreement. Such amount is subject to adjustment annually commensurate with, and based upon, changes in the Consumer Price Index. For the years ended August 31, 1997 and 1996, the Company paid Farmland a total of $250,967 and $151,905, respectively, for its provision of administrative, advisory and consulting services pursuant to the Swine Production Services Agreement. Farmland also may provide a significant portion of the feed ingredients, nutritional supplements and animal health supplies required by the Company at Farmland's customary rates. For the years ended August 31, 1997 and 1996, the Company purchased $638,730 and $303,963, respectively, of feed ingredients, nutritional supplements and animal health supplies from Farmland.

     Farmland will purchase from the Company gilts produced by the Company for purposes of finishing for use as breeding stock by the Company, subject to available finishing capacity of Farmland. Upon completion of such finishing, Farmland will resell to the Company any such gilts that survive finishing by Farmland. The purchase price to be paid by Farmland to the Company for gilts will be based on the purchase price specified in the Pig Purchase Agreement between Farmland and the Company or, if no such agreement is then in effect, the purchase price specified in the most recent effective Pig Purchase Agreement between Farmland and the Company. The purchase price to be paid by the Company to Farmland for finished gilts will be based upon the prevailing market price of hogs at the time of purchase, plus any royalty fees payable by Farmland and a handling fee of $10.00 per gilt. For the years ended August 31, 1997 and 1996, the Company purchased finished gilts from Farmland at an aggregate price of $2,367,524 and $872,979, respectively. In the event that the Company does not purchase any such finished gilts, Farmland may either market such gilts for slaughter or retain such gilts for use as breeding stock. Farmland has agreed to pay a $10.00 per head fee to the Company for any such finished gilts that are
retained by Farmland for use as breeding stock.   For the years ended August 31,
1997 and 1996, Farmland paid $123,620 and $31,590, respectively, of such fees to the Company.

     It is anticipated that Farmland may provide hybrid gilts from additional multiplier facilities to meet a portion of the Company's initial stocking and ongoing requirements for breeding stock with respect to each pig production facility in existence, under development or proposed. The actual number of replacement gilts purchased from Farmland will be affected by the Company's requirements and the availability of animals from Farmland's facilities. The purchase price of replacement hybrid breeding stock is to be based upon the prevailing market price of breeding stock at the time of purchase.

     In the Swine Production Services Agreement, the Company has granted Farmland an option during the term of the Agreement (and in no event less than the five-year period ending July 13, 1999) to purchase (a) excess feeder pigs and weaned pigs produced by the Company at the price per pig equal to the average price per pig paid by stockholders under Pig Purchase Agreements for the then immediately preceding month, and (b) feeder pigs and weaned pigs that a stockholder has failed to purchase under such stockholder's Pig Purchase Agreement at the price per pig determined pursuant to such Agreement. The Company also has granted Farmland an option to purchase any shares of Common Stock reacquired by the Company.

     Pig Purchase Agreements. As a member of the Company, Farmland has contracted with the Company to purchase a share of the feeder and weaned pigs to be produced by the Company under the same terms required of the Company's other members. Commencing on August 11, 1995, the date the Company first produced and shipped feeder pigs pursuant to the Pig Purchase Agreements with the Company's existing members (other than Farmland and Yuma Cooperative), the price paid by Farmland for pigs has been under terms comparable to those applicable to the Company's other members. For the years ended August 31, 1997 and 1996, Farmland purchased feeder pigs from the Company (including Yuma Cooperative's share of feeder pigs produced by the Company) at an aggregate price of $7,924,763 and $5,035,160, respectively. Finally, the Company has agreed to provide Farmland the first opportunity to purchase any feeder and weaned pigs produced by the Company in excess of the Company's supply commitments to other members or that other members have failed to purchase during the term of the Swine Production Services Agreement (and in no event less than the five-year period ending July 13, 1999). The Company intends to cause any such excess production of weaned pigs, however, to be retained by the Company for development into feeder pigs. See "Pig Purchase Agreement" and "Certain Relationships and Related Transactions--Yuma Cooperative--Pig Purchase Agreement."

     Real Estate Loans. Between September and December 1995, the Company purchased approximately 1,000 acres of real property in Yuma County, Colorado, upon which the Company has developed one production facility and holds the remaining acreage for the development of additional production facilities (the "Additional Colorado Property"). The acquisition cost of this Additional Colorado Property was approximately $760,000. The Company obtained funding for the purchase of the Additional Colorado Property from the proceeds of a loan obtained from Farmland. In conjunction with this loan, the Company delivered to Farmland a promissory note evidencing the debt providing for the amortization of the loan over a ten-year period, at a variable rate equal to CoBank's prime rate. As of August 31, 1997, CoBank's prime rate was 8.50%. The payment schedule of the promissory note requires that the Company make interest-only payments for the life of the loan, with a final balloon payment of the principal at the expiration of the ten-year term. To secure the obligations of the promissory note, the Company has agreed to execute a deed of trust in favor of Farmland covering all of the Additional Colorado Property, which deed of trust is second in priority to that of CoBank with respect to the production facility constructed thereon. See "Business--Facilities."

     In November 1996, the Company exercised its rights under an option contract to acquire an approximately 90 acre tract of real property in Wayne County, Illinois, including 45 acres (the "45 Acre Tract") on which the Company has commenced development activities with respect to a second Illinois sow production facility. The Company obtained funding for the purchase of the 45 Acre Tract, and subsequent development of a feeder pig facility, from the proceeds of a $1,360,000 loan provided by Farmland. In conjunction with this loan, the Company delivered to Farmland a promissory note evidencing the debt providing for amortization over a ten-year period, at a variable rate equal to

CoBank's then national variable rate plus 1.25%. This loan was repaid by the Company in full in August 1997, and the promissory note has been cancelled. In November 1997, the Company obtained a second $1,360,000 from Farmland to provide for additional facilities expansion. In conjunction with this loan, the Company delivered to Farmland a promissory note evidencing the debt providing for amortization over a ten-year period, at a variable rate equal to CoBank's then national variable rate plus 1.25%. This loan was repaid by the Company in full in November 1997, and the promissory note has been cancelled. In May 1998, the Company obtained a $2,160,000 loan from Farmland to provide for the development
of a 5,000-sow pig production facility in Yuma County, Colorado.    In
conjunction with this loan, the Company delivered to Farmland a promissory note evidencing the debt providing for amortization over a ten-year period, at a variable rate equal to CoBank's then national variable rate plus 1.25%. The payment schedule for the Farmland loan requires the Company to make interest-only payments for the life of the loan, with a balloon payment of one-half of the principal and interest to be made upon the Company's issuance and sale of a Minimum Block of Shares. The remaining principal and interest is payable upon the Company's issuance and sale of a second Minimum Block of Shares. To the extent that there remains any unpaid amount owed under this loan as of the May 1, 2008 maturity date, the entire loan is then payable in full. See "Business--Facilities."

     Pig Producers I, L.P. Farmland holds a 12.5% interest in Pig Producers I, L.P. ("Pig Producers"), a limited partnership engaged in the production of feeder pigs from a 2,450-sow feeder pig production facility located in Yuma County, Colorado. The Company has assigned approximately 13 of its employees to perform various facilities operation services for Pig Producers. Pig Producers reimburses the Company for all wages, benefits and other costs attributable to these Alliance employees. From time to time, the Company and Pig Producers also engage in various commercial transactions related to the sale of genetic stock, breeding stock, feed ingredients and animal health supplies.

     Colorado Repopulation. In connection with the repopulation of the Company's feeder pig production facilities located in Yuma County, Colorado, the Company arranged for the finishing of new breeding sows on facilities of independent producers. In this regard, Alliance has contracted with Farmland for the use of facilities as to which Farmland has acquired rights from the owners of such facilities. During the approximately 14 months that Alliance intends to use such facilities, Alliance will have approximately 9,240 pig spaces available to it. Alliance will be obligated to pay the facilities owner a monthly fee equal to $31.50 per pig space divided by 12. In addition, Farmland will be entitled to a monthly fee from Alliance equal to $1.00 per pig space divided by 12. See "Business--Breeding Stock."

YUMA COOPERATIVE

     Yuma Cooperative is a Colorado cooperative association engaged in farm supply and grain marketing activities. Doug Brown is Vice President and General Manager of Yuma Cooperative and serves as a director and executive officer of the Company.

     Yuma Cooperative is engaged in providing to competitors of the Company and other users certain goods and services, including the supply of feed and animal health products, which are comparable to those provided by Yuma Cooperative to the Company. Because of its other business activities, conflicts of interest may arise between Yuma Cooperative and the Company. With respect to the employees of Yuma Cooperative serving as officers or directors of the Company, Yuma Cooperative's other business interests may result in competition for their time, services and functions.

     Feed Purchase Agreement. The Company has entered into a Feed Purchase Agreement with Yuma Cooperative respecting the supply of manufactured feed and animal health products. In this capacity, Yuma Cooperative has agreed to purchase feed-grains and feed additives for the production of feed which, together with animal health products, will be sold to the Company. In exchange for providing these goods and services, Yuma Cooperative is entitled to compensation based upon a fixed charge for the grinding, mixing, and delivery of feed ($13.00 per ton as of the date of this Prospectus), in addition to the
actual delivered cost of the feed ingredients.   Feed rations which are pelleted
are subject to a surcharge ($6.00 per ton as of the date of this Prospectus). The fixed charge will drop to $12.00 per ton on September 1, 1998, and thereafter the fixed charge and the surcharge will remained fixed through the expiration of the Feed Purchase Agreement on August 31, 1999. Corn provided by Yuma Cooperative for use in feed generally is sold to the Company at delivered cost plus, in the absence of available Company grain storage facilities, a $.10 per bushel handling fee. The Company has the right under the Feed Purchase

Agreement, in its sole discretion, to purchase and provide its own corn for feed manufacturing. For the years ended August 31, 1997 and 1996, the Company purchased $4,338,732 and $3,423,773, respectively, of feed from Yuma Cooperative. See "Business--Purchase of Feed and Other Inputs."

     Pig Purchase Agreement. As a member of the Company, Yuma Cooperative has contracted with the Company to purchase a share of the feeder pigs to be produced by the Company under the same terms required of the Company's other members. Commencing on August 11, 1995, the date the Company first produced and shipped feeder pigs pursuant to the Pig Purchase Agreements with the Company's existing members (other than Farmland and Yuma Cooperative), the price paid by Yuma Cooperative for feeder pigs has been under terms comparable to those applicable to the Company's other members. For the years ended August 31, 1997 and 1996, Yuma Cooperative's share of feeder pigs produced by the Company was purchased from the Company by Farmland. See "Pig Purchase Agreement" and "Certain Relationships and Related Transactions--Farmland--Pig Purchase Agreements."

                            PRINCIPAL STOCKHOLDERS


     The following table sets forth certain information as of the date of this Prospectus regarding the beneficial ownership of Alliance capital stock by the only persons who were the beneficial owners of more than 5% of the outstanding
capital stock as of such date.   No directors or executive officers of the
Company were the beneficial owners of Alliance capital stock as of the date of this Prospectus. As of that date, no shares of Alliance Class C Common were outstanding. All information with respect to beneficial ownership has been furnished by the respective 5% or more stockholder.


                                        AMOUNT AND NATURE OF             PERCENT OF
         NAME AND ADDRESS OF            BENEFICIAL OWNER(1)          STOCK OUTSTANDING
           BENEFICIAL OWNER

                                          CLASS A         CLASS B        CLASS A       CLASS B         ALL
                                           COMMON         COMMON         COMMON         COMMON       CLASSES



Farmland Industries, Inc. (2)                52              4            43.7%         11.1%         36.1%
     3315 North Oak Trafficway
     Kansas City, MO 64116

Yuma Farmers Milling and Mercantile          12             --            10.1%           --           7.7%
Cooperative Company(3)
     101 South Detroit
     Yuma, CO  80759

Corn Plus II, L.C. (3)                       10             --            8.4%            --           6.5%
      212 North Agora Street
      Marathon, IA 50565

Welkco, L.L.C. (3)                           --             18             --           50.0%         11.6%
      21101 East 1950 Road
      Marshall, IL 62441




_________________
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage ownership calculations are based on 119 shares of Class A Common outstanding and 36 shares of Class B Common outstanding.

(2) The voting and disposition of the shares of Class A Common and Class B Common held by Farmland are subject to the discretion of the board of Directors of Farmland. Pursuant to the Company's Articles of Incorporation, Farmland is prohibited from voting shares of Common Stock representing 25% or more of the shares outstanding during any period in which the Company has borrowed money from a lender subject to regulations of the Farm Credit Administration regarding loan policies and operations (such as the Company's current lender). As of the date of this Prospectus, the Company had borrowed funds from such a lender. See "Business-- Financing" and "Description of Capital Stock."

(3) The voting and disposition of the shares of Class A Common and Class B Common held by these beneficial owners are subject to the discretion of the Board of Directors (manager in the case of Corn Plus II, L.C.) of the applicable beneficial owner.

      DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 5,000 shares of

(Class A) common stock, $.01 par value per share, 2,500 shares of Class B common stock, $.01 par value per share, and 2,500 shares of Class C common stock, $.01 par value per share. As of the date of this Prospectus, there were 119 shares of Class A Common outstanding, which were held of record by 21 stockholders; 36 shares of Class B Common outstanding, which were held of record by eight stockholders; and no shares of Class C Common outstanding. Only producers of agricultural products, associations of such producers, and federations of such associations who have executed and delivered to the Company a Pig Purchase Agreement may own Common Stock. Only stockholders of the Company may be members of the Company. Except as otherwise specifically described under this "Description of Capital Stock" caption, the powers, preferences and rights of the Class A Common, Class B Common and Class C Common are in all respects identical. To the extent permitted by applicable law, the Board of Directors of the Association is authorized to provide by resolution for the issuance of shares of stock of any class or of any series of any class at any time and to determine, prior to the issuance of any shares of stock of that class or series, the designations, preferences, limitations and relative rights, if any, thereof.


     Except as described in the immediately following sentence, holders of Class A Common and Class B Common are entitled to one vote for each share held on all matters submitted to a vote of stockholders and holders of Class C Common are entitled to three-fourths of one vote for each share held on all matters submitted to a vote of stockholders. During any period in which the Company has borrowed money from a lender subject to regulations of the Farm Credit Administration regarding loan policies and operations (such as the Company's current lender), (i) no cooperative association stockholder is permitted to vote shares of Common Stock representing 25% or more of the shares then outstanding with respect to any matter as to which members are not entitled to vote separately as a group or class and (ii) no cooperative association stockholder is permitted to vote shares of Common Stock representing 25% or more of the shares of any class then outstanding with respect to any matter as to which members are entitled to vote separately as a group or class. A majority of the outstanding shares of Common Stock entitled to vote constitutes a quorum at any stockholder meeting, except that if any class of capital stock is entitled to vote separately as a class or group, such a quorum must also be obtained with respect to such class. The affirmative vote of at least two-thirds of the shares represented at a meeting at which a quorum is present is required to amend the Company's Articles of Incorporation, to approve certain mergers, consolidations or sales of all or substantially all of the Company's assets and to approve certain other matters. Holders of the Class A Common, holders of the Class B Common and holders of the Class C Common must vote separately as groups or classes with respect to amendments to the Articles of Incorporation that alter or change the designation, preferences, limitations or relative rights of their respective classes of stock so as to affect them adversely and with respect to such other matters as may require group or class votes under applicable law. Holders of the Common Stock do not have cumulative voting rights in the election of directors or preemptive rights to purchase additional shares of Common Stock, and have no subscription, redemption or conversion rights.

     All outstanding shares of Common Stock are, and when issued the Shares offered hereby will be, validly issued, fully paid and nonassessable. Holders of Common Stock are entitled to such patronage distributions as may be paid in the manner determined by the Board of Directors out of funds legally available therefor, subject to certain provisions contained in the loan agreement with the Company's existing lender which restrict the ability of Alliance to pay patronage distributions in cash. The Company intends to distribute, at least annually, all of its net margins, if any, as patronage distributions to its stockholders on the basis of the quantity or value of business done by the
Company with or for each stockholder.   The Company's "net margins" for this
purpose generally are equal to the Company's net income under generally accepted accounting principles (taxable income prior to September 1, 1997) attributable to patronage sourced business done with or for the Company's members (determined before reduction for patronage distributions paid by the Company). In this regard, the Company will compute its net margins separately for each group of members (including successors and permitted assigns) whose shares of the Company's Common Stock originally were issued in connection with the Company's acquisition or development of one or more feeder or weaned pig production units financed in part thereby. See "Patronage Distribution Policy."

     Upon liquidation, dissolution or winding-up of the Company, the assets legally available for distribution to stockholders, after satisfying the prior distribution rights of creditors of the Company, are distributable ratably among the holders of capital credits and Common Stock at that time outstanding in proportion to the sum of (a) the consideration received by the Company in exchange for each such share of Common Stock issued to the holder thereof (or such holder's predecessors in interest), plus (b) the aggregate amount of principal payments made by such holder (or such holder's predecessors in interest) pursuant to such holder's (or such holder's predecessors in interest's) Pig Purchase Agreement with respect to the debt incurred by the Company for the construction and working capital needs of the production facilities constructed with respect to the issuance of such holder's shares of Common Stock.

     The Shares are subject to provisions of the Colorado Cooperative Association Law and the Company's Articles of Incorporation and Bylaws which restrict the transferability of the Common Stock, and include a Bylaw provision that gives the Company the right to purchase the Common Stock of a stockholder upon the occurrence of certain events. Such provisions will make it more difficult to effect a change in control of the Company. See "Restrictions on Sale or Other Transfer of the Shares." In addition, the Company's Articles of Incorporation require approval by the holders of at least two-thirds of a quorum of the outstanding shares of Common Stock to amend, alter, change or repeal any provision of the Company's Articles of Incorporation, to approve any sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Company, to approve any merger or consolidation of which the Company is a party and to which the vote of the members is required by law, or to approve any dissolution or voluntary termination of the Company. Such provision could make it more difficult to effect a change in control of the Company.

     The transfer agent for the Common Stock is the Secretary of the Company.

             RESTRICTIONS ON SALE OR OTHER TRANSFER OF THE SHARES

SECURITIES LAWS

     Upon completion of this offering (assuming the sale and issuance of all 51 Class A Shares, all 54 Class B Shares and all 72 Class C Shares offered hereby), there will be 279 shares of Common Stock outstanding, including 153 shares of Class A Common, 54 shares of Class B Common and 72 shares of Class C Common. Of these shares, the remaining 34 Class A Shares, 18 Class B Shares and 72 Class C Shares offered hereby will be freely transferable without restriction under the Securities Act of 1933, as amended (the "Act"), unless acquired by an "affiliate" (as that term is defined under the Act) of the Company, in which case they will be subject to certain resale limitations under the Act. Of the 119 shares of Class A Common held by existing stockholders of the Company, 34 shares are freely transferable without restriction under the Act, and the remaining 85 shares are owned by "affiliates" of the Company. Of the 36 shares of Class B Common held by existing stockholders of the Company, 14 shares are freely transferable without restriction under the Act, and the remaining 22 shares are owned by "affiliates" of the Company. The shares owned by "affiliates" of the Company are subject to restrictions on resale imposed by the Act and must be held indefinitely unless they are registered under the Act or an exemption from registration thereunder is then available. The Company is the only party who may register its Common Stock under the Act, and it has not agreed to register any shares of Common Stock under the Act for resale or to comply with any exemption under the Act for the resale of any such shares.

     Section 4(1) of the Act provides an exemption from registration under the Act for the resale of securities in the event that the seller of such securities is not then an "issuer", "dealer" or "underwriter" of the securities proposed to be resold. Rule 144 was adopted by the Securities and Exchange Commission as a safe harbor for determining whether a seller would be considered an "underwriter" for purposes of that exemption. Sales of "restricted" shares or shares owned by an "affiliate" cannot be made under Rule 144 unless each of its requirements are satisfied at the time of such sale. Although Rule 144 provides a means for reselling restricted shares and shares owned by affiliates, it is not the exclusive means for reselling such securities.

     In general, Rule 144 currently provides that a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year, including persons who may be deemed to be affiliates of the Company, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares or the average weekly reported trading volume for the shares during the four weeks preceding such sale, provided that the Company has filed certain periodic reports with the Securities and Exchange Commission (or made publicly available certain information concerning it) and the sale is made in a "broker's transaction" or in a transaction directly with a "market-maker," as those terms are used in Rule 144, without the solicitation of buy orders by the broker or such person, and without such person making any payment to any person other than the broker who executes the order to sell the shares of Common Stock. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of the Company at any time during the 90 days preceding a sale by such person, and who has beneficially owned restricted shares for at least two years, would be entitled to sell such shares under Rule 144 without regard to the volume limitations and public information and manner of sale requirements described above. The term "affiliate" is defined to mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company. The Securities and Exchange Commission ordinarily would presume, without limitation, that an officer, director or the beneficial owner of five percent or more of the outstanding voting securities of the Company would fall within this definition.

     Restricted shares properly sold in reliance upon Rule 144 are thereafter freely tradeable without restriction or registration under the Act, unless thereafter held by an affiliate of the Company. No person has any right to demand registration of shares of the Common Stock.

COOPERATIVE ASSOCIATION LAWS AND CHARTER DOCUMENTS

     The Colorado Cooperative Association Law and the Company's Articles of Incorporation provide that the certificates of membership in the Company (which also represent shares of Common Stock of the Company) shall not be assignable or transferable except upon consent of the Board of Directors, and that the Company shall have the right in its Bylaws to limit the transfer or assignment of membership and the terms and conditions upon which transfers or assignments may be allowed. The Company's Bylaws provide that the equity interests issued by the Company may not be assigned or transferred, except upon the consent of the Company's Board of Directors, and that the Company's Board of Directors may not give such consent unless any such assignee or transferee of Common Stock executes and delivers to the Company a Pig Purchase Agreement. Only producers of agricultural products, associations of such producers, and federations of such associations may own Common Stock of the Company.

     In addition to the foregoing transfer restrictions, the Company's Bylaws give the Company the right to purchase a member's Common Stock under certain circumstances, which may adversely affect transferability. Such right is in addition to any right the Company may have to foreclose on the security interest in member's Common Stock pursuant to the Pig Purchase Agreement. In particular, the Company has the option under its Bylaws to purchase a member's Shares upon the occurrence of certain specified events (a) by tendering to the member (i) the lesser of (A) the price paid to the Company for such investor's Shares, and
(B) the book value of the Shares and capital credits associated therewith, less
(ii) any indebtedness due the Company from the member, or (b) by tendering to the member a nonvoting certificate of participation representing the member's interest at the time of such tender in a face amount equal to the amount specified in clause (a) above. The occurrences giving rise to such option include the following events: (a) a member's termination of a Pig Purchase Agreement without having executed and delivered a replacement for such Agreement or the member's failure to be a party to such Agreement, and (b) the Company's Board of Directors by resolution finds that a member has (i) intentionally or repeatedly violated any provision of the Company's Articles of Incorporation or Bylaws, (ii) breached a Pig Purchase Agreement or materially breached any other contract with Company, (iii) remained indebted to the Company for 90 days after such indebtedness first becomes payable, or (iv) willfully obstructed any lawful purpose or activity of the Company. In the event the Company exercises either option, the voting stock of the member shall be canceled, and the member shall thereafter have no voting rights in the Company. The Company is under no obligation, however, to redeem or repurchase an investor's Common Stock at any time. See "Risk Factors--Right of Alliance to Acquire Shares" and "-- Lack of Liquidity; Absence of Market for Shares" and "Pig Purchase Agreement."

     Finally, a legend in substantially the following form will be placed on each certificate representing Shares of Common Stock issued in the offering:

     Sale, transfer or hypothecation of the shares represented by this certificate is restricted by the provisions of the Colorado cooperative association law and the Articles of Incorporation and Bylaws of Alliance Farms Cooperative Association (the "Company"), a copy of which provisions may be inspected at the principal offices of the Company, and all provisions of which are hereby incorporated by reference in this certificate.

     The transfer and other restrictions discussed above could make it more difficult to effect a change in control of the Company.

                             PLAN OF DISTRIBUTION

GENERAL

     The Company intends to sell the Shares through agents designated by the Company or, if permitted under applicable law, directly to one or more
purchasers through the efforts of its directors, officers and employees.   In
this regard, the Company has retained Interstate/Johnson Lane Corporation ("I/JL") to serve as its agent in connection with this offering. The Company has reserved the right to sell the Shares directly to investors on its own behalf in those jurisdictions where and in such manner as it is authorized to do so. In the event that the Company sells Shares directly to investors through the efforts of its directors, officers and employees, such directors, officers and employees will not be compensated in connection with such participation through the payment of commissions or other remuneration based either directly or indirectly on transactions in the Shares offered. Any offering of the Shares will be made exclusively to producers of agricultural products, associations of such producers, and federations of such associations. No one has committed to purchase any of the Shares.

     Agents participating in the distribution of the Shares may be deemed to be underwriters within the meaning of the Securities Act of 1933, and any commissions and other compensation received by them may be deemed to be underwriting discounts and commissions under the Act. The Company has entered into an agency agreement with I/JL providing for the payment by Alliance of a lump sum fee of $40,000 regardless of whether any or all Shares offered hereby are sold. The Company has agreed to reimburse I/JL for its reasonable out-of-

pocket expenses in connection with the offering of the Shares. The net proceeds to the Company from the sale of the Shares will be the public offering price of the Shares less any commissions and other attributable expenses of issuance and distribution.

     I/JL may be entitled, under an agency agreement with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, and may be entitled to contribution with respect to payments which I/JL may be required to make in respect thereof. Agents may engage in transactions with or perform services for the Company in the ordinary course of business.

INVESTOR SUITABILITY STANDARDS

     The Shares may be offered and sold only to producers of agricultural products, associations of such producers, and federations of such associations. In addition, if any investor in the offering is a resident of Iowa, or otherwise is subscribing for Shares in Iowa, such investor must (i) have a net worth, or joint net worth with that investor's spouse, in either case, exclusive of home, furnishings and automobiles ("Adjusted Net Worth") of at least $65,000 at the time of such investor's purchase, and an annual gross income of at least $65,000 for each of the investor's two most recent tax years; or (ii) have Adjusted Net Worth of at least $250,000 at the time of such investor's purchase. Each investor will be required to represent in writing in the Subscription Agreement that the investor is a producer of agricultural products, an association of such producers, or a federation of such associations and, if a resident of Iowa, or otherwise subscribing for Shares in Iowa, that the investor meets the foregoing suitability standards for Iowa investors.

MINIMUM BLOCK REQUIREMENT

     The Class A Shares will be offered on a "best efforts, all-or-none" basis for 17 Class A Shares (a "Minimum Class A Block"), and thereafter may continue to be offered on such basis with respect to successive Minimum Class A Blocks of Shares until 51 Class A Shares have been issued and sold. The Class B Shares will be offered on a "best efforts, all-or-none" basis for 18 Class B Shares (a "Minimum Class B Block"), and thereafter may continue to be offered on such basis with respect to successive Minimum Class B Blocks of Shares until 54 Class B Shares have been issued and sold. The Class C Shares will be offered on a "best efforts, all-or-none" basis for 24 Class C Shares (a "Minimum Class C Block"), and thereafter may continue to be offered on such basis with respect to successive Minimum Class C Blocks of Shares until 72 Class C Shares have been issued and sold. As of the date of this Prospectus, the Company has consummated the issuance and sale of 17 shares of Class A Common and 36 shares of Class B Common in this offering. Any agent of the Company involved in the offer or sale of the Shares will be acting on such "best efforts, all-or-none" basis during the period of such agent's appointment. There can be no assurance that any or all of the remaining Shares will be sold.

     The number of Class A Shares constituting a Minimum Class A Block has been determined by the Company based on the number of lots of feeder pigs (900 to 1,000 pigs per lot) that the Company anticipates can most efficiently be made available to members of the Company from a single 2,450-sow feeder pig production facility. Pursuant to the Pig Purchase Agreements to be entered into by investors at the time a subscription for Class A Shares is made, each member of the Company owning shares of Class A Common will be required to purchase feeder pigs in lots of no less than 900, and no more than 1,000, pigs per lot, as determined by the Company. Such lots of feeder pigs are to be made available to such members of the Company on a rotating schedule determined and implemented by the Company. The number of lots made available to a member and the frequency of availability are to be based upon the member's proportionate equity interest in the Company's Class A Common and the actual production of feeder pigs constituting Qualifying Pigs from the Company's facilities. The Company anticipates that the production of a feeder pig production facility having the capacity of a 2,450-sow unit will be adequate to provide lots of between 900 and 1,000 feeder pigs to 17 members (assuming that each such member owns only one Class A Share) in order of rotation such that delivery of a lot of between 900 and 1,000 feeder pigs can be made to a member at approximately the time at which the pigs previously delivered to such member are finished to market weight and available for shipment to slaughter. There can be no assurance that the Company will be successful in meeting this production schedule, or that feeder pigs will be available for shipment to a member at a time when the member is able to accommodate their delivery. Accordingly, the Company believes that a Minimum Class A Block requirement is necessary to provide for sufficient new members to accommodate the anticipated output of feeder pigs from a single 2,450-sow feeder
pig production facility.   See "Pig Purchase Agreement."

     The number of Class B Shares constituting a Minimum Class B Block has been determined by the Company based on the number of lots of weaned pigs (925 to 1,025 pigs per lot) that the Company anticipates can be made available to members of the Company from a single 2,450-sow weaned pig production facility. Pursuant to the Pig Purchase Agreements to be entered into by investors at the time a subscription for Class B Shares is made, each member of the Company owning shares of Class B Common will be required to purchase weaned pigs in lots of no less than 925, and no more than 1,025, pigs per lot, as determined by the Company. Such lots of weaned pigs are to be made available to such members of the Company on a rotating schedule determined and implemented by the Company. The number of lots made available to a member and the frequency of availability are to be based upon the member's proportionate equity interest in the Company's Class B Common and the actual production of weaned pigs constituting Qualifying Pigs from the Company's facilities. The Company anticipates that the production of a weaned pig production facility having the capacity of a 2,450-sow unit will be adequate to provide lots of between 925 and 1,025 weaned pigs to 18 members (assuming that each such member owns only one Class B Share) in order of rotation such that delivery of two and seven-tenths (2.7) lots of weaned pigs can be made to a member on a rolling 12-month basis. There can be no assurance that the Company will be successful in meeting this production schedule, or that weaned pigs will be available for shipment to a member at a time when the member is able to accommodate their delivery. Accordingly, the Company believes that a Minimum Class B Block requirement is necessary to provide for sufficient new members to accommodate the anticipated output of weaned pigs from a single 2,450-sow weaned pig production facility according to the schedule described
above.   See "Pig Purchase Agreement."

     The number of Class C Shares constituting a Minimum Class C Block has been determined by the Company based on the number of lots of weaned pigs (925 to 1,025 pigs per lot) that the Company anticipates can be made available to members of the Company from a single 2,450-sow weaned pig production facility. Pursuant to the Pig Purchase Agreements to be entered into by investors at the time a subscription for Class C Shares is made, each member of the Company owning shares of Class C Common will be required to purchase weaned pigs in lots of no less than 925, and no more than 1,025, pigs per lot, as determined by the Company. Such lots of weaned pigs are to be made available to such members of the Company on a rotating schedule determined and implemented by the Company. The number of lots made available to a member and the frequency of availability are to be based upon the member's proportionate equity interest in the Company's Class C Common and the actual production of weaned pigs constituting Qualifying Pigs from the Company's facilities. The Company anticipates that the production of a weaned pig production facility having the capacity of a 2,450-sow unit will be adequate to provide lots of between 925 and 1,025 weaned pigs to 24 members (assuming that each such member owns only one Class C Share) in order of rotation such that delivery of two and one-tenth (2.1) lots of weaned pigs can be made to a member on a rolling 12-month basis. There can be no assurance that the Company will be successful in meeting this production schedule, or that weaned pigs will be available for shipment to a member at a time when the member is able to accommodate their delivery. Accordingly, the Company believes that a Minimum Class C Block requirement is necessary to provide for sufficient new members to accommodate the anticipated output of weaned pigs from a single

2,450-sow weaned pig production facility according to the schedule described
above.   See "Pig Purchase Agreement."

     The minimum investment for each investor is not less than one Share. In addition, each investor purchasing one or more Shares must enter into a Pig Purchase Agreement with the Company in the form attached to this Prospectus as Exhibit B. No fractional shares will be issued.

FINANCING COMMITMENT REQUIREMENT

     The consummation of the issuance and sale of the Shares will be conditioned upon and subject to Alliance obtaining a commitment for at least $2,720,000 of debt financing with respect to each Minimum Class A Block of Class A Shares and a commitment for at least $2,160,000 of debt financing with respect to each Minimum Class B Block of Class B Shares and each Minimum Class C Block of Class C Shares. As of the date of this Prospectus, the Company has obtained a commitment from its current lender, CoBank, until December 31, 2001 with respect to at least five Minimum Blocks of the remaining Shares offered hereby. No assurances can be given that an extension of such commitment will be obtained on favorable terms, if at all. If any loan commitment is withdrawn or terminated, or the Company is unable to obtain an acceptable commitment for such a loan from another lender prior to or concurrently with the termination date of the offering, all outstanding subscriptions for Shares in a Minimum Block for which such a commitment is not obtained will be rejected and any amounts received by the Company in payment of the public offering price will be returned to subscribers. See "Business--Financing."

SUBSCRIPTION PROCEDURE

     In order for an investor to subscribe for one or more Shares in a Minimum Block, the following items must be delivered to the Company or its agent on or before the termination of the offering (see "Termination of the Offering"

below):

          (1) two completed and executed copies of a Subscription Agreement in the form attached to this Prospectus as Exhibit A;

          (2) the subscriber's check, bank draft or wire transfer (contact Alliance for wire transfer instructions), payable to the order of "Alliance Farms Cooperative Association Escrow No. 465450" in an amount representing the aggregate purchase price of the Shares being subscribed for; and

          (3) two completed and executed copies of a Pig Purchase Agreement in the form attached to this Prospectus as Exhibit B.

In addition, if any investor in the offering is a resident of Iowa, or otherwise is subscribing for Shares in Iowa, such investor may be required to deliver to the Company a completed and executed Potential Investor Questionnaire with respect to the Adjusted Net Worth and gross income thresholds described under "-
- Investor Suitability Standards" above.

     Pending the Company's acceptance of subscriptions for a Minimum Class A Block of 17 Class A Shares, a Minimum Class B Block of 18 Class B Shares or a Minimum Class C Block of 24 Class C Shares in this offering, all funds received by the Company and its agents in payment of the public offering price for the Shares promptly will be deposited in an interest-bearing escrow account established at The Bank of New York (successor trustee to NationsBank, N.A.), New York, New York. Payment of the offering price must be made payable to the order of "Alliance Farms Cooperative Association Escrow No. 465450," the escrow account established at such bank. Upon the Company's acceptance of subscriptions for one or more Minimum Class A Blocks, one or more Minimum Class B Blocks or one or more Minimum Class C Blocks, as the case may be, and the satisfaction of certain other conditions, all funds deposited in the escrow account with respect to such Shares will be paid to the Company. Subscriptions for Shares that collectively do not constitute a Minimum Block of Shares will not be accepted by the Company. In the event that Alliance does not issue Shares for which funds have been deposited in the escrow account prior to the termination of the offering, such funds will be refunded to the prospective investors, together with any interest earned thereon and without any deduction being made for expenses. All subscriptions for Shares submitted by subscribers shall be irrevocable and shall survive the death or disability of the subscriber, in the case of an individual, or the dissolution or bankruptcy of the subscriber, in the case of an entity. There can be no assurance that any or all of the Shares will be sold. See "Plan of Distribution--Escrow of Proceeds."

      Alliance reserves the right, in its sole and absolute discretion, to accept or reject any subscription, in whole or in part, and no subscription shall be binding on Alliance unless and until accepted by Alliance. Each subscriber will be promptly notified by Alliance as to whether his or her subscription has been accepted. If a subscription is accepted, an authorized officer of Alliance will execute both copies of the Subscription Agreement and the Pig Purchase Agreement submitted by the subscriber and return one executed copy of each such agreement. The Shares of Common Stock shall not be deemed to be owned by an investor until both copies of the Subscription Agreement and the Pig Purchase Agreement have been executed by the investor and countersigned by Alliance and the subscription procedure described above otherwise has been complied with. Alliance and its agent will arrange for delivery of the certificates for shares of Common Stock as promptly as practicable thereafter, which certificates will, however, be retained by Alliance as security for the performance by the investor of his obligations under the Pig Purchase Agreement to purchase his proportionate share of the Company's pig production. In this regard, investors will be required to endorse appropriate stock powers with respect to such certificates. The Company may agree in its discretion, however, to permit the investor to pledge or grant a security interest in the investor's shares of Common Stock to any financial institution for purposes of securing a loan used in financing the investor's acquisition of such shares. See "Pig Purchase Agreement."

ESCROW OF PROCEEDS

     The Company has entered into an escrow agreement (the "Escrow Agreement") pursuant to which all funds received by the Company and its agents in payment of the public offering price for the Shares promptly will be deposited in an interest-bearing escrow account with The Bank of New York (successor trustee to NationsBank, N.A.), New York, New York (the "Escrow Agent"). All such funds will be held in escrow during the "Escrow Period" which shall begin with the commencement of the offering and terminate upon the earlier of (i) the date upon which the Escrow Agent has disbursed and delivered $4,080,000 in collected funds with respect to Class A Shares, $3,240,000 with respect to Class B Shares and $3,240,000 with respect to Class C Shares to the Company in accordance with the Escrow Agreement, and (ii) the termination of the offering, whether by lapse of time or the election of the Company to do so. During the Escrow Period, subscribers will have no right to a return of their payment. All escrowed funds may be invested in bank accounts, bank money-market accounts, short-term certificates of deposit issued by a bank or short-term securities issued or guaranteed by the U.S. Government, as specified by the Company.

     Funds deposited into escrow may be disbursed to the Company, in the amount of $1,360,000 with respect to Class A Shares, $1,080,000 with respect to Class B Shares and $1,080,000 with respect to Class C Shares (the "Minimum"), or an integral multiple thereof, upon the satisfaction of the following conditions:
(i) the Escrow Agent has received written confirmation from the Company that the Company has obtained a commitment for at least $2,720,000 of debt financing or borrowings with respect to the disbursement of each Minimum for Class A Shares and a commitment for at least $2,160,000 of debt financing or borrowings with respect to the disbursement of each Minimum for Class B Shares or Class C Shares; (ii) the Escrow Agent has received an affidavit from the Company and its agents in the offering identifying the number of Shares subscribed for and the amount of proceeds deposited into escrow and certifying that (a) there have been no material omissions or changes in the financial condition of the Company, or other changes of circumstances, that would render the amount of proceeds inadequate to finance the Company's proposed plan of operations, business or enterprise, and (b) there have been no material omissions or changes that would render the representations contained in the registration statement, including the prospectus constituting a part thereof, to be fraudulent, false or materially misleading; and (iii) the Escrow Agent has received an order permitting the requested disbursement of proceeds from the securities administrators of those states which impose such condition, if any. The Company shall be entitled to any interest earned on the funds disbursed to it and remaining after deduction for fees and reimbursement of costs and expenses due the Escrow Agent.

     Upon the termination of the Escrow Period, any proceeds remaining in escrow are to be disbursed to the prospective investor from whom they were received upon the Escrow Agent's receipt of an order permitting the requested disbursement of proceeds from the securities administrators of those states which impose such condition, if any. Such refunded proceeds are to be disbursed to investors without any deduction, penalty or expense thereon being made. Interest earned on funds to be returned to prospective investors shall be paid to such investors as designated or approved in writing by the Company.

     In consideration of its services under the Escrow Agreement, the Escrow Agent's predecessor has been paid an initial acceptance fee in an amount equal to $750. The Escrow Agent will be paid an annual base fee in an amount equal to $750. In addition, the Company will pay to the Escrow Agent $7 for each cash transaction processed by the Escrow Agent to reimburse it for its actual cost in accepting and disbursing funds, and $15 for each investment transaction made with respect to the escrowed funds. A cash management fee equal to 3 of 1% per annum of the principal amount of the escrowed funds may also be payable depending upon the investment selected for the escrowed funds. No fees, reimbursement for costs and expenses, or any moneys whatsoever shall be paid out of or chargeable to investors' funds held in escrow by the Escrow Agent.

OFFERING PRICE

     The Shares are being offered at the public offering price set forth on the cover page of this Prospectus. This public offering price has been arbitrarily determined by the Company and is not based on any recognized criteria of value. Among the factors considered in making such determination are the amount of the anticipated debt borrowings, together with the net proceeds from the sale of the Shares, required to develop each additional feeder or weaned pig production facility, which factor takes into account the anticipated development costs for new facilities, the applicable debt-to-equity ratio or minimum equity amount that the Company anticipates will be required by potential lenders, and the anticipated interest and debt service requirements associated with such borrowings. The Company also considered the interest requirements on up to $1,360,000 of feeder pig facilities development financing that the Company anticipates it may incur with respect to each new feeder pig production facility. See "Business--Financing." To a much lesser extent the Company also considered the prevailing market conditions for feeder pigs and weaned pigs, the financial prospects and anticipated business potential of the Company, the history of and prospects for the industry in which the Company competes, the state of the Company's development and other similar factors. The public offering price may not necessarily reflect any relationship to the Company's assets, historical losses, book value or other financial statement criteria of value.

ABSENCE OF PUBLIC MARKET

     There is no public market for the Common Stock of the Company, and no public market for the Common Stock is expected to develop as a result of the offering of the Shares. Transfers of the Shares will be subject to significant restrictions and limitations set forth in the Colorado Cooperative Association Law and the Company's Articles of Incorporation and Bylaws. The certificates representing the Shares will bear one or more legends describing or referencing certain applicable restrictions on transfer. For these and other reasons, the Shares will not be readily marketable, and purchasers thereof must bear the economic risk of investment for an indefinite period and may not be able to liquidate their investment in the event of any emergency or otherwise. See "Restrictions on Sale or Other Transfer of the Shares" and "Description of Capital Stock."

     The Company does not intend to apply for listing of the Shares on a national securities exchange.

TERMINATION OF THE OFFERING

     The offering of the remaining 34 Class A Shares, 18 Class B Shares and 72 Class C Shares offered hereby will terminate on January 7, 1999 (550 days from the July 7, 1997 commencement of the offering), unless extended by the Company for a period of up to an additional 180 days. Alliance has the right to terminate the offering at any time. In the event a Minimum Class A Block has not been fully subscribed for prior to the termination date of the offering, or Alliance does not have a commitment for at least $2,720,000 of debt financing with respect to a Minimum Class A Block prior to or concurrently with such date, all outstanding subscriptions for Class A Shares that do not constitute a Minimum Class A Block or for which such a commitment is not obtained, as the case may be, will be rejected and any amounts received by the Company in payment of the public offering price will be returned to subscribers. In the event a Minimum Class B Block has not been fully subscribed for prior to the termination date of the offering, or Alliance does not have a commitment for at least $2,160,000 of debt financing with respect to a Minimum Class B Block prior to or concurrently with such date, all outstanding subscriptions for Class B Shares that do not constitute a Minimum Class B Block or for which such a commitment is not obtained, as the case may be, will be rejected and any amounts received by the Company in payment of the public offering price will be returned to subscribers. In the event a Minimum Class C Block has not been fully subscribed for prior to the termination date of the offering, or Alliance does not have a commitment for at least $2,160,000 of debt financing with respect to a Minimum Class C Block prior to or concurrently with such date, all outstanding subscriptions for Class C Shares that do not constitute a Minimum Class C Block or for which such a commitment is not obtained, as the case may be, will be rejected and any amounts received by the Company in payment of the public offering price will be returned to subscribers. See "Plan of Distribution-- Subscription Procedure."

                                LEGAL MATTERS


     The validity of the Shares will be passed upon for the Company by Stinson, Mag & Fizzell, P.C., 1201 Walnut Street, Kansas City, Missouri 64106-2150.

                                   EXPERTS

     The financial statements of Alliance Farms Cooperative Association as of August 31, 1997 and August 31, 1996 and for the years ended August 31, 1997 and 1996, included herein and elsewhere in the registration statement of which this Prospectus is a part, have been included herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

     The Company is currently subject to the informational requirements of the

Exchange Act, and in accordance therewith the Company files annual and quarterly reports and other information with the Commission. Such reports and other information may be inspected and copied at the Commission's office located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the
Commission at 1-800-SEC-0330.   Materials also may be obtained from the
Commission's Internet web site (http://www.sec.gov), which contains reports, proxy and information statements and other information regarding companies that file electronically with the Commission.

     This Prospectus constitutes an integral part of a Registration Statement on Form SB-2 (No. 333-25501) (which, together with all amendments, exhibits and schedules thereto, is referred to as the "Registration Statement") filed by the Company with the Commission in Washington, D.C. under the Securities Act of 1933, as amended, with respect to the Shares being offered by this Prospectus. This Prospectus does not contain all information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Shares offered hereby, reference is made to the Registration Statement and related exhibits. The Registration Statement, including the exhibits and schedules thereto, may be inspected and copied at the Commission's offices located at the addresses set forth above. Copies of the Registration Statement or any portion thereof can be obtained at prescribed rates from the Public Reference Section of the Commission located at the address set forth above.

                     INDEX OF FINANCIAL STATEMENTS

                                                              Page

ALLIANCE FARMS COOPERATIVE ASSOCIATION

Independent Auditors' Report                                  F-2

Balance Sheets as of August 31, 1997 and 1996                 F-3

Statements of Operations for the years ended
          August 31, 1997 and 1996                            F-4

Statement of Shareholders' Equity for the years
      ended August 31, 1997 and 1996                          F-5

Statements of Cash Flows for the years ended
      August 31, 1997 and 1996                                F-6

Notes to Financial Statements                                 F-7

Condensed Balance Sheets as of May 31, 1998
      (unaudited) and August 31, 1997                         F-13

Condensed Statements of Operations for the three
      and nine months ended
      May 31, 1998 and 1997 (unaudited)                       F-14

Condensed Statements of Cash Flows for the nine months ended
 May 31, 1998 and 1997 (unaudited)                            F-15

Notes to Condensed Financial Statements                       F-16





                         Independent Auditors' Report



The Board of Directors
Alliance Farms Cooperative Association:

We have audited the accompanying balance sheets of Alliance Farms Cooperative Association as of August 31, 1997 and 1996 and the related statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Association's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alliance Farms Cooperative Association as of August 31, 1997 and 1996 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



Kansas City, Missouri                                    KPMG Peat Marwick LLP
October 10, 1997



                        ALLIANCE FARMS COOPERATIVE ASSOCIATION
                                    BALANCE SHEETS

                               August 31, 1997 and 1996

                                                              August 31, 1997             August 31, 1996
ASSETS
Current Assets:
   Receivables, trade                                                    69,550                       48,546
   Receivables, non-trade (Note 3)                                      200,137                       23,902
   Inventory  (Note 4)                                                3,179,402                    2,435,477
   Other current assets                                                       0                       48,273
       Total current assets                                           3,449,089                    2,556,198

   Property, plant and equipment, at cost (Note 5)                   19,610,833                   16,491,601
   Less accumulated depreciation                                      2,193,650                    1,333,291
                                                                     17,417,183                   15,158,310

   Breeding stock                                                     4,603,996                    3,928,215
   Less accumulated depreciation                                      1,353,650                    1,013,872
                                                                      3,250,346                    2,914,343
   Other assets, net of $77,261 and $51,568
     accumulated amortization                                           263,788                      216,762
                                                                    $24,380,406                  $20,845,613


LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
   Bank overdraft                                                     1,106,122                      575,749
   Current maturities of long-term debt (Note 6)                      1,262,700                      870,000
   Accounts payable (Note 3)                                            952,431                      526,193
   Accrued rebates (Note 2)                                                   0                      670,167
   Accrued expenses                                                     242,261                      171,791

     Total current liabilities                                        3,563,514                    2,813,900

Long-term debt (Note 6)                                              14,320,724                   13,425,424

Shareholders' equity
   Class A common stock of $.01 par value;  authorized
     5,000 shares, issued and outstanding 119 shares
     (102 shares at August 31, 1996)                                          1                            1
   Class B common stock of $.01 par value; authorized
      2,500 shares, none issued                                               0                            0
   Class C common stock of $.01 par value; authorized
      2,500 shares, none issued                                               0                            0
   Additional paid-in capital                                         8,719,237                    7,487,653
   Accumulated deficit                                              (2,223,070)                  (2,881,365)
      Total shareholders' equity                                      6,496,168                    4,606,289
     Commitments (Note 7 & 8)
                                                            ------                      ------
                                                                    $24,380,406                  $20,845,613



                    See accompanying notes to financial statements





                      ALLIANCE FARMS COOPERATIVE ASSOCIATION

                             STATEMENTS OF OPERATIONS

                   For the years ended August 31, 1997 and 1996




                                                                1997                       1996




Net sales  (Notes 2 and 3)                $13,669,706                $7,037,927
                                           11,222,169                 6,422,838
Cost of goods sold (Note 3)
Gross margin                                2,447,537                   615,089



Expenses related to start-up


  of new production facilities                281,025                    426,926

Administrative expenses                       424,565                    369,787

(Gain) loss on sale of breeding stock         (94,123)                    226,738



Operating income (loss)                    $1,836,070                  ($408,362)



Other income (expense):
  Interest expense                         (1,321,984)                (1,001,329)

   Other                                      144,209                     66,604

                                           (1,177,775)                  (934,725)



Net income (loss)                            $658,295               ($1,343,087)






                  See accompanying notes to financial statements




                     ALLIANCE FARMS COOPERATIVE ASSOCIATION

                       STATEMENTS OF SHAREHOLDERS' EQUITY




             For the years ended August 31, 1997 and August 31, 1996



                                        Class A           Additional                                   Total
                                        Common              paid-in            Accumulated         Shareholders'
                                         stock              capital              deficit               equity



Balance at August 31, 1995                 1                  6,165,970           (1,538,278)            4,627,693


Sale of 17 shares of Class A common
stock - $.01 par per share, net of
$38,317 offering costs
                                          ---                 1,321,683             ---                  1,321,683

Net loss                                  ---                 ---                 (1,343,087)          (1,343,087)



Balance at August 31, 1996                 1                  7,487,653           (2,881,365)            4,606,289



Sale of 17 shares of Class A common
stock - $.01 par per share, net of
$128,416 offering costs
                                          ---                 1,231,584             ---                  1,231,584

Net income                                ---                 ---                     658,295              658,295



Balance at August 31, 1997                 1                  8,719,237           (2,223,070)            6,496,168



                 See accompanying notes to financial statements





                         ALLIANCE FARMS COOPERATIVE ASSOCIATION

                                STATEMENTS OF CASH FLOWS

                      For the years ended August 31, 1997 and 1996


                                                                    1997                        1996


Cash flow from operating activities:



Net income (loss)                                                      $   658,295                $(1,343,087)

   Adjustment to reconcile net income (loss) to net cash

     provided by (used in) operating activities:

        Provision for depreciation and amortization                      2,179,473                   1,721,482

        (Gain) Loss on sale of breeding stock                             (94,123)                     226,738

   Changes in assets and liabilities:

        Receivables                                                      (197,239)                    (40,561)

        Inventory                                                        (743,925)                 (1,366,333)

        Other current assets                                                48,273                    (28,999)

        Other assets                                                      (70,896)                    (38,593)

        Accounts payable                                                   426,238                   (146,764)

        Accrued rebates                                                  (670,167)                     629,028

        Accrued expenses                                                    70,470                     106,640

            Net cash provided by (used in)                               1,606,399                   (280,449)

               operating activities


Cash flows from investing activities:

   Capital expenditures                                                (5,896,799)                 (8,808,888)

   Proceeds from sale of breeding stock                                  1,246,443                     626,268

          Net cash used in investing activities                        (4,650,356)                 (8,182,620)


Cash flows from financing activities

   Proceeds from issuance of long term debt                              1,877,131                   3,798,000

   Net increase in revolving term credit                                   300,869                   1,276,000

   Payment on long term debt                                             (870,000)                   (580,000)

   Increase (decrease) in note payable to Farmland                        (20,000)                     636,424

   Issuance of Class A common stock,
       net of offering costs                                             1,231,584                   1,321,683

  Loan origination fees                                                    (6,000)                    (42,000)

  Increase (decrease) in bank overdraft                                    530,373                     575,749

           Net cash provided by

           financing activities:                                         3,043,957                   6,985,856


            Decrease in cash and cash

                 equivalents                                                     0                 (1,477,213)


Cash and cash equivalents at beginning of period                                 0                   1,477,213

Cash and cash equivalents at end of period                                      $0                          $0



Supplemental schedule of cash paid for interest:                        $1,337,319                    $989,334



                                       See accompanying notes to financial statements






ALLIANCE FARMS COOPERATIVE ASSOCIATION

NOTES TO FINANCIAL STATEMENTS


1.   Description of the Business and Summary of Significant Accounting

Policies


     Alliance Farms Cooperative Association (Alliance) is a cooperative association engaged in the production of feeder pigs for sale to its members. As of August 31, 1997 Alliance owned and was operating five 2,450-sow feeder pig production facilities in Yuma County, Colorado, one 2,450-sow feeder pig production facility in Wayne County, Illinois and a second comparable facility was being developed in Wayne County, Illinois.

     ( a )     Inventory


     Inventories are stated at the lower of cost or market. Cost has been determined by the average cost method for feeder pigs and under the FIFO method for other inventories.

     Inventoriable costs are costs incurred in producing feeder pigs at the feeder pig production facility from the time of gestation through sale of the feeder pig. Such costs include feed, care and a proportionate share of the depreciation of the breeding stock and facilities. Market value used for purposes of computing lower of cost or market approximates the ultimate sale price of feeder pigs which is determined contractually between Alliance Farms and its members/patrons.

     ( b )     Property, Plant and Equipment


     Property, plant and equipment are stated at cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets, generally from three to twenty years. Major repairs that extend the life of an asset are capitalized. Normal repair and maintenance costs are expensed.

     Statement of Financial Accounting Standards No. 121 - Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of ("Statement 121") was adopted by Alliance on September 1, 1996. Statement 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangible assets and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. The adoption of Statement 121 is not expected to have a significant impact on Alliance's financial statements.

     ( c )     Breeding Stock


     Breeding stock is stated at cost. Depreciation on breeding stock is calculated on the straight-line method over the estimated breeding life of the animals, three years.

     ( d )     Cash and Cash Equivalents


     Cash and cash equivalents in the accompanying statement of cash flows include cash on hand and short-term investments with original maturities of less than ninety days.

     ( e )     Other Assets


     Other assets consist of organizational costs which are amortized over five years and loan origination fees which are amortized over the term of the loan, 12 years.

     ( f )     Sales


     Alliance Farms recognizes sales at the time pigs are shipped.


     ( g )     Income Taxes


     Alliance operates as a cooperative that is not exempt from federal income taxes and, therefore, is subject to taxes on all income not paid or allocated to members. Deferred income taxes have not been provided because all sales since inception have been to members and all future sales are anticipated to be to members.

     Alliance incurred patronage-sourced losses through August 31, 1996 which were not allocated to members. These patronage-sourced losses are therefore available to offset future patronage-sourced income. During the year ended August 31, 1997, a portion of patronage sourced losses were used to offset 1997 patronage-sourced income. At August 31, 1997, approximately $3,594,000 of patronage-sourced losses are available to offset future patronage-sourced income.  These losses expire in 2009 through 2011.

     ( h) Common Stock


     The common stock of Alliance is subject to certain restrictions as to transferability and Alliance has the right to purchase a member's common stock under certain circumstances.

     The authorized common stock of Alliance consists of Class A common stock, Class B common stock and Class C common stock. Only qualified agricultural producers who have delivered a Feeder Pig Purchase Agreement may own Class A common stock, only qualified agricultural producers who have delivered a Weaned Pig Purchase Agreement may own Class B common stock, and only qualified agricultural producers who have delivered a Class C Weaned Pig Purchase Agreement may own Class C common stock. Holders of Class A common stock and Class B common stock are entitled to one vote for each share held, and holders of Class C common stock are entitled to three-fourths of one vote for each share held. The preferences, powers and rights of Class A, Class B and Class C common stock are identical. Alliance intends to compute its patronage-sourced income or loss separately for each class of stockholders (members).

     ( i )     Use of Estimates


     Management of Alliance has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

2.   Sales


     Alliance has sold 100% of its feeder pigs to its members for the fiscal years ended August 31, 1997 and 1996 at a contractual price which is based on Alliance's operating costs (which are based on a twelve month rolling average), debt service and an additional $4.50 per pig.

     Alliance's sales for the fiscal year ended August 31, 1996 were reduced by the accrual of a rebate of $670,167. The 1996 rebate was paid to members during fiscal 1997. Alliance has not accrued a rebate in fiscal 1997 as it does not intend to pay a rebate to its members on fiscal 1997 sales.

     Because the contractual price for the sale of a feeder pig is determined based upon, among other things, a twelve month historical rolling average for operating costs and to the extent that current operating costs per pig exceed the historical average operating costs, Alliance may incur a negative gross margin on the sale of its feeder pigs during periods of rising costs.



     Alliance's average net sales price and the average industry market price were as follows:

                                          Fiscal Year Ended
                                            August 31

                                        1997      1996


          Average Net Sales Price            59.02          48.12
          Average Industry Market*           56.84          41.15

     *As published by Spark's Companies, Inc. (from the USDA's Market News Service)

3.   Transactions with Farmland and Yuma Cooperative


     As of August 31, 1997 and 1996, Farmland Industries, Inc.
     (Farmland) owned approximately 43.7% and 49%, respectively, of the Common Stock of Alliance, and Yuma Farmers' Milling and Mercantile Cooperative (Yuma Cooperative) owned approximately 10.08% and 11.8%, respectively, of the Common Stock of Alliance.

     Alliance purchased feed from Yuma Cooperative and animal health supplies and breeding stock from Farmland based on market prices. Yuma Cooperative and Farmland are members of Alliance. Alliance also sold feeder pigs to Farmland and Yuma Cooperative. Such purchases and sales were as follows:

                                        Fiscal Year Ended
                                            August 31

                                          1997          1996


          Feed Purchases                $4,338,732      $3,423,773
          Animal Health Purchases          638,730         303,963
          Breeding Stock                 2,367,524         872,979
          Feeder Pig Sales               7,924,763       5,035,160



     Farmland also pays Alliance a royalty for any pigs raised by Alliance and sold to a Farmland finisher that are then selected as breeding stock for Farmland's contract herds pursuant to a swine production services agreement. The royalty, which is $10 per head selected, paid to Alliance under such agreement was as follows:

                                           Fiscal Year Ended
                                                   August 31

                                       1997          1996


          Royalty Income           $123,620       $31,590

     Farmland provides Alliance with an administrative office in Yuma, Colorado at no cost. Farmland also performs administrative, advisory and consulting services on behalf of Alliance pursuant to a contractual agreement. The agreement provides that Farmland will be compensated for such services in an amount equal to one dollar per pig shipped adjusted annually for inflation for a term of ten years commencing July 13, 1994. Amounts paid by Alliance to Farmland under such agreement were as follows:

                                           Fiscal Year Ended
                                               August 31

                                         1997            1996


          Management Fee           $250,967       $151,905

     Alliance had $200,137 and $23,902 of non-trade receivables at

     August 31, 1997 and 1996, respectively. Of the $200,137 due Alliance at August 31, 1997, $120,195 was due from Yuma Cooperative as a result of a feed pricing adjustment and the remainder was due from Farmland for items received out of Alliance's shop stock inventory, and from Pig Producers I, LP ("Pig Producers"), a limited partnership in which Farmland holds a 12.5% interest, for the reimbursement of wages, benefits and other costs attributable to Alliance employees that are assigned to perform various duties at Pig Producers, as well as for items received out of Alliance's shop stock inventory. The $23,902 due Alliance at August 31, 1996 was due for wages and benefits as described above from Pig Producers, in addition to charges for items received out of Alliance's shop stock inventory by both Pig Producers and Farmland.

     Alliance owed $197,755 and $185,413 at August 31, 1997 and $38,650 and $137,722 at August 31, 1996 to Farmland and Yuma Cooperative, respectively, for goods and services. Alliance is also obligated to Farmland in the amount of $616,424 at August 31, 1997 pursuant to a $760,000 promissory note. See note 6.

4.   Inventory


     Major components of inventories as of August 31, 1997 and August 31, 1996 are as follows:

                                           1997        1996


          Feeder Pigs                    $2,922,594     $2,265,056
          Other                             256,808        170,421

                                        $3,179,402     $2,435,477



5.   Property, Plant and Equipment


     Property, plant and equipment at August 31, 1997 and 1996 consisted of the following:

                                                    1997                         1996


Land                                                    $  1,875,125                   $  1,717,079
Buildings                                                 15,693,994                     13,129,134
Site Improvements                                          1,494,249                      1,019,936
Machinery and equipment                                      368,572                        254,316
Mobile equipment                                              60,719                         27,346
Furniture and office equipment                                21,454                         21,694
Construction in progress                                      96,720                        322,096

                                                         $19,610,833                    $16,491,601




6.   Long-Term Debt


     Long term debt at August 31, 1997 and 1996 consisted of the following:

                                                1997                  1996


CoBank Term Loan                              $12,525,131            $11,518,000
CoBank Revolving Term Credit                    2,441,869              2,141,000
Note Payable to Farmland                          616,424                636,424

                                               15,583,424             14,295,424

Less Current Maturities                         1,262,700                870,000


                                              $14,320,724            $13,425,424



     On May 19, 1995, Alliance entered into a $23,600,000 secured credit facility with CoBank. This agreement provided for $18,850,000 of term loans and $4,750,000 of revolving term credit. Proceeds from the term loans are used for construction of feeder pig production facilities and are advanced by CoBank as Alliance incurs construction costs. Proceeds from revolving term credit may be used for working capital and other purposes. The unused commitments expire December 31, 1997 for the term loans and June 20, 2006 for the revolving term credit. Interest accrues on the outstanding principle balance of the loan at a rate equal to CoBank's national variable rate, plus 1.25% (9.75% at August 31, 1997). Alliance capitalized $29,533 and $38,181 of interest on construction for the fiscal years ended August 31, 1997 and 1996 respectively.

     At August 31, 1997, $443,869 of term loans were immediately available, $211,000 of term loans will be made available by CoBank upon final acceptance of the feeder pig production facility under construction in Wayne County, Illinois and $938,131 of revolving term credit was immediately available.

     Additional amounts available of term loans of $4,220,000 and revolving term credit of $1,220,000 are restricted and available only as additional shares of common stock are sold ($2,110,000 of term loans and $610,000 of revolving term credit for every $1,360,000 of common stock sold).

     Alliance is required to comply with various covenants, including, but not limited to (i) maintaining at least $3,900,000 of shareholder's equity, (ii) maintaining modified working capital (calculated as current assets, plus the available revolving term credit, minus current liabilities excluding the current portion of term debt payments) of at least $504,000, (iii) restrictions on the incurrence of additional indebtedness, and (iv) restrictions on the declaration and payment of the cash portion of patronage distributions and other distributions or allocations of earnings, surplus or assets. As of August 31, 1997 Alliance was in compliance with all covenants. Alliance may be required to make equity investments in CoBank in an amount not to exceed 1% of the average five-year principal loan balance until Alliance meets CoBank's target level of equity investment, which is currently 11.5% of the average five-year principal loan balance. As of August 31, 1997, substantially all assets of Alliance were pledged to CoBank.

     At August 31, 1997, $616,424 had been borrowed from Farmland pursuant to a $760,000 loan agreement. The loan agreement with Farmland provides for interest at CoBank's prime rate and requires repayment in 2005.

     Long-term debt as of August 31, 1997 matures during the fiscal years ending August 31 in the following amounts:

                    1998                 1,262,700
                    1999                 1,550,400
                    2000                 1,550,400
                    2001                 1,550,400
                    2002                 1,550,400
                    Thereafter      6,289,924

                                    $15,583,424



7.    Operating Leases


     Alliance incurred $121,754 and $2,137 of lease expenses related to operating lease agreements the company entered into for facilities and equipment for the fiscal years ended August 31, 1997 and 1996, respectively. Future minimum lease payments for the next five fiscal years ending August 31 are as follows:



                    1998                       $        266,954
                    1999                                 23,319
                    2000                                 23,319

                    2001                                 23,319
                    2002 and thereafter                  23,319
                                                       $342,740

8.    Commitments


     As of August 31, 1997, Alliance Farms was operating six 2,450 sow feeder pig production units and had an additional unit under
construction.   At August 31, 1997, commitments for construction of such
facilities totaled approximately $699,000. These commitments will be funded through bank borrowings.

9.   Fair Value of Financial Instruments


     Alliance has financial instruments which are comprised of cash and cash equivalents, receivables, payables, and long-term debt. The fair value of long-term debt is estimated using current interest rates for similar instruments. The fair value of long-term debt approximates the carrying amount at August 31, 1997 because the long-term debt accrues interest at a variable rate. The carrying amounts of cash and cash equivalents, receivables and payables approximate fair value because of the short maturity of these instruments.



                                           ALLIANCE FARMS COOPERATIVE ASSOCIATION
                                                  UNAUDITED BALANCE SHEETS




                                                                       MAY 31, 1998      AUGUST 31, 1997

ASSETS

Current Assets:



 Receivables, trade                                                          13,589                     69,550

 Receivables, non-trade (Note 3)                                            191,376                    200,137

 Inventory (Note 4)                                                       3,720,201                  3,179,402

 Other current assets                                                        68,025                          0

  Total current assets                                                    3,993,191                  3,449,089


 Property, plant and equipment, at cost                                  24,376,151                 19,610,833
  (Note 5)

 Less accumulated depreciation                                            2,982,345                  2,193,650

                                                                       MAY 31, 1998      AUGUST 31, 1997

                                                                         21,393,806                 17,417,183



 Breeding stock                                                           4,190,176                  4,603,996

 Less accumulated depreciation                                            1,055,288                  1,353,650

                                                                          3,134,888                  3,250,346

 Other assets, net of $100,476 and $77,261
  accumulated amortization                                                  333,351                    263,788

                                                                       $ 28,855,236                $24,380,406




LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:

 Bank Overdraft                                                             400,074                  1,106,122

 Current maturities of long-term debt (Note 5)                            1,744,800                  1,262,700

 Accounts payable (Note 3)                                                1,464,717                    952,431

 Accrued expenses                                                           390,955                    242,261

  Total current liabilities                                               4,000,546                  3,563,514


Long-term debt (Note 5)                                                  15,100,561                 14,320,724

                                                                       MAY 31, 1998      AUGUST 31, 1997



Shareholders' Equity

 Class A common stock of $.01 par value;                                          1                          1
  authorized 5,000 shares, issued and
  outstanding 119 shares

 Class B common stock of $.01 par value;                                          0                          0
  authorized 2,500 shares, issued and
  outstanding 36 shares

 Class C common stock of $.01 par value;                                          0                          0
  authorized 2,500 shares, none issued

 Additional paid-in capital                                              10,751,325                  8,719,237

 Accumulated deficit                                                      (997,197)                (2,223,070)

  Total shareholders' equity                                              9,754,129                  6,496,168

  Commitments (Note 6)                                                            B                         B

                                                                       $ 28,855,236              $  24,380,406







        See accompanying notes to condensed financial statements



                 ALLIANCE FARMS COOPERATIVE ASSOCIATION
              UNAUDITED CONDENSED STATEMENTS OF OPERATIONS






                                      THREE MONTH PERIODS ENDED       NINE MONTH PERIODS ENDED
                                                MAY 31                         MAY 31


                                                     1998              1997               1998                1997




Net sales (Note 2)                             $4,375,672        $3,351,997        $13,346,482          $9,871,995
Cost of goods sold                              3,355,709         2,690,524          9,587,739           8,239,573


 Gross income                                   1,019,963           661,473          3,758,743           1,632,422


Expenses related to start-up of ne
production facilities                             342,814            98,547            791,861             174,215


Administrative expenses                           424,610           111,174            751,269             326,170


(Gain) Loss on sale of breeding
stock
                                                  103,518           (4,310)            159,057              76,710





Operating income                                 $149,021          $456,062         $2,056,556          $1,055,327


Other income (expense):
 Interest expense                               (412,924)         (238,776)        (1,129,039)           (919,360)


 Other                                            246,194            15,325            298,355             101,111


                                                (166,730)         (223,451)          (830,684)           (818,249)


Net income (loss)                               ($17,709)          $232,611         $1,225,872            $237,078






        See accompanying notes to condensed financial statements


                 ALLIANCE FARMS COOPERATIVE ASSOCIATION
                   UNAUDITED STATEMENTS OF CASH FLOWS





                                                                                 NINE MONTH PERIODS ENDED
                                                                                                   MAY 31

                                                                                      1998                      1997

Cash flow from operating activities:



 Net income                                                                  $   1,225,872            $      237,078

 Adjustment to reconcile net income to net cash provided by operating activities:

    Provision for depreciation and amortization                                  1,922,780                 1,581,526

    Loss on sale of breeding stock                                                 159,057                    76,710

 Changes in assets and liabilities:

  Receivables                                                                       64,722                    13,138

  Inventory                                                                      (540,799)                 (594,810)

  Other current assets                                                            (68,025)                  (39,945)

  Other assets                                                                   (104,778)                  (70,897)

  Accounts payable                                                                 512,286                   741,510

  Accrued expenses                                                                 148,694                   105,882

                                                                                 NINE MONTH PERIODS ENDED
                                                                                                   MAY 31

                                                                                      1998                      1997

    Net cash provided by operating activities                                    3,319,809                 2,050,192


Cash flows from investing activities:

 Capital expenditures                                                          (7,305,367)               (3,888,065)

 Proceeds from sale of breeding stock                                            1,385,582                   609,636

    Net cash used in investing activities                                     ( 5,919,785)               (3,278,429)



Cash flows from financing activities:

 Proceeds from issuance of long term debt                                        2,658,785                   422,000

 Net decrease in revolving term credit                                           (309,782)                   151,000

 Payment on long term debt                                                       (970,400)                 (652,500)

 Increase (decrease) in note payable to Farmland                                 (116,666)                 1,340,000

 Loan origination fees                                                              12,000                         0

 Issuance of common shares, net of offering cost                                 2,032,087                         0

 Increase (decrease) in bank overdraft                                           (706,048)                  (32,263)

    Net cash provided by financing activities:                                   2,599,976                 1,228,237

                                                                                 NINE MONTH PERIODS ENDED
                                                                                                   MAY 31

                                                                                      1998                      1997



    Change in cash and cash equivalents                                                  0                         0


Cash and cash equivalents at beginning of period                                         0                         0

Cash and cash equivalents at end of period                            $                  0       $                 0







           See accompanying notes to condensed financial statements


                 ALLIANCE FARMS COOPERATIVE ASSOCIATION

                NOTES TO CONDENSED FINANCIAL STATEMENTS

                              (UNAUDITED)

1.   Interim Financial Statements

     The accompanying condensed unaudited financial statements reflect all adjustments (consisting of only normal recurring adjustments) which in the opinion of management, are necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented.

     Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted. The accompanying unaudited condensed financial statements should be read in conjunction with the financial statements and notes in Alliance's August 31, 1997 Annual Report on Form 10-KSB.

     The balance sheet as of August 31, 1997 has been derived from the audited financial statements as of that date.

2.   Sales

     Alliance sold nearly 100% of its feeder pigs to its members for the three and nine month periods ended May 31, 1998 and 1997 at a contractual price which is based on Alliance's operating costs (which are based on a twelve month rolling average), debt service and an additional $4.50 per pig sold.

     Because the contractual price for the sale of a feeder pig is determined based upon, among other things, a twelve month historical rolling average of operating costs and to the extent that current operating costs per pig exceed the historical average operating costs, Alliance may incur a negative gross margin on the sale of its feeder pigs during periods of rising costs. Conversely, in periods of falling costs, Alliance may earn higher than normal gross margins.

     Alliance's average net sales price and the average industry market price for feeder pigs were as follows:


                                              Three Months Ended   Nine Months Ended
                                                              May  31                     May 31
         1998                                                    1997           1998        1997


     Average Net Sales Price                                    56.05          59.16       58.53           58.26
     Average Industry Market*                                   35.14          64.99       39.48           57.65

     *
     As published by the USDA's Market News Service

3.   Transactions with Farmland and Yuma


     Alliance purchased feed from Yuma Farmers' Milling and Mercantile Cooperative (Yuma), and animal health supplies and breeding stock from Farmland Industries, Inc. (Farmland) based on market prices. Yuma and Farmland are members of Alliance. Alliance also sold feeder pigs to Farmland and Yuma. Such purchases and sales were as follows:


         Three Months Ended                                                     Nine Months Ended
                                         May  31                          May 31

                                                              1998          1997            1998            1997

     Feed Purchases.............................    $  806,062        $1,072,431       $2,874,834        $3,167,871
     Animal Health Purchases ...................        82,698           172,686          169,736           549,933
     Breeding Stock.............................       795,685           789,328        2,308,245         1,284,084
     Feeder Pig Sales...........................     2,293,777         2,111,550        8,009,564         6,072,633




     Farmland also pays Alliance a royalty for any pigs raised by Alliance and sold to a Farmland finisher that are then selected as breeding stock for Farmland's contract herds pursuant to a swine production services agreement. The royalty, which is $10 per head selected, paid to Alliance under such agreement was as follows:
      Three Months Ended                          Nine Months Ended
      May 31                               May 31

                                      1998       1997        1998        1997


     Royalty Income                 $ 14,730    $7,240    $ 21,100     $ 79,840

     Alliance had $191,376 and $200,137 of non-trade receivables at May 31,1998 and August 31, 1997, respectively. The $191,376 due to Alliance at May 31, 1998 was due from Farmland for royalties as described above and for items received by Farmland out of Alliance's shop stock inventory, and from Pig Producers I, LP ("Pig Producers"), a limited partnership in which Farmland holds a 12.5% interest, for the reimbursement of wages, benefits and other costs attributable to Alliance employees that are assigned to perform various duties at Pig Producers, as well as for items received by Pig Producers out of Alliance's shop stock inventory. Of the $200,137 due to Alliance at August 31, 1997, $120,195 was due from Yuma Cooperative as a result of a feed pricing adjustment and the remainder was due for wages and benefits as described above from Pig Producers, in addition to charges for items received out of Alliance's shop stock inventory by both Pig Producers and Farmland.

     Farmland performs administrative, advisory and consulting services on behalf of Alliance pursuant to a contractual agreement. The agreement provides that Farmland will be compensated for such services in an amount equal to one dollar per pig shipped adjusted annually for inflation for a term of ten years commencing July 13, 1994. Amounts paid by Alliance to Farmland under such agreement were as follows:

                         Three Months Ended           Nine Months Ended
                               May 31                       May 31
                  1998    1997       1998             1997

Management Fee         $87,277    $61,701          $254,344       $183,297


     Alliance owed $60,762 and $188,849 at May 31, 1998 and $197,755 and
     $185,413 at August 31, 1997 to Farmland and Yuma, respectively, for goods and services. Alliance is also obligated to Farmland in the amounts of $499,758 and $616,424 at May 31, 1998 and August 31, 1997, respectively, pursuant to a promissory note. See note 5.


4. Major components of inventories as of May 31, 1998 and August 31, 1997 are as follows:


                                     MAY 31     AUGUST 31
                                      1998         1997



Feeder Pigs...................       $3,590,694  $2,922,594

Other............................       129,507     256,808

                                     $3,720,201  $3,179,402




5.   Long-Term Debt


     Long term debt at May 31, 1998 and August 31, 1997 consisted of the following:


                                     MAY 31      AUGUST 31
                                      1998          1997



CoBank Term Loan..............      $12,209,600   $12,525,131

CoBank Construction Loan......      $ 2,003,916             0

CoBank Revolving Term Credit..      $ 2,132,087  $  2,441,869

Note Payable, Farmland........    $     499,758     $ 616,424

                                    $16,845,361   $15,583,424


Less Current Maturities.......     $  1,744,800  $  1,262,700

                                    $15,352,861   $14,320,724





     On May 19, 1995, Alliance entered into a new $34,506,700 secured credit facility with CoBank to provide financing for the debt portion of the construction of up to six 2,450-sow weaned and/or feeder pig production facilities, related support facilities and initial breeding stock associated with each unit and to restate and modify the terms and conditions of the existing loan agreements, including the commitments for financing the debt portion of the two 2,450-sow weaned pig facilities already under construction, along with these units related support facilities, initial breeding stock and capitalized start-up costs. This agreement provides for $26,846,700 of term loans and $7,660,000 of revolving term credit. The availability of non-revolving term debt and revolving term credit under the CoBank credit facility is subject to specified equity investment levels in the Company being satisfied. There is no assurance that additional shares of common stock will be sold and the specified equity investment levels satisfied. Under this new credit facility, proceeds from the construction loan are used for construction of facilities and are advanced by CoBank as construction costs are incurred by Alliance. Proceeds from the term loans and revolving term credit are used to repay the construction loan upon completion of a facility, and for working capital.

     The credit facility was also amended to accommodate the construction of two weaned pig facilities in place of two feeder pig facilities. The unused revolving term credit expires June 20, 2006. Interest accrues on the outstanding principle balance of the loan at a rate equal to CoBank's national variable rate, plus 1.25% (9.75% at May 31, 1998). Alliance capitalized $38,606 and $8,241 of interest on construction for the nine months ended May 31, 1998 and 1997 respectively.

     At May 31, 1998, Alliance had $3,564,000 immediately available under its credit facility with CoBank, consisting of $2,316,000 of term loans and $1,248,000 of revolving term credit. An additional $4,320,000 is to become available following CoBank's acceptance of certain documents, as specified in the loan agreement.

     The new credit facility provides for the monthly payment of principal and interest. The existing non-revolving term loans will change from ten year to eight year terms effective August 31, 1998. Each new tranche of non-revolving term credit will be repaid with monthly interest payments and with 97 monthly principal payments of $21,800 for feeder pig facilities and $17,300 for weaned pig facilities to begin 18 months after the initial advance on each new construction loan commitment. The revolving credit facility will mature on August 31, 2010 and will decrease in 40 equal amounts at the end of each of the Company's fiscal quarters based on the amount of available commitment at August 31, 2001.

     Alliance is required to comply with various covenants, including, but not limited to (i) maintaining a total equity to total assets ratio of not less than 0.25, (ii) maintaining a debt service coverage ratio of not less than 1.00 (calculated as average annual cash flow divided by current debt), (iii) restrictions on the occurrence of additional indebtedness. As of May 31, 1998, Alliance was in compliance with all covenants. Alliance may be required to make equity investments in CoBank in an amount not to exceed 1% of the average five-year principal loan balance until Alliance meets CoBank's target level of equity investment, which is currently 11.5% of the average five-year principal loan balance.
     As of May 31, 1998, substantially all assets of Alliance were pledged to CoBank.

     At May 31, 1998, $499,758 had been borrowed from Farmland pursuant to a $760,000 loan agreement. The $760,000 loan agreement provides for interest at CoBank's prime rate and requires repayment in 2005.

     Long-term debt as of May 31, 1998 matures during the fiscal years ending August 31 in the following amounts:


1998...........   $     385,800

1999...........       1,812,000

2000...........       2,227,200

2001...........       2,280,502

2002...........       2,440,409

Thereafter.....       7,699,450

                    $16,845,361




6. Alliance Farms is currently operating seven 2,450 sow feeder pig facilities and has one weaned pig facility under construction in Yuma County, Colorado and in Wayne County, Illinois. As of May 31, 1998, commitments for construction of these two facilities totaled $261,396. Also, there is a commitment of $3,243,200 for an additional 5,000 sow facility in Yuma County, Colorado. As of May 31, 1998 construction had not begun.

      Exhibit A

                                  SUBSCRIPTION AGREEMENT



            Alliance Farms Cooperative Association
            c/o Farmland Industries, Inc.
            3315 North Oak Trafficway
            Department 47
            Kansas City, Missouri 64116
            Attention:  Wayne N. Snyder

            Gentlemen:

                 1.   Subscription.


                      a. The undersigned understands that Alliance Farms Cooperative Association, a Colorado cooperative association (the "Company"), may offer up to (i) an aggregate of 51 shares (the "Class A Shares") of its (Class
            A) Common Stock, $.01 par value, on a "best efforts, all-or-none" basis for not less than 17 Class A Shares (a "Minimum Class A Block"), and thereafter may continue to offer Class A Shares on such basis with respect to successive Minimum Class A Blocks until 51 Class A Shares have been issued and sold, (ii) an aggregate of 54 shares (the "Class B Shares") of its Class B Common Stock, $.01 par value, on a "best efforts, all-or-none" basis for not less than 18 Class B Shares (a "Minimum Class B Block"), and thereafter may continue to offer Class B Shares on such basis with respect to successive Minimum Class B Blocks until 54 Class B Shares have been issued and sold, and (iii) an aggregate of 72 shares (the "Class C Shares" and together with the Class A Shares and the Class B Shares, the "Shares") of its Class C Common Stock, $.01 par value, on a "best efforts, all-or-none" basis for not less than 24 Class C Shares (a "Minimum Class C Block"), and thereafter may continue to offer Class C Shares on such basis with respect to successive Minimum Class C Blocks until 72 Class C Shares have been issued and sold. The undersigned acknowledges and agrees that prior to the execution of this Subscription Agreement, the undersigned has received the Company's Prospectus dated ______________, 1998 for the Shares, which Prospectus contains the form of this Subscription Agreement.

                      b. The undersigned hereby subscribes for and agrees to purchase (i) ______ Class A Shares at a price of $80,000 per share, (ii) ______ Class B Shares at a price of $60,000 per share, and (iii) ______ Class C Shares at a price of $45,000 per share, pursuant to the terms and conditions of this Subscription Agreement (the "Subscription")<F1> The undersigned understands and agrees that in order to subscribe for any Shares, the following items must be delivered to the Company on or before 5:00 p.m. on January 7, 1999 (or by 5:00 p.m. on July 6,
            1999 if the termination of the offering is extended by the Company):

            [FN]
            One Class A Share, one Class B Share or one Class C Share is the minimum number of Shares for which an investor may subscribe, as described in the Prospectus.


                           (A)  two completed and executed copies of
                 this Subscription Agreement;

                           (B)  the undersigned's check, bank draft or
                 wire transfer (contact the Company for wire transfer instructions), payable to the order of "Alliance Farms Cooperative Association Escrow No. 465450" in an amount representing the aggregate purchase price of the Shares being subscribed for hereunder (which amount is equal to the sum of (i) the product obtained by multiplying the number of Class A Shares being subscribed for by $80,000 per Share, plus (ii) the product obtained by multiplying the number of Class B Shares being subscribed for by $60,000 per Share, plus (iii) the product obtained by multiplying the number of Class C Shares being subscribed for by $45,000 per Share);

                           (C) two completed and executed copies of the Pig Purchase Agreement in the form attached to the Prospectus as Exhibit B;<F2>
            [FN]
            Please do not date the Feeder Pig Purchase Agreement; the Company will date the Feeder Pig Purchase Agreement upon acceptance of subscriptions.

                           (D)  one executed stock power respecting the
                 Class A Shares, Class B Shares and Class C Shares, respectively, subscribed for by the undersigned hereunder in favor of the Company as contemplated by
                 Section 17 of the Pig Purchase Agreement.<F3>
            [FN]
            Please do not date the Weaned Pig Purchase Agreement; the Company will date the Weaned Pig Purchase Agreement upon acceptance of subscriptions.

            In addition, if the undersigned is a resident of Iowa, or otherwise is subscribing for Shares in Iowa, the undersigned may be required to deliver to the Company a completed and executed Potential Investor Questionnaire with respect to the representation and warranty made pursuant to Section 3.l below. The undersigned understands that pending the Company's acceptance of subscriptions for a Minimum Class A Block, a Minimum Class B Block or a Minimum Class C Block in this offering and the satisfaction of certain other conditions, all funds received by the Company in payment of the offering price for the Shares promptly will be deposited in an interest-bearing escrow account established at The Bank of New York (successor trustee to NationsBank, N. A.), New York, New York. Payment of the applicable offering price must be made payable to the order of "Alliance Farms Cooperative Association Escrow No. 465450", the escrow account established at such bank. Upon the Company's acceptance of subscriptions for a Minimum Class A Block of 17 Class A Shares, for a Minimum Class B Block of 18 Class B Shares or for a Minimum Class C Block of 24 Class C Shares, and the satisfaction of certain other conditions, all funds deposited in the escrow account with respect to such Shares, together with any interest earned thereon, will be paid to the Company. In the event that the Company does not issue


            Shares for which funds have been deposited in the escrow account prior to the termination of the offering, such funds will be refunded to the respective subscribers, together with any interest earned thereon and without any deduction being made for expenses.

                      c.   The undersigned understands that this
            Subscription shall be irrevocable, except as otherwise provided by virtue of applicable federal and state securities laws, and shall survive the death or disability of the undersigned, in the case of an individual, or the dissolution or bankruptcy of the undersigned, in the case of an entity.

                 2.   Acceptance of Subscription.  The undersigned

            understands that if and to the extent this Subscription is not accepted by the Company, in whole or in part, prior to 5:00 p.m. on [JWA2]January 7, 1999 (or by 5:00 p.m. on July 6, 1999 if the termination date of the offering is extended by the Company), any amount so received by the Company will be returned to the undersigned. The undersigned acknowledges that the management of the Company reserves the right, in its sole and absolute discretion, to accept or reject this Subscription, in whole or in part, and that this Subscription shall not be binding unless and until accepted by the Company. The undersigned agrees that subscriptions need not be accepted in the order they are received.

                 3.   Representations, Warranties and Agreement.  The

            undersigned represents and warrants to the Company and its officers, directors, employees, agents and controlling persons, and agrees with such persons, as follows:

                      a.   The undersigned and his or her
                 representative, if any, have been furnished all additional information relating to the Company, its business and financial condition, the offering of the Shares and any other matter set forth in the Prospectus which they have requested.

                      b.   The undersigned agrees that the
                 certificates evidencing the Shares being purchased by the undersigned shall be stamped or otherwise imprinted with a conspicuous legend in substantially the following form:

                      Sale, transfer or hypothecation of the
                      shares represented by this certificate
                      is restricted by the provisions of the
                      Colorado cooperative association law and the Articles of Incorporation and Bylaws of Alliance Farms Cooperative
                      Association (the "Company"), a copy of
                      which provisions may be inspected at the principal offices of the Company, and all provisions of which are hereby incorporated by reference in this certificate.

                 The undersigned agrees that the Shares or any of them shall be sold, pledged, assigned,


                 hypothecated, or otherwise transferred (with or without consideration) (a "Transfer") only if such Transfer is permissible under the Colorado cooperative association law and the Company's Articles of Incorporation and Bylaws. The undersigned understands that the Company has not agreed to register the Shares for distribution in accordance with the provisions of certain applicable state securities law (the "State Acts"), that the Company is the only party who may register the Shares under certain State Acts and that the Company has not agreed to comply with any exemption under the State Acts for the resale of the Shares. The undersigned understands that there is and likely will be no market for the (Class A) Common Stock, Class B Common Stock or Class C Common Stock of the Company and that the undersigned therefore may be unable to sell or dispose of the Shares.

                      c.   The undersigned agrees that a stop
                 transfer order shall be placed on the transfer books maintained with respect to the Shares which gives effect to the restrictive legend set forth in Section 3.b.

                      d.   The undersigned understands that no
                 federal or state agency has passed upon the Shares or upon the accuracy or adequacy of the Prospectus, or made any finding or determination as to the fairness of the investment or any recommendation or endorsement of the Shares. The undersigned understands that the Prospectus may not have been filed with or reviewed by certain state securities administrators.

                      e.   The undersigned is a producer of
                 agricultural products, an association of such producers, or a federation of such associations.

                      f.   If a natural person, the undersigned is
                 a citizen of the United States of America, is at least 21 years of age, and has the legal capacity to execute, deliver and perform this Agreement, and his or her principal residence is located within the state designated under his or her name below.

                      g.   If the undersigned is a corporation,
                 trust, partnership, or any other entity, such entity is authorized and otherwise duly qualified and empowered to execute and deliver this Subscription Agreement and thereupon shall become legally bound thereby, all necessary actions have been taken to authorize and approve the investment in the Shares, such entity was not formed for the purpose of making the investment in the Shares and such entity's principal place of business is located at the address set forth on the signature page hereof.

                      h.   The undersigned acknowledges and agrees


                 that certain commissions as described in the Prospectus may be due and payable to certain selling agents or other representatives of the Company in connection with this Subscription.

                      i.   The undersigned acknowledges that the
                 Company may assign the Company's rights in and to the Pig Purchase Agreement executed by the undersigned and any and all other assets of the Company to any lender that may provide financing to the Company in connection with the construction of feeder or weaned pig production facilities or the operation thereof, or both, and the undersigned consents to any such assignment.

                      j.   If the undersigned is a resident of
                 Iowa, or otherwise is subscribing for Shares in Iowa, the undersigned certifies that the undersigned either (i) has a net worth, or joint net worth with the undersigned's spouse, in either case, exclusive of home, furnishings and automobiles ("Adjusted Net Worth") of at least $65,000 as of the date hereof, and an annual gross income of at least $65,000 for each of the undersigned's two most recent tax years; or
                 (ii) has Adjusted Net Worth of at least $250,000 as of the date hereof.

                 4. Taxpayer Identification Number. The undersigned agrees to complete, execute and return to the Company a Form W-9, "Payer's Request for Taxpayer Identification Number and Certification", concurrently with the delivery of the executed copy of this Subscription Agreement.<F4>
            [FN]
             A Form W-9 is attached hereto as Annex 2 for your
            convenience.
                 5. Indemnification. The undersigned agrees to indemnify and hold harmless the Company, its officers, directors, employees, shareholders and affiliates, and any person acting on behalf of the Company, from and against any and all damage, loss, liability, cost and expense (including attorneys' fees) which any of them may incur by reason of the failure by the undersigned to fulfill any of the terms or conditions of this Subscription Agreement. All representations, warranties and covenants contained in this Subscription Agreement, and the indemnification contained in this Section 5 shall survive the acceptance of this Subscription.

                 6.   No Waiver.  Notwithstanding any of the
            representations, warranties, acknowledgments or agreements made herein by the undersigned, the undersigned does not thereby or in any other manner waive any of the rights granted to the undersigned under federal or state securities law.

                 7. Entire Agreement; Modification. This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and neither this Subscription Agreement nor any provisions hereof shall be waived, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

                 8.   Notices.  Any notice, demand or other
            communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be effective only if it is in writing and personally delivered or sent by certified or registered mail, return receipt requested, postage prepaid, or by a nationally recognized overnight delivery service, with delivery confirmed, addressed to: in the case of the Company: Alliance Farms Cooperative Association, c/o Farmland Industries, Inc., 3315 North Oak Trafficway, Department 47, Kansas City, Missouri 64116, Attention: Wayne N. Snyder, or at such other address as the Company shall so notify the undersigned pursuant hereto, and in the case of the undersigned at the address set forth on the signature page thereof or at such other address as the undersigned shall so notify the Company pursuant hereto. Any such notice, demand or other communication shall be deemed to have been given as of the date when so delivered.

                 9. Binding Effect. Except as otherwise provided herein, this Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and assigns. If the undersigned is more than one person, the obligations of the undersigned shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and the undersigned's respective heirs, executors, administrators, successors, legal representatives and assigns.

                 10. Type of Ownership. The Subscriber wishes to own the Shares as follows (mark one):

                 [ ]  Separate or individual property;

                 [ ] Joint tenants with right of survivorship (both parties must sign all required documents);


                 [ ] Community property (both parties must sign all required documents);

                 [ ] Trust (include name of trust, name of trustee, and include a copy of the trust instrument);

                 [ ] Corporation (include articles of incorporation, bylaws and certified corporate resolution authorizing the investment and signature);

                 [ ] Partnership (include a copy of the partnership agreement and a written consent of partners authorizing the investment and signature);


                 [ ]  Other (specify):
                           .

            (Note: Subscribers should seek the advice of their attorney in deciding in which of the above forms they should take ownership of the Shares, since different forms of ownership may have varying gift tax, estate tax, income tax and other consequences, depending on the state of the Subscriber's domicile and the Subscriber's particular personal circumstances.)

                 The name(s) in which the Shares are to be held is:





                 11.  Assignability.  The undersigned agrees not to

            transfer or assign this Subscription Agreement, or any of the undersigned's interest herein, and further agrees that the transfer or assignment of the Shares shall be made only in accordance with the terms and conditions of this Subscription Agreement, the Company's Articles of
            Incorporation and Bylaws, and all applicable laws.

                 12.  Applicable Law.  This Subscription Agreement shall

            be governed by and construed in accordance with the laws of the State of Colorado.

            [The remainder of this page intentionally has been left


            blank]


                 The undersigned hereby represents that the undersigned
            has read this Subscription Agreement in its entirety.

                 IN WITNESS WHEREOF, the undersigned has executed this
            Subscription Agreement this ___ day of _____________,
            199__,at _________________, ____________.
                                           (city)           (state)
            INDIVIDUALS SIGN HERE

            Note: If the Subscriber wishes to own the Shares with another person as joint tenants, or as community property, both individuals must sign this Subscription Agreement.




















            Signature


            Name (please print)


            Social Security Number

            Principal Residence Address of Subscriber


            Street Address


            City and State      Zip Code

            Additional Individual (if any)



            Signature


            Name (please print)


            Social Security Number

            Principal Residence Address of Subscriber



            Street Address


            City and State      Zip Code

                 The undersigned hereby represents that the undersigned
            has read this Subscription Agreement in its entirety.

                 IN WITNESS WHEREOF, the undersigned has executed this
            Subscription Agreement this ___ day of _____________, 199__, at _________________, .
                                                   (city)
            (state)



















            ORGANIZATIONS SIGN HERE

            Note:  If signed on behalf
            of a corporation, please
            submit the corporation's         Printed Name of
            articles of incorporation,       Organization
            bylaws, and certified
            corporate resolution
            authorizing the investment       By:
            and signature.  If signed           Signature
            on behalf of a partnership,
            please submit a copy of the
            partnership agreement and a      Printed Name and Title
            written consent of partners
            authorizing the investment
            and signature.  If signed        By:
            on behalf of a trust,               (Additional signature
            please submit the name of        if required by
            the trust, name of the              governing instrument)
            trustee, and a copy of the
            trust instrument.

                                             Printed Name and Title


                                             Federal Taxpayer
                                             Identification Number

                                             Address of Principal Place
                                             of Business:





            Street Address



            City and State      Zip
            Code



            Country (if other than
            U.S.A.)





















































            ALLIANCE FARMS COOPERATIVE ASSOCIATION hereby
            [accepts][rejects] the above Subscription on this _____ day of _____________, 199__, at Yuma, Colorado.


                                          ALLIANCE FARMS COOPERATIVE
                                          ASSOCIATION


                                          By:
                                               Name:
                                               Title:


                                             ANNEX 1

                                       STOCK POWER


            FOR VALUE RECEIVED,                           hereby sell,
            assign and transfer unto

            (__________) Shares of the Class __ Common Capital Stock of the Alliance Farms Cooperative Association standing in its name on the books of said association represented by
            Certificate No.           herewith and do hereby irrevocably
            constitute and appoint
            attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.
            Dated                19


            In the Presence of





                                       ANNEX 2


            Form  W-9
            (Rev. March 1994)
            Department of the Treasury
            Internal Revenue Service

            Request for Taxpayer
            Identification Number and Certification
            Give form to the requester.  Do NOT send to the IRS.
            Please print or type:

            Name (if joint names, list first and circle the name of the person or entity whose number you enter in Part 1 below. See instructions on page 2 if your name has changed.)


            Business name (Sole proprietors see instructions on page 2.

            Please check appropriate box:    [   ]  Individual/Sole
            proprietor     [  ]  Corporation
            [   ]  Partnership[  ]  Other

            Address (number, street, and apt. or suite no.)
            Requester's name and address
            (optional)

            City, state and ZIP code


            Part I         Taxpayer Identification Number (TIN)
            List account numbers(s) here
            (optional)

            Enter your TIN in the appropriate box. For Social security number individuals, this is your social security number
            (SSN). For sole proprietors, see the instructions on page 2. For other entities, it is your employer identification number (EIN). IF you do not have a number, How To Get a TIN below.

            Note: If the account is in more than one name, see the chart on page 2 for guidelines on whose number to enter.

            Part II   For Payees Exempt
            From Backup Withholding (See, see Part II Instructions on page 2)

                 OR
                 Employer identification
                                ____ - _____________   >

            Part III  Certification


            Under penalties of perjury, I certify that:

            1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

            2. I am not subject to backup withholding because:  (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (d) the IRS has notified me that I am no longer subject to backup withholding.

            Certification Instructions.--You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, the acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (Also see Part III Instructions on page 2.)


            Sign
            Here     Signature >               Date >


            Section references are to the Internal Revenue Code.

            Purpose of Form.--A person who is required to file an information return with the IRS must get your correct TIN to report income paid to you, real estate transactions, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA. Use Form W-9 to give your correct TIN to the requester (the person requesting your TIN) and, when applicable, (1) to certify the TIN you are giving is correct (or you are waiting for a number to be issued), (2) to certify you are not subject to backup withholding, or (3) to claim exemption from backup withholding if you are an exempt payee. Giving your correct TIN and making the appropriate certifications will prevent certain payments from being subject to backup withholding.

            Note: If a requester gives you a form other than a W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

            What Is Backup Withholding?--Persons making certain payments to you must withhold and pay to the IRS 31% of such payments under certain conditions. This is called "backup withholding." Payments that could be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

            If you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return, your payments will not be subject to backup withholding. Payments you receive will be subject to backup withholding if:

                 1.   You do not furnish your TIN to the requestor, or

                 2. The IRS tells the requester that you furnished an incorrect TIN, or

                 3. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or


                                           A-26
                 4. You do not certify to the requester that you are not subject to backup withholding under 3 above (for reportable interest and dividend accounts opened after 1983 only), or

                 5. You do not certify your TIN. See the Part III instructions for exceptions.

                 Certain payees and payments are exempt from backup
            withholding and information reporting. See the Part II instructions and the separate Instructions for the Requester of Form W-9.

                 How to Get a TIN.--If you do not have a TIN, apply for
            one immediately. To apply, get Form SS-5, Application for a Social Security Number Card (for individuals), from your local office of the Social Security Administration, or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), from your local IRS office.

                 If you do not have a TIN, write "Applied For" in the
            space for the TIN in Part I, sign and date the form, and give it to the requester. Generally, you will then have 60 days to get a TIN and give it to the requester. If the requester does not receive your TIN within 60 days, backup withholding, if applicable, will begin and continue until you furnish your TIN.

            Note: Writing "Applied For" on the form means that you have already applied for a TIN OR that you intend to apply for one soon.

                 As soon as you receive your TIN, complete another Form
            W-9, include your TIN, sign and date the form, and give it to the requester.

            Penalties

            Failure to Furnish TIN.--If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

            Civil Penalty for False Information With Respect to
            Withholding.--If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

            Criminal Penalty for Falsifying Information.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

            Misuse of TINs.--If the requester discloses or uses TINs in violation of Federal law, the requester may be subject to civil and criminal penalties.

            Specific Instructions

            Name.--If you are an individual, you must generally enter the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, please enter your first name, the last name shown on your social security card, and your new last name.

                 Sole Proprietor.--You must enter your individual name.
            (Enter either your SSN or EIN in Part I.)   You may also
            enter your business name or "doing business as" name on the business name line. Enter your name as shown on your social security card and business name as it was used to apply for your EIN on Form SS-4.

            Part I--Taxpayer Identification Number (TIN)

            You must enter your TIN in the appropriate box. If you are a sole proprietor, you may enter your SSN or EIN. Also see the chart on this page for further clarification of name and TIN combinations. If you do not have a TIN, follow the instructions under How To Get a TIN on page 1.

            Part II--For Payees Exempt From Backup Withholding

            Individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. For a complete list of exempt payees, see the separate Instructions for the Requestor of Form W-9.

                 If you are exempt from backup withholding, you should
            still complete this form to avoid possible erroneous backup withholding. Enter your correct TIN in Part I, write "Exempt" in Part II, and sign and date the form. If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester a completed Form W-8, Certificate of Foreign Status.

            Part III--Certification

            For a joint account, only the person whose TIN is shown in
            Part I should sign.

                 1. Interest, Dividend, and Barter Exchange Accounts Opened Before 1984 and Broker Accounts Considered Active During 1983. You must give your correct TIN, but you do not have to sign the certification.

                 2. Interest, Dividend, Broker, and Barter Exchange Accounts Opened After 1983 and Broker Accounts Considered Inactive During 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

                 3. Real Estate Transactions. You must sign the certification. You may cross out item 2 of the certification.

                 4. Other Payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified of an incorrect TIN. Other payments include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services, payments to a nonemployee for services (including attorney and accounting fees), and payments to certain fishing boat crew members.

                 5. Mortgage Interest Paid by You, Acquisition or Abandonment of Secured Property, Cancellation of Debt, or IRA Contributions. You must give your correct TIN, but you do not have to sign the certification.


            Privacy Act Notice

            Section 6109 requires you to give your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

            What Name and Number To Give the Requester

            For this type of account
                                               Give name and SSN of:




            1. Individual                                The individual

            2. Two or more individuals
             (joint account)                             The actual
                                                         owner of the
                                                         account, if combined
                                                         funds, the first
                                                         individual on the
                                                         account(1)

            3. Custodian account of a minor (Uniform      The minor(2)
               Gift to Minors Act)

            4. a.The usual revocable savings (grantor    The grantor-tustee(1)
                 is also trustee)
               b.So-called trust account that is not a   The actual owner(1)
                 legal or valid trust under state law

            5. Sole proprietorship                        The owner(3)


            For this type of account:                     Give name and EIN of:

            6. Sole proprietorship                        The owner(3)

            7. A valid trust, estate, or pension trust    Legal entity(4)
            8. Corporate                                  The corporation

            9. Association, club, religious, charitable,
               educational, or other tax-exempt
               organization                                The organization


            10.  Partnership                               The partnership

            11.  A broker or registered nominee            The broker or
            nominee

            12.  Account with the Department of            The public
               Agriculture entity in the name of a
               public entity (such as a state or local
               government, school district, or prison)
               that receives agricultural program
               payments

            (1) List first and circle the name of the person whose number you furnish.

            (2)  Circle the minor's name and furnish the minor's SSN.

            (3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your SSN or EIN.

            (4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

            Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.


            EXHIBIT B

                            PIG PURCHASE AGREEMENT



     THIS PIG PURCHASE AGREEMENT (this "Agreement") is entered into as of this ____ day of _______________, 199__, by and between ALLIANCE FARMS COOPERATIVE ASSOCIATION (hereinafter "Association"), and __________________________________
______________________________________________ (hereinafter "Purchaser").

     WHEREAS, Association is engaged in the production and sale of feeder pigs and weaned pigs; and

     WHEREAS, Purchaser is a purchaser of pigs, possesses expertise in swine production and management, and desires to enter into this Agreement for membership purposes of Association;

     NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

     1.   PURCHASE/SALE OF PIGS.


          (A)  GENERAL.  This Agreement provides for the sale by Association to

Purchaser of feeder pigs or weaned pigs, as the case may be, as determined by reference to the class of capital stock of Association identified below from which the right of Purchaser to purchase Lots (as defined below) of Qualifying Pigs (as defined in Section 2) under this Agreement derives (check one box only):


          Class A Common Stock. If this box is checked, (i) the class of capital stock of Association from which the right of Purchaser to purchase Lots under this Agreement derives is Class A Common Stock (as defined in Article SIXTH of Association's Articles of Incorporation),
          (ii) the Lots to which such right extends shall consist solely of feeder pigs, and (iii) this Agreement shall constitute a "Feeder Pig Purchase Agreement", as such term is used in Association's Bylaws.

          Class B Common Stock.  If this box is checked, (i) the class of capital stock of Association from which the right of Purchaser to purchase Lots under this Agreement derives is Class B Common Stock (as defined in Article SIXTH of Association's Articles of Incorporation),
          (ii) the Lots to which such right extends shall consist solely of weaned pigs, and (iii) this Agreement shall constitute a "Weaned Pig Purchase Agreement", as such term is used in Association's Bylaws. Class C Common Stock. If this box is checked, (i) the class of capital stock of Association from which the right of Purchaser to purchase Lots under this Agreement derives is Class C Common Stock (as defined in Article SIXTH of Association's Articles of Incorporation),
          (ii) the Lots to which such right extends shall consist solely of weaned pigs, and (iii) this Agreement shall constitute a "Class C Weaned Pig Purchase Agreement", as such term is used in Association's Bylaws.

Upon and subject to all terms and conditions set forth in this Agreement, Purchaser shall purchase from Association, and Association shall sell to Purchaser, Qualifying Pigs produced by Association during the term of this Agreement in lots (hereinafter "Lot" or "Lots") of (A) feeder pigs of no less than 900, and no more than 1,000, Qualifying Pigs per Lot (as determined by Association), if the right of Purchaser to purchase Lots under this Agreement derives from Class A Common Stock, or (B) weaned pigs of no less than 925, and no more than 1,025, Qualifying Pigs per Lot (as determined by Association), if the right of Purchaser to purchase Lots under this Agreement derives from Class B Common Stock or Class C Common Stock, which Lots of feeder pigs or weaned pigs, as the case may be, shall be made available to Purchaser on a rotating schedule with other members of Association owning the class of capital stock of Association from which the right of Purchaser to purchase Lots under this Agreement derives, as such rotating schedule is determined and implemented by Association on any reasonable basis.

          (B)  SCHEDULE.  Purchaser acknowledges that Association intends to conduct a blind drawing, immediately following the consummation of each and every offering of the class of capital stock of Association from which the right of Purchaser to purchase Lots under this Agreement derives, for purposes of adjusting such rotating schedule as warranted by the resulting changes in the members of Association.

          (C)  AVAILABILITY.  The number of Lots made available to Purchaser and the frequency of availability of such Lots will be based upon Purchaser's proportionate equity interest in Association with respect to the class of capital stock of Association from which the right of Purchaser to purchase Lots
under this Agreement derives.   Purchaser acknowledges that Lots will not be
made available to Purchaser under this Agreement until Qualifying Pigs are produced and available from the facilities constructed or acquired using the proceeds of the issuance of the capital stock of Association (including the capital stock of Association assigned or transferred to Purchaser) from which the right of Purchaser to purchase such Lots under this Agreement derives, and that the number of Lots made available to Purchaser and the frequency of availability of such Lots will be subject to actual production of Qualifying Pigs from all facilities of Association; provided, however, that any increased production of Qualifying Pigs attributable to the addition of a Production Unit constructed or acquired by Association with the proceeds of a facilities expansion loan (and not the proceeds of Association's issuance of capital stock) may be made available by Association exclusively to the provider of such loan, as determined by Association in its discretion. Association shall give notice to Purchaser when a Lot is available for purchase by Purchaser hereunder, which notice shall specify the anticipated number of Qualifying Pigs in such Lot and the scheduled shipment date.

          (D)  EXCESS PRODUCTION.  The production of Qualifying Pigs is anticipated to produce, on a prospective rolling 12-month basis, (i) approximately two and seven-tenths (2.7) Lots of feeder pigs per share of Class A Common Stock of Association owned by members of Association for which Lots are to be made available for purchase hereunder, (ii) approximately two and seven-tenths (2.7) Lots of weaned pigs per share of Class B Common Stock of Association owned by members of Association for which Lots are to be made available for purchase hereunder, and (iii) approximately two and one-tenths (2.1) Lots of weaned pigs per share of Class C Common Stock of Association owned by members of Association for which Lots are to be made available for purchase hereunder. To the extent that the production of pigs exceeds such anticipated production, Association shall either sell such excess production to any person (including a member of Association), at a price as shall be determined by Association in good faith, or retain such excess production for Association's own purposes, in lieu of selling such excess production to the members of Association pursuant to the Pig Purchase Agreements between Association and the members of Association.

     2.   QUALIFYING PIGS.  For purposes of this Agreement, the term "Qualifying

Pig" shall mean an individual pig, of the type (feeder or weaned) to which this Agreement relates, that has the genetic characteristics described in Section 6, that has been managed in accordance with Section 7, and that (a) in the case of weaned pigs, is not utility grade, has a minimum weight of at least six (6) pounds at point in time of delivery, and has a significant likelihood to perform economically and reach market weight efficiently, and (b) in the case of feeder pigs, has a minimum weight of 30 pounds and is free of the following defects (with terms used in reference to defects being given the meaning generally utilized in the swine industry) at the time of loading:

          (i)  uncastrated or freshly castrated males;
          (ii) ruptures, umbilical or scrotal hernia larger than a two-inch diameter;
          (iii)     unthrifty, poor-doing pigs;
          (iv) observable signs of lameness, stiffness, or other locomotor disorders evidenced by swelling or malformed joints;
          (v)  transmissible gastroenteritis;
          (vi) observable abscesses; and
          (vii)     anal prolapse.

     3.   PURCHASE PRICE OF PIGS.

          (A)  PRICE.  The purchase price for each Qualifying Pig purchased by

Purchaser under this Agreement shall be an amount equal to the sum of the following:

          Financing Cost Per Pig, plus
          Operating Cost Per Pig, plus
          Production Margin.

Purchaser acknowledges that Association has constructed or acquired, or is in the process of constructing or acquiring, or both, Production Units as a result of previous offers and sales of shares of its capital stock and that Association from time to time may construct additional Production Units as a result of additional offers and sales of shares of its capital stock. In light of the foregoing, the determination of the Financing Cost Per Pig portion of the purchase price for a Qualifying Pig hereunder shall be made separately with respect to each Lot in relation to the Production Unit(s) that were constructed or acquired using the proceeds of the issuance of the capital stock of Association (including the capital stock of Association assigned or transferred to Purchaser) from which Purchaser's right to purchase such Lot under this Agreement derives.

          (B)  DEFINITIONS.  As used in this Section 3, the following terms shall have the following meanings:

     FINANCING COST PER PIG shall be determined on a prospective rolling 12-month basis and shall mean an amount equal to the quotient of (i) the sum of the required payments of interest and principal (including any scheduled sinking fund payments) to be made during the upcoming 12-month period with respect to Purchaser's Debt, divided by (ii) Pigs Shipped.
     OPERATING COST PER PIG shall be determined on a rolling five-month historical basis and shall mean an amount equal to the quotient of (i) the sum of (A) all direct and indirect production, operating, selling, general, administrative, and other expenses incurred by Association in producing the type of pigs (feeder or weaned) to which this Agreement relates during the five months preceding the then present month of shipment as determined by Association's accountants utilizing generally accepted accounting principles consistently applied (excluding any provision for interest expense or depreciation or amortization of the cost of buildings, equipment, breeding stock or other capitalized costs which were purchased as a result of Purchaser's Debt or as a result of the issuance of any capital stock of Association to any third party), plus (B) the net cash flow cost of all capital expenditures by Association (including any capital sinking fund payments) for production facility and breeding stock improvements and replacements incurred by Association in producing the type of pigs (feeder or weaned) to which this Agreement relates during the five months preceding the then present month of shipment as determined by Association's accountants, divided by (ii) Pigs Shipped. The direct and indirect production and operating expenses attributable to a Production Unit which is in the process of commencing production shall not be included in the determination of Operating Cost Per Pig, and shipments of pigs attributable to such Production Unit shall not be included in Pigs Shipped, until such Production Unit has completed one entire month of full production, shipping pigs in each week thereof. The net cash flow with respect to capital expenditures for production facility and breeding stock improvements and replacements (which net cash flow shall be determined after taking into account the breeding stock and production facility retirements attributable to a Production Unit which is in the process of commencing production) shall not be included in the determination of Operating Cost Per Pig until the respective Production Unit has completed one entire month of full production, shipping pigs in each week thereof. PIGS SHIPPED shall mean (a) for purposes of determining the Operating Cost Per Pig, the total number of Qualifying Pigs produced and shipped from Association over the same five-month period used in determining the Operating Cost Per Pig, and (b) for purposes of determining the Financing Cost Per Pig, the product of (i) Association's total estimated number of Qualifying Pigs to be produced and shipped by Association from all Production Units during the 12-month period used in determining the Financing Cost Per Pig, multiplied by (ii) a fraction, the numerator of which shall be the number of Production Units constructed or acquired by Association with respect to the issuance of the capital stock of Association (including the capital stock of Association assigned or transferred to Purchaser) from which the right of Purchaser to purchase Lots of Qualifying Pigs under this Agreement derives, and the denominator of which shall be the number of Production Units constructed or acquired by Association with respect to all issuances of any class of capital stock of Association. All estimates relating to Pigs Shipped shall be made by Association using such historical data and projections as are available to Association.

     PRODUCTION MARGIN shall mean an amount of up to $4.50, as determined by the Board of Directors of Association, from time to time, in its sole and absolute discretion.

     PRODUCTION UNIT shall mean the land and facilities necessary to house, feed and care for a group of 2,450 sows and the attendant offspring thereof and which land and facilities are used in the production of the type of pigs (feeder or weaned) to which this Agreement relates. A Production Unit may exist on a stand-alone basis or as a part of a multi-Production Unit complex.

     PURCHASER'S DEBT shall mean the greater of: (a) $1,970,000 for each Production Unit constructed or acquired by Association with respect to the issuance of the capital stock of Association (including the capital stock of Association assigned or transferred to Purchaser) from which the right of Purchaser to purchase Lots of Qualifying Pigs under this Agreement derives in the event that this Agreement relates to feeder pigs and $1,600,000 for each such Production Unit in the event that this Agreement relates to weaned pigs, or (b) the sum of (i) the debt incurred by Association for the Production Unit(s) constructed or acquired by Association with respect to the issuance of the capital stock of Association (including the capital stock of Association assigned or transferred to Purchaser) from which the right of Purchaser to purchase Lots of Qualifying Pigs under this Agreement derives, including any debt incurred for purposes of financing the acquisition of land for, and construction or acquisition of, such Production Unit(s), (ii) any debt incurred for the initial working capital requirements with respect to the operation of such Production Unit(s), and (iii) any debt incurred for purposes of refinancing any such debt.

     4.   PAYMENT OF PURCHASE PRICE.  Association shall furnish to Purchaser, at the time Association notifies Purchaser that a Lot is available for purchase by Purchaser hereunder, an estimate of the total purchase price of the Qualifying Pigs included in the Lot, and Purchaser shall, not less than one day prior to the scheduled shipment date as specified in the notice by Association to Purchaser, pay such estimated total purchase price to Association in cash, or by such other means as may be acceptable to Association in its sole and absolute discretion. Association shall have no obligation to commence transportation of such Qualifying Pigs to Purchaser prior to receiving full payment of such estimated total purchase price for such Qualifying Pigs as herein provided. The actual total purchase price of all Qualifying Pigs included in a Lot shall be based upon weight at the time of loading and settlement of any adjustments shall be made within five days following delivery.

     5.   WEIGHT ADJUSTMENT.  The purchase price for each Qualifying Pig as provided in Section 3 is for a Lot of Qualifying Pigs having an average weight of (i) 45 pounds, in the case of feeder pigs, and (ii) between 8 pounds and 12 pounds, in the case of weaned pigs. In the event that this Agreement relates to feeder pigs and the average weight of a Lot of feeder pigs is more or less than 45 pounds, the purchase price for such Lot of feeder pigs is subject to adjustment pursuant to subsection (a) of this Section 5. In the event that this Agreement relates to weaned pigs and the average weight of a Lot of weaned pigs is less than 8 pounds or more than 12 pounds, the purchase price for such Lot of weaned pigs is subject to adjustment pursuant to subsection (b) of this
Section 5.

          (A)  FEEDER PIG PRICE ADJUSTMENT.  In the event that the average weight of the Qualifying Pigs in a Lot of feeder pigs sold to Purchaser exceeds 45 pounds, Purchaser shall pay Association an additional twenty-five cents ($0.25) per pound per Qualifying Pig on the number of pounds (not to exceed five pounds) that the Lot's average shipping weight per feeder pig exceeds 45 pounds, and an additional twenty cents ($0.20) per pound per Qualifying Pig on the number of pounds (not to exceed ten pounds) that the Lot's average shipping weight per feeder pig exceeds 50 pounds. To the extent that the average weight of the Qualifying Pigs in a Lot of feeder pigs sold to Purchaser is less than 45 pounds, twenty-five cents ($0.25) per pound on the number of pounds that the Lot's average shipping weight per feeder pig is less than 45 pounds shall be deducted from the purchase price that Purchaser is to pay to Association for each Qualifying Pig. Purchaser shall have the right to, but shall not be obligated to, purchase a Lot of Qualifying Pigs hereunder at an average weight of less than 35 pounds per feeder pig.

          (B)  WEANED PIG PRICE ADJUSTMENT.  In the event that the average weight of the Qualifying Pigs in a Lot of weaned pigs sold to Purchaser exceeds 12 pounds, Purchaser shall pay Association an additional one dollar ($1.00) per pound per Qualifying Pig on the number of pounds that the Lot's average shipping weight per weaned pig exceeds 12 pounds. To the extent that the average weight of the Qualifying Pigs in a Lot of weaned pigs sold to Purchaser is less than 8 pounds, one dollar ($1.00) per pound on the number of pounds that the Lot's average shipping weight per weaned pig is less than 8 pounds shall be deducted from the purchase price that Purchaser is to pay to Association for each Qualifying Pig. Purchaser shall have the right to, but shall not be obligated to, purchase a Lot of Qualifying Pigs hereunder at an average weight of less than 8 pounds per weaned pig.
     6.   GENETIC QUALITY.  Qualifying Pigs produced by Association will be progeny from genetic stock selected by Association, from time to time, in its sole and absolute discretion. Such selection of such genetic stock will be determined and implemented by Association on a basis that reasonably would be expected to produce Qualifying Pigs that are capable of producing market hogs having carcasses that are responsive to consumer demand and thereby maximize the sales price to be received therefore.

     7.   MANAGEMENT OF HEALTH AND NUTRITION.  Association agrees to comply with the following health and nutrition programs with respect to all pigs to be purchased under this Agreement:

          (a) Association shall dock tails within 48 hours of a pig's birth.

          (b) Association shall castrate male pigs within ten days of the pig's birth.

          (c) Association shall administer all vaccines and antibiotic treatments and perform such other procedures that are reasonably determined by Association to be necessary or advisable with respect to a herd health program.

          (d) Association shall maintain Association's swine free from the pseudorabies virus ("PRV") or any swine disease that would prohibit interstate shipment of pigs produced by Association, or that might otherwise materially impair Purchaser's ability to utilize the pigs to be purchased under this Agreement. If, in the opinion of two veterinarians selected by Association and reasonably acceptable to Purchaser, any of the swine produced by Association or used in the production of pigs for delivery hereunder contracts PRV, Association shall have the opportunity to cure such impairment within a reasonable period of time and to suspend, at any time and from time to time, the sale and purchase of pigs hereunder until such time as said veterinarians determine that PRV no longer exists.

          (e) Association shall use a feeding regimen, feed products, and herd health products developed or marketed by Farmland Industries, Inc., or any of its affiliates.

     8.   RIGHT OF INSPECTION.  Upon reasonable notice to Association, Purchaser or its representative shall have the right to inspect Association's production records to verify the genetic quality and management of nutrition and health programs prescribed by this Agreement during normal business hours.

     9.   ADJUSTMENT FOR NON-QUALIFYING PIGS.  Purchaser shall have the right to inspect Purchaser's Lot of Qualifying Pigs prior to loading. In the event that, after delivery of such Lot, Purchaser believes that any pig was not a Qualifying Pig prior to loading (a "Subject Pig"), Purchaser shall notify Association by telephone of such belief within one (1) business day following delivery as well as promptly notify Association of such belief in the manner provided in Section 19 hereof. Association shall have the right to inspect any and all Subject Pigs in investigation of Purchaser's belief, and thereafter Association and Purchaser shall agree in good faith upon an appropriate adjustment, if any, with respect to such Subject Pigs. Purchaser hereby acknowledges and agrees that such adjustment described above shall be Purchaser's sole and exclusive remedy as against Association arising out of the purchase hereunder of a pig that was not a Qualifying Pig at the time of loading and that the failure of Association to deliver Qualifying Pigs as otherwise required hereunder shall not give rise to a right of Purchaser to terminate this Agreement. Furthermore, in no event shall Purchaser reject delivery of a Lot of pigs hereunder, but in lieu thereof Purchaser shall accept each delivery of a Lot of pigs hereunder and, with respect to any and all pigs that Purchaser believes were not Qualifying Pigs prior to loading, shall comply with the provisions of this Section 9 and, until such adjustment, if any, is agreed upon by Association and Purchaser, shall, at Purchaser's expense, feed, water, treat and care for any and all such pigs as if Purchaser believed such pigs were Qualifying Pigs prior to loading.

     10.  HEALTH PERMITS.  Association shall provide Purchaser, at Association's expense, all health permits necessary to qualify all Qualifying Pigs for interstate shipment.

     11.  WEIGHING CONDITIONS.  All Lots of Qualifying Pigs shall be weighed at

Association's expense at a state-inspected scale in close proximity to Association's production facility. A copy of all scale tickets will be provided to Association and to Purchaser.

     12.  IDENTIFICATION.  Association shall appropriately identify, prior to shipment, all Qualifying Pigs in accordance with the rules that will allow interstate shipment to the states to which the pigs are being shipped.

     13.  TRANSPORTATION OF PIGS.  Qualifying Pigs shall be shipped to Purchaser

FOB shipping point. Association shall at Purchaser's expense arrange for transportation of Qualifying Pigs from any of Association's production facilities as determined by Association; provided, however, that Purchaser shall pay such transportation costs no later than the time of delivery. Trucks shall be thoroughly cleaned and disinfected prior to hauling any pigs from Association's production facilities and after any previously hauled pigs.

     14.  TERM OF AGREEMENT.  The term of this Agreement shall commence on the date first written above and shall continue for 120 months after the month in which the first Lot of Qualifying Pigs is shipped by Association to Purchaser (or Purchaser's direct or indirect assignor or transferor) with respect to each share of the capital stock of Association (including the capital stock of Association assigned or transferred to Purchaser) from which the right of Purchaser to purchase Lots of Qualifying Pigs under this Agreement derives, subject to the following:

          (a) In the event that Purchaser fails to purchase, pay for, and take delivery of any two Lots (as defined herein or in any other agreement between Purchaser and Association) when and as made available to Purchaser in accordance with the terms of this Agreement, or any other Pig Purchase Agreement between Purchaser and Association, this Agreement shall terminate and Association shall have the right to exercise its remedies as provided in Section 17 hereof; provided, however, that in the event Purchaser owns ten or more shares of capital stock of Association, this Agreement shall terminate and Association shall have the right to exercise its remedies as provided in Section 17 hereof only upon Purchaser failing to purchase, pay for, and take delivery of a number of Lots (as defined herein or in any other agreement between Purchaser and Association) when and as made available to Purchaser in accordance with the terms of this Agreement, of any other Pig Purchase Agreement between Purchaser and Association equal to the sum of (i) the quotient (rounded down to the nearest whole number) of
     (A) the number of shares of capital stock owned by Purchaser, divided by
     (B) ten (10), plus (ii) two (2).

          (b) In the event of a material breach of any agreement or covenant of Association contained in this Agreement, Purchaser may give written notice of such breach to Association and, in the event that such breach is not cured within a period (the "Cure Period") of thirty (30) days following such notice of breach by Purchaser to Association, Purchaser shall have the right to terminate this Agreement upon notice to Association, provided that such notice of termination is given by Purchaser to Association within thirty (30) days following the Cure Period.

          (c) If the first Lot of Qualifying Pigs is not shipped to Purchaser hereunder within twenty-four (24) months of the date of this Agreement, Purchaser shall have the right to terminate this Agreement upon notice to Association, provided that such notice of termination is given by Purchaser to Association within three (3) months after the expiration of such twenty-four (24) month period; provided, however, that any such termination shall not terminate or otherwise affect any other Pig Purchase Agreement between Purchaser and Association.

          (d) In the event Purchaser assigns or transfers, in accordance with the Articles of Incorporation and Bylaws of Association, all shares of the capital stock of Association from which Purchaser's right to purchase Lots under this Agreement derives, this Agreement automatically shall terminate.

          (e) This Agreement shall be extended automatically for succeeding and consecutive twelve (12) month terms unless Purchaser gives to Association, not less than twelve (12) months prior to the expiration of the initial term or any extended term hereof, notice that Purchaser desires to terminate this Agreement as of the expiration of such initial or extended term.

Notwithstanding the foregoing, however, the rights of Association to collect damages and to exercise its remedies under Section 17 hereunder shall survive any termination of this Agreement.

     15.  WARRANTIES.  ASSOCIATION MAKES NO WARRANTIES EITHER EXPRESS OR IMPLIED

TO PURCHASER OTHER THAN AS HEREIN EXPRESSLY PROVIDED, AND SPECIFICALLY (A) MAKES NO WARRANTY AS TO ANY SPECIFIC LEVEL OF PERFORMANCE WITH RESPECT TO ANY PIGS SOLD HEREUNDER, AND (B) DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

     16.  FORCE MAJEURE.  Either party to this Agreement shall be relieved of its responsibility and obligations hereunder during any period when performance is commercially impossible because of reasons beyond its control such as, but not limited to, fire, explosion, strike, accident, governmental regulations or intervention, and acts of God.

     17.  DEFAULT BY PURCHASER; GRANT OF SECURITY INTEREST.  Purchaser

acknowledges that the damages suffered by Association in the event of any failure by Purchaser to purchase, pay for, and take delivery of any Lot when and as made available to Purchaser in accordance with the terms hereof shall equal, and Purchaser shall be liable to Association for and shall pay to Association upon demand, the sum of the following: (a) the difference between the price payable by Purchaser hereunder for Qualifying Pigs included in such Lot and the then current market price (as of the scheduled shipment date for such Lot) for Qualifying Pigs as quoted in any independent industry publication or source selected by Association, multiplied by the number of Qualifying Pigs in such Lot that Purchaser has failed to purchase, pay for, and take delivery of, in accordance with the terms hereof; plus (b) administrative and other costs and expenses relating to such Lot, which are hereby agreed to equal the amount of $3,000; plus (c) costs of collection, enforcement, and prosecution of Association's rights and remedies hereunder or otherwise arising, whether or not involving a case, action, or other proceeding before any state or federal court or other body, including, but not limited to, reasonable attorney's fees, collection agency fees, and other costs of collection; provided, however, that to the extent applicable law prohibits collection of attorney's fees and/or costs, this subsection (c) shall be null and void to the extent of such prohibition, except to preserve Association's rights pursuant to 11 U.S.C.
' 506(b). During any period in which Purchaser has been notified that it is obligated to pay an amount for damages pursuant to the immediately preceding sentence and has not paid such amount within three days of such demand, Association shall not make any future Lots available to Purchaser for purchase hereunder or under any other Pig Purchase Agreement between Purchaser and Association until Purchaser has paid such amount. In the event that Purchaser is not made available any Lot for purchase hereunder pursuant to the immediately preceding sentence that Association otherwise would have made available to Purchaser for purchase hereunder, then Purchaser shall be deemed to have failed to purchase, pay for, and take delivery of such Lot, and Purchaser shall be liable for damages with respect to such Lot computed in accordance with the first sentence of this Section. Upon any termination of this Agreement, Purchaser's liability for damages incurred by Association with respect to Purchaser's obligation to purchase, pay for and take delivery of Lots made available to the Purchaser shall be limited to the damages with respect to such Lots computed in accordance with the preceding provisions of this Section 17, and Purchaser shall not be liable for any other damages for the failure to purchase, pay for or take delivery of Lots hereunder after the termination of this Agreement.

     As security for the due and punctual performance of all of Purchaser's obligations under this Agreement, Purchaser hereby pledges and grants to Association, its successors and assigns, a security interest in and lien upon any and all interest (the "Coop Interest") Purchaser now has or hereafter may have in Association, including, without limitation, any capital stock or other rights or interests owned or held by Purchaser, or to which Purchaser is entitled, as a stockholder of Association and any interest of Purchaser in and to any dividends, capital or other credits, patronage or other distributions, or participations arising therefrom. Purchaser shall also deliver and endorse such stock or other certificates and execute and deliver such financing statements and other instruments (including, without limitation, stock powers duly endorsed in blank), and take such other action, as Association may request for purposes of perfecting or protecting the security interest granted under this Section 17. Purchaser represents, warrants and agrees that the pledge of the Coop Interest pursuant to this Section 17 creates a valid and perfected first priority security interest in the Coop Interest in favor of Association, subordinate only to any permissible pledge or other security interest granted by Purchaser to any financial institution for purposes of securing a loan by such financial institution to Purchaser, the proceeds of which are used to finance Purchaser's acquisition of the Coop Interest. Notwithstanding the foregoing, however, Association may release such pledge and grant of a security interest for good cause, as determined in Association's sole and absolute discretion.

     If Purchaser shall be in default under this Agreement, Association may exercise any and all rights and remedies available to Association hereunder, under the Articles of Incorporation or Bylaws of Association, under any applicable Uniform Commercial Code, or otherwise at law or in equity. The rights and remedies afforded to Association hereunder shall be cumulative and in addition to, and not in limitation of, any rights and remedies which Association may otherwise have under the Articles of Incorporation or Bylaws of Association or under applicable law, including any applicable Uniform Commercial Code. The exercise or partial exercise of any right or remedy of Association hereunder or under the Articles of Incorporation or Bylaws of Association or under applicable law shall not preclude or prejudice the further exercise of that right or remedy or the exercise of any other right or remedy of Association. No delay or omission on the part of Association in exercising any right hereunder or otherwise shall operate as a waiver of such right. A waiver on any one occasion shall not be construed as a bar or waiver of any right or remedy on any future occasion.

     18.  ARBITRATION.  In the event of any controversy arising out of or relating to this Agreement, or any breach hereof, other than any controversy arising out of or relating to Section 17 hereof or the exercise of any rights or remedies thereunder, the parties agree to submit the dispute to binding arbitration in accordance with the Commercial Arbitration Rules then in force of the American Arbitration Association. Such arbitration shall be initiated by either party by notifying the other party in writing and requesting a panel of five (5) arbitrators from the American Arbitration Association, which arbitrators shall be individuals skilled in the legal and business aspects of the subject matter of this Agreement and of the dispute. Alternate strikes shall be made to the panel commencing with the party requesting the arbitration until one individual remains. Such individual shall be the arbitrator for the controversy. The party requesting the arbitration shall notify the arbitrator who shall hold a hearing(s) within 60 days of the notice. Any hearing(s) shall take place in Denver, Colorado, or such other location as the parties may agree upon. The arbitrator shall render a decision, including a written opinion in support thereof, within 30 days after the conclusion of the hearing(s), which decision shall be final and binding upon the parties without right of appeal. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Costs of the arbitration will be assessed by the arbitrator against either or both of the parties, and will be paid promptly by the party or parties so assessed.

     19.  NOTICES.  Any notice given or required to be given hereunder shall be deemed to have been effectively given when delivered personally or sent by United States certified or registered mail, return receipt requested, postage prepaid, addressed or transmitted to Association at Alliance Farms Cooperative Association, c/o Farmland Industries, Inc., 3315 North Oak Trafficway, Department 47, Kansas City, Missouri 64116, Attention: Mr. Wayne N. Snyder, and to Purchaser at the address set forth below Purchaser's signature, and/or to such other (or additional) address(es) requested by a notice given in accordance with this Section.

     20.  ENTIRE AGREEMENT.  This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof and supersedes all prior agreements of the parties as to the subject matter hereof; provided, however, any and all other Pig Purchase Agreements between Purchaser and Association, shall not be superseded, modified or otherwise affected by this Agreement. This Agreement may not be modified except in writing, signed by the parties hereto, that specifically references this Agreement.

     21.  ASSIGNMENT.  This Agreement may not be assigned by either party without prior written consent of the other party; provided, however, that Association may assign Association's rights herein and hereto to any lender that may provide financing to Association in connection with the construction of facilities or the operation thereof, or both. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns.

     22.  CONSTRUCTION.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado (without reference to conflict of laws principles) applicable to agreements made and to be performed entirely within such State. The parties hereto hereby agree that if any part, term or provision of this Agreement is held by a court of competent jurisdiction to be illegal or unenforceable or in conflict with any controlling state law, the validity of the remaining parts, terms and provisions of this Agreement shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if this Agreement did not contain the particular part, term or provision held to be illegal or unenforceable or in conflict with any controlling state law. This Agreement and the transactions contemplated hereunder constitute commercial, and not consumer, transactions.

         [The remainder of this page intentionally has been left blank]


     THIS AGREEMENT CONTAINS A BINDING ARBITRATION CLAUSE THAT MAY BE ENFORCED BY THE PARTIES.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective the day and year first above written.

ASSOCIATION:                       PURCHASER:

ALLIANCE FARMS COOPERATIVE
  ASSOCIATION
By:                                By:
Name:                                   Name:
Title:                                  Title:

                                   Purchaser's Address:


   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant is organized under the provisions of article 55 of title 7 of the Colorado Revised Statutes (the "Colorado Cooperative Association Law").
Section 7-55-107.5 of the Colorado Cooperative Association Law provides that cooperative associations shall have the same powers, rights, and obligations and shall be subject to the same limitations as apply to corporations for profit as set forth in article 109 of the Colorado Business Corporation Act. Article 109 of the Colorado Business Corporation Act provides for the indemnification by a corporation of its officers, directors and certain other persons as follows:

     7-109-101.  DEFINITIONS.  As used in this article:

     (1) "Corporation" includes any domestic or foreign entity that is a predecessor of a corporation by reason of a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

     (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic foreign corporation or other person or of an employee benefit plan. A director is considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

     (3) "Expenses" includes counsel fees.

     (4) "Liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.

     (5) "Official capacity" means, when used with respect to a director, the office of director in a corporation and, when used with respect to a person other than a director as contemplated in section 7-109-107, the office in a corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the corporation. "Official capacity" does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

     (6) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

     (7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

     7-109-102. AUTHORITY TO INDEMNIFY DIRECTORS. (1) Except as provided in subsection (4) of this section, a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

          (a) The person conducted himself or herself in good faith; and

          (b) The person reasonably believed:
               (I) In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and

               (II) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and

          (c) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

     (2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (II) of paragraph (b) of subsection (1) of this section. A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of paragraph (a) of subsection (1) of this section.

     (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

     (4) A corporation may not indemnify a director under this section:

          (a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

          (b) In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which the director was adjudged liable on the basis that he or she derived an improper personal benefit.

     (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with proceeding.

     7-109-103. MANDATORY INDEMNIFICATION OF DIRECTORS. Unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

     7-109-104. ADVANCE OF EXPENSES TO DIRECTORS. (1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

          (a) The director furnishes to the corporation a written affirmation of the director's good faith belief that he or she has met the standard of conduct described in section 7-109-102;

          (b) The director furnishes to the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and

          (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

     (2) The undertaking required by paragraph (b) of subsection (1) of this section shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

     (3) Determinations and authorizations of payments under this section shall be made in the manner specified in section 7-109-106.

     7-109-105. COURT-ORDERED INDEMNIFICATION OF DIRECTORS. (1) Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

          (a) If it determines that the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

          (b) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 7-109-102(1) or was adjudged liable in the circumstances described in section 7-109-102(4), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in section 7-109-102(4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

     7-109-106. DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION OF DIRECTORS. (1) A corporation may not indemnify a director under section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in subsection 7-109-102. A corporation shall not advance expenses to a director under section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by section 7-109-104(1)(a) and (1)(b) are received and the determination required by section 7-109-104(1)(c) has been made.

     (2) The determinations required by subsection (1) of this section shall be made:

          (a) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

          (b) If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

     (3) If a quorum cannot be obtained as contemplated in paragraph (a) of subsection (2) of this section, and a committee cannot be established under paragraph (b) of subsection (2) of this section, or, even if a quorum is obtained or a committee is designated, if a majority of directors constituting such quorum or such committee so directs, the determination required to be made by subsection (1) of this section shall be made:

          (a) By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph (a) or (b) of subsection (2) of this section, or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

          (b) By the shareholders.
     (4) Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

     7-109-107.  INDEMNIFICATION OF OFFICERS, EMPLOYEES, FIDUCIARIES, AND
AGENTS.

     (1) Unless otherwise provided in the articles of incorporation:

          (a) An officer is entitled to mandatory indemnification under section 7-109-103, and is entitled to apply for court-ordered indemnification under section 7-109-105, in each case to the same extent as a director;

          (b) A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and

          (c) A corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

     7-109-108. INSURANCE. A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under section 7-109-102, 7-109-103, or 7-109-107. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

     7-109-109. LIMITATION OF INDEMNIFICATION OF DIRECTORS. (1) A provision treating a corporation's indemnification of, or advance of expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract, except an insurance policy, or otherwise, is valid only to the extent the provision is not inconsistent with sections 7-109-101 to 7-109-108. If the articles of incorporation limit indemnification or advance of expenses, indemnification and advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.

     (2) Sections 7-109-101 to 7-109-108 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

     7-109-110. NOTICE TO SHAREHOLDERS OF INDEMNIFICATION OF DIRECTOR. If a corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consent to such action.

     Section 7-55-107(1)(h) of the Colorado Cooperative Association Law provides that a cooperative association has the power:
     If so provided in the articles of incorporation, to eliminate or limit the personal liability of a director to the association or to its members or stockholders for monetary damages for breach of fiduciary duty as a director; except that such provision shall not eliminate or limit the liability of a director for: Any breach of the director's duty of loyalty to the association or its members or stockholders;
     acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director to the association or to its members or stockholders for monetary damages for any act or omission occurring prior to the date when such provision becomes effective.

Article NINTH of the Registrant's Articles of Incorporation (a copy of which is set forth in Exhibits 3.1, 3.1.1, 3.1.2, 3.1.3 and 3.1.4) contains such a provision, in addition to permitting the Registrant to indemnify its directors, officers, employees and agents, or any person who serves at the request of the Registrant as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or other person or of an employee benefit plan, to the fullest extent permitted by the laws of the State of Colorado.

     Article V of the Registrant's Bylaws (a copy of which is set forth in Exhibits 3.2 and 3.2.1) (the "Bylaws") provides that the Registrant shall indemnify officers and directors of the Registrant to the fullest extent permitted by and in the manner permissible under the laws of the State of Colorado. Section 5.8 of the Bylaws also permits the Board of Directors to authorize the Registrant to purchase and maintain insurance against any liability asserted against or incurred by any director, officer, employee, fiduciary or agent of the Company arising out of his or her capacity as such.

     Section 6 of the Agency Agreement (the proposed form of which is set forth in Exhibit 1.1) provides for indemnification of the Registrant and its directors and officers in certain circumstances.

     For more information regarding the Registrant's undertaking to submit to adjudication of the issue of indemnification for violation of the securities laws, see "Undertakings," Item 28 hereof.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets for the various expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts shown are estimates, except the SEC registration fee and the NASD filing fee.

  SEC registration fee                                                 $3,527
  NASD filing fee                                                       1,664
  Printing and engraving                                               10,000
  Legal fees and expenses                                              50,000
  Accounting fees and expenses                                         10,000
  Escrow agent fees                                                     1,575
  Blue Sky fees and expenses (including fees of counsel)               15,000
  Miscellaneous                                                         8,234

  TOTAL                                                              $100,000



ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     In connection with the organization of the Registrant in May, 1994, the Registrant sold one share of its common stock, par value $1 per share (the "Common Stock"), to Farmland Industries, Inc. ("Farmland") for the purchase price of $100. No underwriters were involved in connection with this sale.
This sale was made in reliance upon the exemption from the registration requirements of the Securities Act of 1933 (the "Securities Act") pursuant to
Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.
     In July, 1994, the Registrant sold 25 shares of the Common Stock pursuant to its Confidential Private Placement Memorandum dated May 4, 1994, as supplemented by Supplement No. 1 to the Confidential Private Placement Memorandum dated July 6, 1994, for a cash purchase price of $80,000 per share and, thus, an aggregate purchase price of $2,000,000. No underwriters were involved in connection with this sale. The 25 shares of Common Stock were offered only to producers of agricultural products, associations of such producers, and federations of such associations. Of the 25 shares offered for sale, 5 shares were sold to producers of agricultural products and 20 shares were sold to associations of such producers. This sale of 25 shares of the Common Stock was made in reliance upon the exemption from the registration requirements of the Securities Act pursuant to Rule 506 of the Securities Act. This exemption from registration was available because (i) the 25 shares of the Common Stock was sold to less than 35 purchasers, (ii) the Registrant reasonably believed prior to making any sale of the Common Stock that each purchaser who was not an accredited investor either alone or with his purchaser representative had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of the investment in the Common Stock, (iii) the Registrant furnished to each purchaser that was not an accredited investor the information required by 17 C.F.R. ' 230.502(b)(2) a reasonable time prior to sale, (iv) neither the Registrant nor any person acting on its behalf offered or sold the Common Stock by any form of general solicitation or general advertising, and (v) the Registrant exercised reasonable care to assure that the purchasers of the shares of the Common Stock were not underwriters within the meaning of Section 2(11) of the Securities Act.

     Immediately prior to such sale of 25 shares of the Registrant's Common Stock, the Registrant issued to Farmland 30 shares (in addition to its then one outstanding share) of Common Stock and to Yuma Farmers Milling-Mercantile Cooperative Registrant ("Yuma Cooperative") 12 shares of Common Stock in exchange for their respective equity ownership rights and interests in the Yuma Feeder Pig Limited Liability Company ("Yuma LLC"). Thereupon, Yuma LLC was liquidated, whereby all of the assets and liabilities of Yuma LLC were transferred to the Registrant. Said assets and liabilities have been reflected on the Registrant's financial statements at Yuma LLC's book value, which was equal to approximately $2,946,800. No underwriters were involved in connection with this exchange. This sale was made in reliance upon the exemption from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

ITEM 27.  EXHIBITS

     The following exhibits are filed as part of this Registration Statement:

     Exhibit No.                 Description


  **     1.1      Form of Agency Agreement between
               Interstate/Johnson Lane Corporation and the
               Registrant (filed on May 23, 1997 as Exhibit 1.1 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (No. 333-25501) and incorporated herein by reference)

  **     3.1      Articles of Incorporation (filed on May 23,
               1997 as Exhibit 3.1 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (No. 333-25501) and incorporated herein by reference)

  **     3.1.1 Articles of Amendment (filed on May 23, 1997 as
               Exhibit 3.1.1 to Amendment No. 1 to the
               Registrant's Registration Statement on Form SB-2
               (No. 333-25501) and incorporated herein by reference)

  **     3.1.2 Articles of Amendment (filed on May 23, 1997 as
               Exhibit 3.1.2 to Amendment No. 1 to the
               Registrant's Registration Statement on Form SB-2
               (No. 333-25501) and incorporated herein by reference)

  **     3.1.3 Articles of Amendment (filed on May 23, 1997 as
               Exhibit 3.1.3 to Amendment No. 1 to the
               Registrant's Registration Statement on Form SB-2
               (No. 333-25501) and incorporated herein by reference)

  **     3.1.4 Articles of Amendment (filed on May 23, 1997 as
               Exhibit 3.1.4 to Amendment No. 1 to the
               Registrant's Registration Statement on Form SB-2
               (No. 333-25501) and incorporated herein by reference)

  **     3.2      Amended and Restated Bylaws (filed on May 23,
               1997 as Exhibit 3.2 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (No. 333-25501) and incorporated herein by reference)

  **     3.2.1 Amendments to Amended and Restated Bylaws (filed
               on May 23, 1997 as Exhibit 3.2.1 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (No. 333-25501) and incorporated herein by reference)

  **     4.1      Articles of Incorporation (filed on May 23,
               1997 as Exhibit 3.1 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (No. 333-25501) and incorporated herein by reference)

  **     4.1.1 Articles of Amendment (filed on May 23, 1997 as
               Exhibit 3.1.1 to Amendment No. 1 to the
               Registrant's Registration Statement on Form SB-2
               (No. 333-25501) and incorporated herein by reference)

  **     4.1.2 Articles of Amendment (filed on May 23, 1997 as
               Exhibit 3.1.2 to Amendment No. 1 to the
               Registrant's Registration Statement on Form SB-2
               (No. 333-25501) and incorporated herein by reference)

  **     4.1.3 Articles of Amendment (filed on May 23, 1997 as
               Exhibit 3.1.3 to Amendment No. 1 to the
               Registrant's Registration Statement on Form SB-2
               (No. 333-25501) and incorporated herein by reference)

  **     4.1.4 Articles of Amendment (filed on May 23, 1997 as
               Exhibit 3.1.4 to Amendment No. 1 to the
               Registrant's Registration Statement on Form SB-2 (No. 333-25501) and incorporated herein by reference)
  **     4.2      Amended and Restated Bylaws (filed on May 23,
               1997 as Exhibit 3.2 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (No. 333-25501) and incorporated herein by reference)

  **     4.2.1 Amendments to Amended and Restated Bylaws (filed
               on May 23, 1997 as Exhibit 3.2.1 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (No. 333-25501) and incorporated herein by reference)

  #      4.3      Specimen Form of Certificate Representing
               Membership in the Company and the (Class A) Common Stock (filed on November 7, 1994 as Exhibit 4.3 to the Registrant's Registration Statement on Form SB-2 (No. 33-86068) and incorporated herein by reference)

  *      4.4      Specimen Form of Certificate Representing
               Membership in the Company and the Class B Common Stock (filed on April 18, 1997 as Exhibit 4.4 to the Registrant's Registration Statement on Form SB-2 (No. 333-25501) and incorporated herein by reference)

  **     4.5      Specimen Form of Certificate Representing Membership
               in the Company and the Class C Common Stock (filed on May 23, 1997 as Exhibit 4.15 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (No. 333-25501) and incorporated herein by reference)
  #      4.6      Master Loan Agreement, dated as of March 18,
               1998, between CoBank, ACB and the Registrant
               (filed as Exhibit 10.1 to the Registrant's
               Quarterly Report on Form 10-QSB for the fiscal quarter ended February 28, 1998 and incorporated herein by reference)

  **     5.1      Opinion of Stinson, Mag & Fizzell, P.C.,
               counsel for the Registrant, with respect to the Registrant's (Class A) Common Stock, Class B Common Stock and Class C Common Stock (filed on May 23, 1997 as Exhibit 5.1 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (No. 333-25501) and incorporated herein by reference)

  ***    10.1  Form of Pig Purchase Agreement

  #      10.2  Swine Production Services Agreement, dated July
               13, 1994, between Farmland Industries, Inc. and the Registrant (filed on November 7, 1994 as
               Exhibit 10.2 to the Registrant's Registration
               Statement on Form SB-2 (No. 33-86068) and incorporated herein by reference)

  #      10.2.1   First Amendment to Swine Production Services
               Agreement, dated as of July 26, 1996, between Farmland Industries, Inc. and the Registrant (filed with the Registrant's Quarterly Report on Form 10-QSB for the quarter ended February 28, 1997 as Exhibit 10.1 and incorporated herein by reference)

  *      10.2.2   Second Amendment to Swine Production Services
               Agreement, dated as of April 14, 1997, between Farmland Industries, Inc. and the Registrant (filed on April 18, 1997 as Exhibit 10.2.2 to the Registrant's Registration Statement on Form SB-2 (No. 333-25501) and incorporated herein by reference)

  #      10.3  Feed Purchase Agreement, dated July 13, 1994,
               between the Yuma Farmers Milling-Mercantile
               Cooperative Company of Yuma, Colorado and the
               Registrant (filed on November 7, 1994 as Exhibit
               10.3 to the Registrant's Registration Statement on
               Form SB-2 (No. 33-86068) and incorporated herein by reference)

  #      10.4  Interim Feeder Pig Purchase Agreement, dated July
               13, 1994, between Farmland Industries, Inc. and the Registrant (filed on November 7, 1994 as
               Exhibit 10.4 to the Registrant's Registration
               Statement on Form SB-2 (No. 33-86068) and incorporated herein by reference)

  #      10.4.1   First Amendment to Interim Feeder Pig Purchase
               Agreement, dated July 13, 1994, between Farmland
               Industries, Inc. and the Registrant (filed on
               November 7, 1994 as Exhibit 10.4.1 to the
               Registrant's Registration Statement on Form SB-2
               (No. 33-86068) and incorporated herein by
               reference)
  #      10.5  Interim Feeder Pig Purchase Agreement, dated July
               13, 1994, between the Yuma Farmers Milling-
               Mercantile Cooperative Company of Yuma, Colorado and the Registrant (filed on November 7, 1994 as
               Exhibit 10.5 to the Registrant's Registration
               Statement on Form SB-2 (No. 33-86068) and incorporated herein by reference)

  #      10.5.1   First Amendment to Interim Feeder Pig Purchase
               Agreement, dated July 13, 1994, between the Yuma Farmers Milling-Mercantile Cooperative Company of Yuma, Colorado and the Registrant (filed on November 7, 1994 as Exhibit 10.5.1 to the Registrant's Registration Statement on Form SB-2 (No. 33-86068) and incorporated herein by reference)

  #      10.6  Master Loan Agreement, dated as of March 18, 1998,
               between CoBank, ACB and the Registrant (filed as Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended
               February 28, 1998 and incorporated herein by reference)

  #      10.7  The Registrant's Promissory Note, dated  August
               30, 1995, to Farmland Industries, Inc. (filed with the Registrant's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1995 as
               Exhibit 10-16 and incorporated herein by reference.

  #      10.8  Camborough-22 Closed Herd Multiplier Agreement,
               dated March 1, 1996, between Pig Improvement
               Company, Inc. and the Registrant (filed with the Registrant's Quarterly Report on Form 10-QSB for the quarter ended February 28, 1997 as Exhibit
               10.2 and incorporated herein by reference)

  #      10.9  Option Contract, dated November 20, 1996, between
               Bill L. Bailey and Norma Jean Bailey, and the
               Registrant (filed with the Registrant's Quarterly
               Report on Form 10-QSB for the quarter ended
               February 28, 1997 as Exhibit 10.3 and incorporated herein by reference)

  ***    10.10 Loan Agreement, dated as of May 1, 1998, between
               the Registrant and Farmland Industries, Inc.

  ***    10.11 Excess Weaned Pig Purchase Agreement, dated as of
               May 1, 1998, between the Registrant and Farmland
               Industries, Inc.

  **     10.12 Colorado Breeding Farm Side Agreement, dated April
               11, 1997, between the Registrant and Farmland Industries, Inc. (filed on May 23, 1997 as Exhibit
               10.35 to Amendment No. 1 to the Registrant's
               Registration Statement on Form SB-2 (No. 333-25501) and incorporated herein by reference)

  **     10.13 Colorado Breeding Farm Agreement, dated April 11,
               1997, between the Registrant, G & G Pork
               Producers, LLC and Farmland Industries, Inc.
               (filed on May 23, 1997 as Exhibit 10.36 to
               Amendment No. 1 to the Registrant's Registration
               Statement on Form SB-2 (No. 333-25501) and incorporated herein by reference)

  **     10.14 Colorado Breeding Farm Agreement, dated April 21,
               1997, between the Registrant, Triple R and
               Farmland Industries, Inc. (filed on May 23, 1997 as Exhibit 10.37 to Amendment No. 1 to the
               Registrant's Registration Statement on Form SB-2
               (No. 333-25501) and incorporated herein by reference)

  ***    23.1  Consent of KPMG Peat Marwick LLP, the Registrant's
               Independent Public Accountant

  **     23.2  Consent of Stinson, Mag & Fizzell, P.C., the
               Registrant's counsel, is contained in the Opinion of Counsel filed as Exhibit 5.1 (filed on May 23,
               1997 as Exhibit 5.1 to Amendment No. 1 to the
               Registrant's Registration Statement on Form SB-2
               (No. 333-25501) and incorporated herein by reference)

  *      24.1  Power of Attorney (included on the signature page
               to this Registration Statement filed on April 18,
               1997)

  #      99.1  Escrow Agreement, dated as of February 17, 1995,
               among the Registrant, Doug Brown,
               Interstate/Johnson Lane Corporation and
               NationsBank, N.A. (Mid-West) (formerly Boatmen's
               National Bank) (filed on February 22, 1995 as
               Exhibit 99.1 to Amendment No. 2 to the
               Registrant's Registration Statement on Form SB-2
               (No. 33-86068) and incorporated herein by reference)

  *      99.1.1   Amendment to Escrow Agreement, dated as of
               January 31, 1997, among the Registrant, Doug
               Brown, Interstate/Johnson Lane Corporation and NationsBank, N.A. (Mid-West) (formerly Boatmen's National Bank) (filed on April 18, 1997 as Exhibit
               99.1.1 to the Registrant's Registration Statement on Form SB-2 (No. 333-25501) and incorporated herein by reference)

  ***    99.1.2   Agreement of Resignation, Appointment and
               Acceptance, dated as of August 25, 1997, among the Registrant, Doug Brown, Interstate/Johnson Lane Corporation and NationsBank, N.A., and The Bank of New York.

  ***    99.2  Form of Subscription Agreement
  _____________________________
  * Filed with the original filing of Registration Statement No. 333-25501 on April 18, 1997.

  **     Filed with Amendment No. 1 to Registration Statement No. 333-25501 on
May 23, 1997.

  ***    Filed herewith.

  #      Documents filed as exhibits to previous filings of the Registrant under the Securities Act of 1993 or the Securities Exchange Act of 1934 and incorporated herein by reference.

ITEM 28.  UNDERTAKINGS
  A.  The undersigned registrant hereby undertakes that it will:

       (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and
            (iii) Include any additional or changed material information on the plan of distribution.

       (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

       (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

  B. The undersigned registrant hereby undertakes that, if it is registering equity securities for sale in an underwritten offering, it will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

  C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 24 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Kansas City, State of Missouri, on October 6, 1998.

               ALLIANCE FARMS COOPERATIVE ASSOCIATION


               By: ____/s/____________________________________
                    Wayne N. Snyder, President

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature and Title                                         Date

/s/
                                                      October 6, 1998
Wayne N. Snyder
Chairman of the Board, President
and Director (Principal Executive Officer and Principal
Financial and Accounting Officer)


*                                                     October 6, 1998


Doug Brown
Treasurer, Secretary and Director


*                                                     October 6, 1998


Merl Daniel
Director


                                                      October 6, 1998

Larry Welsh
Director


*                                                     October 6, 1998


Loren Keppy
Director



       *    By    /s/

           Wayne N. Snyder
           Attorney-in-fact
                                 EXHIBIT INDEX

   Exhibit No.                   Description                            Page


  **     1.1      Form of Agency Agreement between
               Interstate/Johnson Lane Corporation and the
               Registrant (filed on May 23, 1997 as Exhibit 1.1 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (No. 333-25501) and incorporated herein by reference)

  **     3.1      Articles of Incorporation (filed on May 23,
               1997 as Exhibit 3.1 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (No. 333-25501) and incorporated herein by reference)

  **     3.1.1 Articles of Amendment (filed on May 23, 1997 as
               Exhibit 3.1.1 to Amendment No. 1 to the
               Registrant's Registration Statement on Form SB-2
               (No. 333-25501) and incorporated herein by reference)

  **     3.1.2 Articles of Amendment (filed on May 23, 1997 as
               Exhibit 3.1.2 to Amendment No. 1 to the
               Registrant's Registration Statement on Form SB-2
               (No. 333-25501) and incorporated herein by reference)

  **     3.1.3 Articles of Amendment (filed on May 23, 1997 as
               Exhibit 3.1.3 to Amendment No. 1 to the
               Registrant's Registration Statement on Form SB-2
               (No. 333-25501) and incorporated herein by reference)

  **     3.1.4 Articles of Amendment (filed on May 23, 1997 as
               Exhibit 3.1.4 to Amendment No. 1 to the
               Registrant's Registration Statement on Form SB-2
               (No. 333-25501) and incorporated herein by reference)

  **     3.2      Amended and Restated Bylaws (filed on May 23,
               1997 as Exhibit 3.2 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (No. 333-25501) and incorporated herein by reference)

  **     3.2.1 Amendments to Amended and Restated Bylaws (filed
               on May 23, 1997 as Exhibit 3.2.1 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (No. 333-25501) and incorporated herein by reference)

  **     4.1      Articles of Incorporation (filed on May 23,
               1997 as Exhibit 3.1 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (No. 333-25501) and incorporated herein by reference)

  **     4.1.1 Articles of Amendment (filed on May 23, 1997 as
               Exhibit 3.1.1 to Amendment No. 1 to the
               Registrant's Registration Statement on Form SB-2
               (No. 333-25501) and incorporated herein by reference)

  **     4.1.2 Articles of Amendment (filed on May 23, 1997 as
               Exhibit 3.1.2 to Amendment No. 1 to the
               Registrant's Registration Statement on Form SB-2
               (No. 333-25501) and incorporated herein by reference)

  **     4.1.3 Articles of Amendment (filed on May 23, 1997 as
               Exhibit 3.1.3 to Amendment No. 1 to the
               Registrant's Registration Statement on Form SB-2
               (No. 333-25501) and incorporated herein by reference)

  **     4.1.4 Articles of Amendment (filed on May 23, 1997 as
               Exhibit 3.1.4 to Amendment No. 1 to the
               Registrant's Registration Statement on Form SB-2
               (No. 333-25501) and incorporated herein by reference)

  **     4.2      Amended and Restated Bylaws (filed on May 23,
               1997 as Exhibit 3.2 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (No. 333-25501) and incorporated herein by reference)

  **     4.2.1 Amendments to Amended and Restated Bylaws (filed
               on May 23, 1997 as Exhibit 3.2.1 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (No. 333-25501) and incorporated herein by reference)

  #      4.3      Specimen Form of Certificate Representing
               Membership in the Company and the (Class A) Common Stock (filed on November 7, 1994 as Exhibit 4.3 to the Registrant's Registration Statement on Form SB-2 (No. 33-86068) and incorporated herein by reference)

  *      4.4      Specimen Form of Certificate Representing
               Membership in the Company and the Class B Common Stock (filed on April 18, 1997 as Exhibit 4.4 to the Registrant's Registration Statement on Form SB-2 (No. 333-25501) and incorporated herein by reference)

  **     4.5      Specimen Form of Certificate Representing Membership
               in the Company and the Class C Common Stock (filed on May 23, 1997 as Exhibit 4.15 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (No. 333-25501) and incorporated herein by reference)

  #      4.6      Master Loan Agreement, dated as of March 18,
               1998, between CoBank, ACB and the Registrant
               (filed as Exhibit 10.1 to the Registrant's
               Quarterly Report on Form 10-QSB for the fiscal quarter ended February 28, 1998 and incorporated herein by reference)

  **     5.1      Opinion of Stinson, Mag & Fizzell, P.C.,
               counsel for the Registrant, with respect to the Registrant's (Class A) Common Stock, Class B Common Stock and Class C Common Stock (filed on May 23, 1997 as Exhibit 5.1 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (No. 333-25501) and incorporated herein by reference)

  ***    10.1  Form of Pig Purchase Agreement

  #      10.2  Swine Production Services Agreement, dated July
               13, 1994, between Farmland Industries, Inc. and the Registrant (filed on November 7, 1994 as
               Exhibit 10.2 to the Registrant's Registration
               Statement on Form SB-2 (No. 33-86068) and incorporated herein by reference)

  #      10.2.1   First Amendment to Swine Production Services
               Agreement, dated as of July 26, 1996, between Farmland Industries, Inc. and the Registrant (filed with the Registrant's Quarterly Report on Form 10-QSB for the quarter ended February 28, 1997 as Exhibit 10.1 and incorporated herein by reference)

  *      10.2.2   Second Amendment to Swine Production Services
               Agreement, dated as of April 14, 1997, between Farmland Industries, Inc. and the Registrant (filed on April 18, 1997 as Exhibit 10.2.2 to the Registrant's Registration Statement on Form SB-2 (No. 333-25501) and incorporated herein by reference)

  #      10.3  Feed Purchase Agreement, dated July 13, 1994,
               between the Yuma Farmers Milling-Mercantile
               Cooperative Company of Yuma, Colorado and the
               Registrant (filed on November 7, 1994 as Exhibit
               10.3 to the Registrant's Registration Statement on
               Form SB-2 (No. 33-86068) and incorporated herein by reference)

  #      10.4  Interim Feeder Pig Purchase Agreement, dated July
               13, 1994, between Farmland Industries, Inc. and the Registrant (filed on November 7, 1994 as
               Exhibit 10.4 to the Registrant's Registration
               Statement on Form SB-2 (No. 33-86068) and incorporated herein by reference)

  #      10.4.1   First Amendment to Interim Feeder Pig Purchase
               Agreement, dated July 13, 1994, between Farmland Industries, Inc. and the Registrant (filed on November 7, 1994 as Exhibit 10.4.1 to the Registrant's Registration Statement on Form SB-2 (No. 33-86068) and incorporated herein by reference)

  #      10.5  Interim Feeder Pig Purchase Agreement, dated July
               13, 1994, between the Yuma Farmers Milling-
               Mercantile Cooperative Company of Yuma, Colorado and the Registrant (filed on November 7, 1994 as
               Exhibit 10.5 to the Registrant's Registration
               Statement on Form SB-2 (No. 33-86068) and incorporated herein by reference)

  #      10.5.1   First Amendment to Interim Feeder Pig Purchase
               Agreement, dated July 13, 1994, between the Yuma Farmers Milling-Mercantile Cooperative Company of Yuma, Colorado and the Registrant (filed on November 7, 1994 as Exhibit 10.5.1 to the Registrant's Registration Statement on Form SB-2 (No. 33-86068) and incorporated herein by reference)

  #      10.6  Master Loan Agreement, dated as of March 18, 1998,
               between CoBank, ACB and the Registrant (filed as Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended
               February 28, 1998 and incorporated herein by reference)

  #      10.7  The Registrant's Promissory Note, dated  August
               30, 1995, to Farmland Industries, Inc. (filed with the Registrant's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1995 as
               Exhibit 10-16 and incorporated herein by reference.

  #      10.8  Camborough-22 Closed Herd Multiplier Agreement,
               dated March 1, 1996, between Pig Improvement
               Company, Inc. and the Registrant (filed with the Registrant's Quarterly Report on Form 10-QSB for the quarter ended February 28, 1997 as Exhibit
               10.2 and incorporated herein by reference)

  #      10.9  Option Contract, dated November 20, 1996, between
               Bill L. Bailey and Norma Jean Bailey, and the
               Registrant (filed with the Registrant's Quarterly
               Report on Form 10-QSB for the quarter ended
               February 28, 1997 as Exhibit 10.3 and incorporated herein by reference)

  ***    10.10 Loan Agreement, dated as of May 1, 1998, between
               the Registrant and Farmland Industries, Inc.
  ***    10.11 Excess Weaned Pig Purchase Agreement, dated as of
               May 1, 1998, between the Registrant and Farmland
               Industries, Inc.

  **     10.12 Colorado Breeding Farm Side Agreement, dated April
               11, 1997, between the Registrant and Farmland Industries, Inc. (filed on May 23, 1997 as Exhibit
               10.35 to Amendment No. 1 to the Registrant's
               Registration Statement on Form SB-2 (No. 333-25501) and incorporated herein by reference)

  **     10.13 Colorado Breeding Farm Agreement, dated April 11,
               1997, between the Registrant, G & G Pork
               Producers, LLC and Farmland Industries, Inc.
               (filed on May 23, 1997 as Exhibit 10.36 to
               Amendment No. 1 to the Registrant's Registration
               Statement on Form SB-2 (No. 333-25501) and incorporated herein by reference)

  **     10.14 Colorado Breeding Farm Agreement, dated April 21,
               1997, between the Registrant, Triple R and
               Farmland Industries, Inc. (filed on May 23, 1997 as Exhibit 10.37 to Amendment No. 1 to the
               Registrant's Registration Statement on Form SB-2
               (No. 333-25501) and incorporated herein by reference)

  ***    23.1  Consent of KPMG Peat Marwick LLP, the Registrant's
               Independent Public Accountant

  **     23.2  Consent of Stinson, Mag & Fizzell, P.C., the
               Registrant's counsel, is contained in the Opinion of Counsel filed as Exhibit 5.1 (filed on May 23,
               1997 as Exhibit 5.1 to Amendment No. 1 to the
               Registrant's Registration Statement on Form SB-2
               (No. 333-25501) and incorporated herein by reference)

  *      24.1  Power of Attorney (included on the signature page
               to this Registration Statement filed on April 18,
               1997)

  #      99.1  Escrow Agreement, dated as of February 17, 1995,
               among the Registrant, Doug Brown,
               Interstate/Johnson Lane Corporation and
               NationsBank, N.A. (Mid-West) (formerly Boatmen's
               National Bank) (filed on February 22, 1995 as
               Exhibit 99.1 to Amendment No. 2 to the
               Registrant's Registration Statement on Form SB-2
               (No. 33-86068) and incorporated herein by reference)

  *      99.1.1   Amendment to Escrow Agreement, dated as of
               January 31, 1997, among the Registrant, Doug
               Brown, Interstate/Johnson Lane Corporation and NationsBank, N.A. (Mid-West) (formerly Boatmen's National Bank) (filed on April 18, 1997 as Exhibit
               99.1.1 to the Registrant's Registration Statement on Form SB-2 (No. 333-25501) and incorporated herein by reference)

  ***    99.1.2   Agreement of Resignation, Appointment and
               Acceptance, dated as of August 25, 1997, among the Registrant, Doug Brown, Interstate/Johnson Lane Corporation and NationsBank, N.A., and The Bank of New York.

  ***    99.2  Form of Subscription Agreement
  _____________________________
  * Filed with the original filing of Registration Statement No. 333-25501 on April 18, 1997.

  **     Filed with Amendment No. 1 to Registration Statement No. 333-25501 on
May 23, 1997.

  ***    Filed herewith.

  #      Documents filed as exhibits to previous filings of the Registrant under the Securities Act of 1993 or the Securities Exchange Act of 1934 and incorporated herein by reference.